 As filed with the Securities and Exchange Commission on September 7, 2001

                                                      Registration No. 333-91093

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 3

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC
    (Exact name of registrant as specified in its certificate of formation)

                Delaware                               76-0624152
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)              Identification No.)

             1111 Louisiana                         Hugh Rice Kelly
               Suite 4400                            1111 Louisiana
          Houston, Texas 77002                    Houston, Texas 77002
             (713) 207-8272                          (713) 207-3000
   (Address, including zip code, and    (Name, address, including zip code, and
 telephone number, including area code,  telephone number, including area code,
  of registrant's principal executive            of agent for service)
                offices)

                                   Copies to:
                                ---------------

   Christopher J. Kell         Margo S. Scholin            Kevin P. Lewis
  Skadden, Arps, Slate,       Baker Botts L.L.P.       Vinson & Elkins L.L.P.
         Meagher                 910 Louisiana          3600 First City Tower
       & Flom LLP               One Shell Plaza          1001 Fannin Street
    Four Times Square        Houston, Texas 77002-      Houston, Texas 77002
   New York, New York                4995                  (713) 758-2222
       10036-6522               (713) 229-1234
     (212) 735-2160

                                ---------------

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined by market conditions.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement and the prospectus is not       +
+complete and may be changed. The issuer may not sell these securities until + +the registration statement filed with the Securities and Exchange Commission + +is effective. This prospectus supplement and the prospectus are not an offer + +to sell these securities and they are not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              Subject to completion, dated September 7, 2001.


PROSPECTUS SUPPLEMENT
(To prospectus dated        , 2001)

                   Reliant Energy Transition Bond Company LLC
                                     Issuer

                           $748,897,000 (Approximate)
                        Transition Bonds, Series 2001-1

                          Reliant Energy, Incorporated
                              Seller and Servicer
                                  ----------

                                       Price               Proceeds
                 Initial      Interest   to   Underwriting  to the  Scheduled Final     Final
   Class    Principal Balance   Rate   Public   Discount    Issuer   Payment Date   Maturity Date
   -----    ----------------- -------- ------ ------------ -------- --------------- -------------






     The total price to the public is $     . The
 total amount of the underwriting discounts is
 $       . The total amount of proceeds to the
 issuer before deduction of expenses (estimated to
 be $             ) is $          .

                                  ----------

    Investing in the series 2001-1 transition bonds involves risks that are described in the "Risk Factors" section beginning on page 18 of the prospectus.

    The series 2001-1 transition bonds represent obligations of the issuer, Reliant Energy Transition Bond Company LLC, and are secured only by the assets of the issuer, consisting principally of the transition property, which includes the irrevocable right to impose, collect and receive from retail electric customers, through a transition charge, amounts sufficient to make payments on the series 2001-1 transition bonds, as described further in this prospectus supplement and the prospectus. Reliant Energy, Incorporated and its affiliates, other than the issuer, are not liable for any payments on the series 2001-1 transition bonds.

    There currently is no secondary market for the series 2001-1 transition bonds, and we cannot assure you that one will develop.

    All matters relating to the structuring and pricing of the series 2001-1 transition bonds have been considered jointly by Reliant Energy and the designated personnel of the Public Utility Commission of Texas and its financial advisor. The financial advisor to the Public Utility Commission of Texas is

                              Saber Partners, LLC

    Additional information is contained in the prospectus. You should read this prospectus supplement and the prospectus carefully before you invest in the series 2001-1 transition bonds. This prospectus supplement may not be used to offer or sell the series 2001-1 transition bonds unless accompanied by the prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

     The underwriters expect to deliver the series
 2001-1 transition bonds through the book-entry
 facilities of The Depository Trust Company against
 payment in New York, New York on           , 2001.

                                  ----------

Merrill Lynch & Co.
                            Bear, Stearns & Co. Inc.
                                 Goldman, Sachs & Co.
Banc One Capital Markets, Inc.
           Credit Suisse First Boston
                      Lehman Brothers
                                                      Loop Capital Markets, LLC.

                                  ----------

             The date of this prospectus supplement is      , 2001.

                               Table of Contents

                             Prospectus Supplement


Where You Can Find Information About This Offering........................  S-1
Summary of Terms..........................................................  S-2
The Series 2001-1 Transition Bonds........................................  S-4
  The Collateral..........................................................  S-4
  The Transition Property.................................................  S-5
  Retail Electric Providers...............................................  S-5
  Texas Electric Choice Plan..............................................  S-6
  Payment and Record Dates and Payment Sources............................  S-6
  Interest Payments.......................................................  S-6
  Principal Payments......................................................  S-7
  Distribution Following Acceleration.....................................  S-8
  Optional Redemption.....................................................  S-9
Credit Enhancement........................................................  S-9
  Periodic Adjustments of the Transition Charges..........................  S-9
  Collection Account and Subaccounts......................................  S-9
The Transition Charges.................................................... S-11
Underwriting the Series 2001-1 Transition Bonds........................... S-12
  The Underwriters' Sales Price for the Series 2001-1 Transition Bonds.... S-12
  No Assurance as to Resale Price or Resale Liquidity for the Series 2001-
   1 Transition Bonds..................................................... S-12
  Various Types of Underwriter Transactions That May Affect the Price of
   the Series 2001-1 Transition Bonds..................................... S-12
Ratings for the Series 2001-1 Transition Bonds............................ S-13

                                   Prospectus

About This Prospectus.....................................................    6
Cautionary Statement Regarding Forward-Looking Information................    7
Where You Can Find More Information.......................................    8
Prospectus Summary........................................................    9
Risk Factors..............................................................   18
Reliant Energy............................................................   35
The Texas Electric Choice Plan............................................   37
Reliant Energy's Financing Order..........................................   42
Retail Electric Providers.................................................   44
The Servicer of the Transition Property...................................   48
The Issuer................................................................   57
Use of Proceeds...........................................................   60
The Transition Bonds......................................................   60
Weighted Average Life and Yield Considerations for the Transition Bonds...   67
The Sale Agreement........................................................   68
The Servicing Agreement...................................................   74
The Indenture.............................................................   83
How a Bankruptcy May Affect Your Investment...............................  100
Material Federal Income Tax Consequences for the Transition Bondholders...  104
ERISA Considerations......................................................  107
Plan of Distribution for the Transition Bonds.............................  110
Ratings for the Transition Bonds..........................................  111
Legal Matters.............................................................  111
Experts...................................................................  111
Appendix A--Glossary of Defined Terms.....................................  A-1
Index to Financial Statements of Reliant Energy Transition Bond Company
 LLC......................................................................  F-1

               WHERE YOU CAN FIND INFORMATION ABOUT THIS OFFERING

      This prospectus supplement and the prospectus provide information about us, Reliant Energy and the transition bonds. This prospectus supplement describes the specific terms of the series 2001-1 transition bonds. The prospectus describes terms that apply to all series of the transition bonds.

      References in this prospectus supplement and the prospectus to the terms "we," "us," "our" or "the issuer" mean Reliant Energy Transition Bond Company LLC. References to "Reliant Energy" or "the seller" mean Reliant Energy, Incorporated. You can find a glossary of some of the other defined terms we use in this prospectus supplement and the prospectus on page A-1 of the prospectus.

      We have included cross-references to sections in this prospectus supplement and the prospectus where you can find further related discussions. You can also find references to key topics in the table of contents on the previous page.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the series 2001-1 transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

                                SUMMARY OF TERMS

      The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the prospectus. To understand all of the terms of the offering of the series 2001-1 transition bonds, carefully read this entire document and the prospectus.

Securities offered:           $   Transition Bonds, Series 2001-1

Issuer: Reliant Energy Transition Bond Company LLC, a direct wholly owned subsidiary of Reliant Energy and a limited liability company formed under Delaware law. We were formed solely to purchase the transition property, to issue one or more series of the transition bonds secured by the transition property and to perform any activity incidental thereto.

Issuer's address:             1111 Louisiana, Suite 4400, Houston, Texas 77002

Issuer's telephone number:    (713) 207-8272

Seller: Reliant Energy, Incorporated, a diversified international energy services company incorporated under Texas law. As of August 1, 2001, Reliant Energy HL&P, Reliant Energy's electric utility division, provided electric utility services to approximately 1.7 million retail electric customers in the City of Houston, Texas, and surrounding areas of the Texas Gulf Coast.

Reliant Energy's address:     1111 Louisiana, Houston, Texas 77002

Reliant Energy's telephone    (713) 207-3000
number:


The servicer of the
transition property:          Reliant Energy, acting as servicer, and any
                              successor servicer, referred to in this
                              prospectus supplement and the prospectus as the "servicer," will service the transition property under a servicing agreement with us, pursuant to which it will initially bill and collect transition charges from Reliant Energy's retail electric customers. Beginning in January 2002, the servicer will bill and collect transition charges from retail electric providers who will in turn bill and collect the transition charges from their retail electric customers in Reliant
                              Energy's service territory. Reliant Energy will be entitled to an annual servicing fee of 0.05% of the initial principal balance of the series
                              2001-1 transition bonds.


Trustee:                      Bankers Trust Company

Issuance date:                September   , 2001

Collateral:                   The series 2001-1 transition bonds are secured
                              primarily by the transition property, which includes the irrevocable right to recover, through the non-bypassable transition charges payable by retail electric customers within Reliant Energy's certificated service area as it existed on May 1, 1999, the qualified costs of Reliant Energy authorized in the financing order.

Anticipated ratings:          S&P--AAA
                              Fitch--AAA
                              Moody's--Aaa

Credit enhancement:           Periodic adjustments to the transition charges
                              and a collection account divided into subaccounts including the overcollateralization subaccount
                              (0.50% of the initial principal balance of the series 2001-1 transition bonds funded ratably over time), the capital subaccount (0.50% of the initial principal balance of the series 2001-1 transition bonds funded on the issuance date), and the reserve subaccount, which will hold excess collections of transition charges and certain excess investment earnings.

Payment dates:                March 15 and September 15 of each year beginning
                              March 15, 2002, or, if not a business day, the next business day.

Optional redemption:          The series 2001-1 transition bonds are subject to
                              optional redemption in whole by us after the aggregate outstanding principal balance of the series 2001-1 transition bonds has been reduced to less than or equal to 5% of the initial principal balance.

Record date:                  Close of business on the business day prior to
                              any payment date.

Clearance and settlement:     DTC/Clearstream/Euroclear

Minimum denominations:        $1,000, except for one series 2001-1 transition
                              bond of each class that may be of a smaller denomination.

Risk factors:                 You should carefully consider the risk factors
                              beginning on page 18 of the prospectus before you invest in the series 2001-1 transition bonds.

                       THE SERIES 2001-1 TRANSITION BONDS

      We will issue the series 2001-1 transition bonds under an indenture we will enter into with Bankers Trust Company, as trustee, referred to in this prospectus supplement and the prospectus as the "trustee." We will issue the series 2001-1 transition bonds in denominations of integral multiples of $1,000, except that we may issue one transition bond in each class in a smaller
denomination. The series 2001-1 transition bonds will consist of     classes.
The initial principal balance, scheduled final payment date, final maturity date and interest rate for each class of the series 2001-1 transition bonds are stated in Table 1 below.

                                    Table 1

            Initial Class         Scheduled Final           Final           Interest
Class     Principal Balance        Payment Date         Maturity Date         Rate
-----     -----------------       ---------------       -------------       --------






      The scheduled final payment date for each class of the series 2001-1 transition bonds is the date when the outstanding principal balance of that class will be reduced to zero if we make payments according to the expected amortization schedule for that class. The final maturity date for each class of the series 2001-1 transition bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding series 2001-1 transition bonds of that class. The failure to pay principal of any class of series 2001-1 transition bonds on or prior to the final maturity date for that class is an event of default. Please refer to "The Indenture--What Constitutes an Event of Default on the Transition Bonds" in the prospectus.

The Collateral

      The series 2001-1 transition bonds will be secured under the indenture by the indenture's trust estate. The indenture's trust estate consists of:

    . the transition property, which is a property right created under the Texas Electric Choice Plan enacted by the Texas legislature in June 1999 and the financing order issued on May 31, 2000 (which is referred to within this prospectus supplement and the prospectus as the "financing order") by the Public Utility Commission of Texas, which is referred to in this prospectus supplement and the prospectus as the "Texas commission,"

    . our rights under the sale agreement pursuant to which we will acquire the transition property, and the administration agreement,

    . all bills of sale delivered by Reliant Energy pursuant to the sale agreement,

    . our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

    . the collection account and all subaccounts of the collection account,

    . all of our other property, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

    . all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

    . all payments on or under and all proceeds in respect of any or all of the foregoing.

The Transition Property

      In general terms, all of the rights and interests of Reliant Energy under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement and the prospectus as the "transition property." The transition property includes the irrevocable right to impose, collect and receive, through the transition charges payable by retail electric customers within Reliant Energy's certificated service area as it existed on May 1, 1999, an amount sufficient to recover the qualified costs of Reliant Energy authorized in the financing order, including the right to receive transition charges in amounts and at times sufficient to pay principal and interest and to make other deposits in connection with the series 2001-1 transition bonds. All revenues and collections resulting from transition charges are part of the transition property. In this prospectus supplement and the prospectus, we refer to Reliant Energy's certificated service area as it existed on May 1, 1999 as "Reliant Energy's service territory." Reliant Energy's qualified costs authorized in the financing order approving the issuance of the series 2001-1 transition bonds include:

    . certain of Reliant Energy's generation-related regulatory assets, as determined in the financing order, and

    . certain costs of issuing, supporting and servicing the series 2001-1 transition bonds.

The transition property is described in more detail under "The Sale Agreement-- Reliant Energy's Sale and Assignment of the Transition Property" in the prospectus.

      We will purchase the transition property from Reliant Energy to support
the issuance of up to $     million in principal amount of the series 2001-1
transition bonds. Prior to January 2002, the servicer will collect the transition charges from retail electric customers within Reliant Energy's service territory on our behalf. Beginning in January 2002, or in limited circumstances sooner, retail electric customers in Reliant Energy's service territory will purchase electricity and related services from retail electric providers, rather than from electric utilities. Please refer to "The Texas Electric Choice Plan--The Texas Electric Choice Plan's General Effect on the Electric Utility Industry in Texas--Retail Competition" in the prospectus. One or more of these retail electric providers will be affiliates of Reliant Energy. Each retail electric provider will include the transition charges in its bill to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. Each retail electric provider, however, will be required to provide annual written notice to its customers that transition charges have been included in the customers' bills. The retail electric providers will be obligated to remit payments of transition charges, less an allowance for charge-offs of delinquent customer accounts, to the servicer, whether or not collected from retail electric customers. The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer, but will have certain rights against the retail electric provider. Please refer to "Retail Electric Providers" in the prospectus. For information on how electric service to retail electric customers may be terminated, see "Risk Factors--Servicing Risks--Limits on rights to terminate service may make it more difficult to collect the transition charges" in the prospectus. Because the amount of transition charge collections will largely depend on the amount of electricity consumed by customers within Reliant Energy's service territory, the amount of collections may vary substantially from year to year. Please refer to "The Servicer of the Transition Property" in the prospectus.


Retail Electric Providers

      Under the Texas Electric Choice Plan, beginning in January 2002, electric utilities, including Reliant Energy, will cease selling electricity to their retail customers, and only retail electric providers who are not engaged in electric generation or transmission and distribution of electricity will be allowed to sell electricity to retail customers. Each retail customer will choose a retail electric provider from among those who have been certified under standards set by the Texas commission. The retail electric providers in Reliant Energy's service territory will include one or more entities owned by Reliant Resources, Inc., which is currently an 80% owned subsidiary of Reliant Energy. These entities will provide retail electric services to all customers of Reliant Energy who do not take action to select another retail electric provider. Reliant Energy has publicly announced that it expects to distribute to its shareholders its remaining shares of Reliant Resources, Inc., and after that distribution Reliant Energy will no longer own or control a retail electric provider in Reliant Energy's service territory.

      Beginning in January 2002, the servicer will bill and collect transition charges from the retail electric providers in Reliant Energy's service territory. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in Reliant Energy's service territory. Each retail electric provider will be required to pay the transition charges billed to it by the servicer on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by retail electric customers. Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges will be commingled with the retail electric provider's other funds. Please refer to "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers," "Retail Electric Providers" and "How a Bankruptcy May Affect Your Investment--Bankruptcy of a Retail Electric Provider" in the prospectus.


Texas Electric Choice Plan


      In June 1999, the Texas legislature enacted the Texas Electric Choice Plan. The Texas Electric Choice Plan substantially amended the regulatory structure governing electric utilities in Texas in order to allow retail competition for electric customers. While the Texas Electric Choice Plan calls for implementation of a competitive retail electric market beginning on January 1, 2002, the Texas commission has the authority to delay implementation in certain circumstances.


      For purposes of this prospectus supplement and the prospectus, we have assumed that retail electric competition will begin in Texas on January 1, 2002. In the event that such implementation date is delayed, references to the January 2002 date will refer to the date on which a competitive retail electric market is implemented in Texas.


Payment and Record Dates and Payment Sources

      Beginning March 15, 2002, we will make payments on the series 2001-1 transition bonds semi-annually on September 15 and March 15 of each year, or, if that day is not a business day, the following business day. We refer to each of these dates as a "payment date." So long as the series 2001-1 transition bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons that are the holders of record as of the business day immediately prior to that payment date, which is referred to as the "record date." If we issue certificated transition bonds to beneficial owners of the series 2001-1 transition bonds as described in "The Transition Bonds--Definitive Certificated Transition Bonds" in the prospectus, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding series 2001-1 transition bonds from amounts available in the collection account and the related subaccounts held by the trustee. These available amounts, which will include amounts collected by the servicer for us with respect to the transition charges during the prior six month period, are described in greater detail under "The Indenture--The Collection Account for the Transition Bonds" in the prospectus.

Interest Payments

      Holders of transition bonds in each class of series 2001-1 transition bonds will receive interest at the rate for that class as set forth in Table 1 above.

      Interest on each class of series 2001-1 transition bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the transition bonds have been paid in full, at the interest rate indicated in Table 1. Each of those periods is referred to as an interest accrual period. On each payment date, we will pay interest on each class of the series 2001-1 transition bonds equal to the following amounts:

    . if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

    . accrued interest on the principal balance of each class of the series 2001-1 transition bonds as of the close of business on the preceding payment date, or the date of the original issuance of the class of the series 2001-1 transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date, if any.

      We will pay interest on the series 2001-1 transition bonds before we pay principal on the series 2001-1 transition bonds. Please refer to "The Transition Bonds--Payments of Interest and Principal on the Transition Bonds" in the prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each series and class of transition bonds based on the amount of interest payable on each outstanding series and class. We will calculate interest on the series 2001-1 transition bonds on the basis of a 360-day year of twelve 30-day months.

Principal Payments

      On each payment date, we will pay principal of the series 2001-1 transition bonds to the transition bondholders equal to the sum, without duplication, of:

    . the principal scheduled to be paid on any series 2001-1 transition bond on that payment date, plus

    . the unpaid principal amount of any series 2001-1 transition bond whose final maturity date is on that payment date, plus

    . the unpaid principal amount of any series 2001-1 transition bond upon acceleration following an event of default relating to the series 2001-1 transition bonds, plus

    . the unpaid principal amount of any series 2001-1 transition bond called for redemption on that payment date, plus

    . any unpaid and previously scheduled payments of principal and overdue payments of principal,

but only to the extent funds are available in the collection account after payment of interest as described above under "Interest Payments." We will pay principal of the series 2001-1 transition bonds in the following order:

   1. to the holders of the      transition bonds, until the principal
      balance of that class has been reduced to zero,

   2. to the holders of the      transition bonds, until the principal
      balance of that class has been reduced to zero,

   3. to the holders of the      transition bonds, until the principal
      balance of that class has been reduced to zero,

   4. to the holders of the      transition bonds, until the principal
      balance of that class has been reduced to zero, and

   5. to the holders of the      transition bonds, until the principal
      balance of that class has been reduced to zero.

However, we will not pay principal of any class of series 2001-1 transition bonds on any payment date if making the payment would reduce the principal balance of that class to an amount lower than the amount specified in the expected amortization schedule in Table 2 below for that class on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the reserve subaccount until applied on a subsequent payment date.

      The entire unpaid principal balance of each class of the series 2001-1 transition bonds will be due and payable on the final maturity date for the class. If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding may declare the unpaid principal balance of all outstanding series of the transition bonds, together with accrued interest, to be due and payable. If there is a shortfall in the amounts available to make principal payments on transition bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal pro rata to each series and class of transition bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on transition bonds that are scheduled to be paid, the trustee will distribute principal pro rata to each series and class of transition bonds based on the principal amount then scheduled to be paid on the payment date.

      The expected amortization schedule in Table 2 below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each class of the series 2001-1 transition bonds from the issuance date to the scheduled final payment date. In establishing the expected amortization schedule, we have assumed, among other things, that:

    .   the series 2001-1 transition bonds are issued on               ,
        2001,

    . we make the scheduled payments on the series 2001-1 transition bonds on each payment date, commencing on March 15, 2002,

    . the annual servicing fee for the series 2001-1 transition bonds equals 0.05% of the initial principal balance of the series 2001-1 transition bonds, and that we pay installments of the annual servicing fee on each payment date,

    . there are no net earnings on amounts on deposit in the collection account,

    . we pay our operating expenses, including all fees, costs and charges of the trustee and our independent managers, estimated to be in the
        amount of $      in the aggregate with respect to the series 2001-1
        transition bonds on each payment date and these amounts are paid semi-annually in arrears, and

    . all transition charges are received in accordance with Reliant Energy's forecasts and deposited in the collection account.

                                    Table 2

                         Expected Amortization Schedule

                    Outstanding Principal Balance Per Class

   Payment      Class          Class          Class          Class          Class
    Date        Balance        Balance        Balance        Balance        Balance
   -------      --------       --------       --------       --------       --------


      We cannot assure you that the principal balance of any class of the series 2001-1 transition bonds will be reduced at the rate indicated in Table
2. The actual reduction in class principal balances may occur more slowly. The actual reduction in class principal balances will not occur more quickly than indicated in Table 2, except in the case of optional redemption or acceleration due to an event of default under the indenture. The series 2001-1 transition bonds will not be in default if principal is not paid as specified in Table 2 unless the principal of any class is not paid in full on or before the final maturity date of that class.

Distribution Following Acceleration

      Upon an acceleration of the maturity of the series 2001-1 transition bonds, the total outstanding principal balance of and interest accrued on the series 2001-1 transition bonds will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that the total outstanding principal balance of, and accrued interest on, each series 2001-1 transition bond bears to the total outstanding principal balances of and interest accrued on all transition bonds that have also been accelerated.

Optional Redemption

      We may redeem all of the outstanding series 2001-1 transition bonds, at our option, on any payment date if the outstanding principal balance of the series 2001-1 transition bonds, after giving effect to payments scheduled to be made on that payment date, is equal to or less than 5% of the aggregate initial principal balance of the series 2001-1 transition bonds. If we redeem the series 2001-1 transition bonds, we will pay the outstanding principal balance of the series 2001-1 transition bonds and interest accrued and unpaid on the series 2001-1 transition bonds to (but excluding) the redemption date. The trustee will give notice of the redemption to transition bondholders not less than five days or more than 45 days prior to the redemption date. We may not redeem the series 2001-1 transition bonds under any other circumstances.

                               CREDIT ENHANCEMENT

      Credit enhancement for the series 2001-1 transition bonds is intended to protect you against losses or delays in scheduled payments on your series 2001-1 transition bonds. Please refer to "Risk Factors--You may experience material payment delays or incur a loss on your investment in the transition bonds due to the limited sources of payment for the transition bonds and limited credit enhancement, if any" in the prospectus.

Periodic Adjustments of the Transition Charges

      Credit enhancement for the series 2001-1 transition bonds, which includes mandatory periodic review and adjustment to the transition charges to be billed and collected from the retail electric customers within Reliant Energy's service territory and the allocation of those charges among the various classes of customers, is intended to provide that sufficient funds are available to make payments of principal and interest on the series 2001-1 transition bonds, as well as any other outstanding series of transition bonds, as scheduled. The servicer is required to make a filing with the Texas commission for an adjustment at least annually to correct any significant undercollection or overcollection of transition charges. In addition, if after application of collections in accordance with the indenture, the actual principal balance of transition bonds outstanding at the next payment date will be more than 5% higher or lower than the expected principal balance on the expected amortization schedule, interim true-up adjustments may be made, but not more frequently than every six months. The amount of the adjustment will be determined by using a formula established by the financing order approving the issuance of the series 2001-1 transition bonds. Please refer to "Reliant Energy's Financing Order--True-Ups" in the prospectus. The adjustments will be made to correct any undercollections or overcollections and are intended to provide that the transition charges generate amounts sufficient to:

    . make timely interest and principal payments on the series 2001-1 transition bonds,

    . pay fees and expenses of the trustee, our independent managers, the administrator and the servicer and other fees, expenses, costs and charges,

    . reconcile the retail electric provider payments, net of expected charge-offs for delinquent customer accounts, and

    . fund the overcollateralization subaccount and maintain that subaccount and the capital subaccount at their required levels.

Collection Account and Subaccounts

      The trustee will establish a collection account to hold the capital contribution from Reliant Energy and collected transition charges periodically remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:

    .   the general subaccount,

    .   the reserve subaccount,

    .   the overcollateralization subaccount, and

    .   the capital subaccount.

      Withdrawals from and deposits to these subaccounts will be made as described under "The Indenture--The Collection Account for the Transition Bonds" and "--How Funds in the Collection Account Will Be Allocated" in the prospectus.

      The General Subaccount. The trustee will deposit collected transition charges remitted to it by the servicer into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under "The Indenture--How Funds in the Collection Account Will Be Allocated" in the prospectus.

      The Reserve Subaccount. The reserve subaccount will be funded with collected transition charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay on any payment date:

    . fees and expenses, including indemnity payments, of the trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges,

    . principal and interest payments on the series 2001-1 transition bonds required to be paid or scheduled to be paid on that payment date,

    . any amount required to replenish the capital subaccount to the required level, and

    . the amounts required to fund or replenish the overcollateralization subaccount to the required level.

      The periodic adjustments of the transition charges will be calculated to eliminate any amounts held in the reserve subaccount. These adjustments generally will occur annually. Under limited circumstances, these adjustments may occur more frequently, but not more frequently than every six months.

      If amounts available in the general subaccount are not sufficient to make required or scheduled payments to the transition bondholders, to pay the fees and expenses due on any payment date, to replenish any shortfalls in the capital subaccount, and to fund or replenish the overcollateralization account to the required level, the trustee will first draw on any amounts in the reserve subaccount to make those payments.


      The Overcollateralization Subaccount. The trustee will deposit a portion of collected transition charges remitted to it by the servicer into the overcollateralization subaccount over the expected life of the series 2001-1 transition bonds on each payment date up to an amount which we refer to as the "scheduled overcollateralization level." The scheduled overcollateralization level for each payment date is listed below in Table 3. The aggregate overcollateralization level for the series 2001-1 transition bonds is $ million, which represents 0.5% of the initial outstanding principal balance of the series 2001-1 transition bonds. The scheduled overcollateralization levels have been set at amounts sufficient to obtain the ratings on the series 2001-1 transition bonds described below under "Ratings for the Series 2001-1 Transition Bonds."

                                    Table 3

                     Scheduled Overcollateralization Levels

   Payment          Scheduled Over-           Payment           Scheduled Over-
    Date        Collateralization Level        Date         Collateralization Level
   -------      -----------------------       -------       -----------------------


      If amounts available in the general subaccount and the reserve subaccount are not sufficient to make required or scheduled payments to the transition bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the overcollateralization subaccount to make those payments.

      The Capital Subaccount. On the date we issue the series 2001-1 transition
bonds, Reliant Energy will deposit $       into the capital subaccount as a
capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the series 2001-1 transition bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the series 2001-1 transition bonds described below under "Ratings for the Series 2001-1 Transition Bonds." If amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are not sufficient to make required or scheduled payments to the transition bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.

                             THE TRANSITION CHARGES

      The financing order authorizes Reliant Energy to recover the qualified costs authorized in the financing order from retail electric customers in Reliant Energy's service territory through the collection of the transition charges. Except for a limited number of customers who will participate in a retail competition pilot project, the servicer will bill the transition charges to each retail electric customer until January 2002, after which time retail electric customers will be billed by retail electric providers. Reliant Energy will be the initial servicer of the series 2001-1 transition bonds. Beginning on the date we issue the series 2001-1 transition bonds, the initial transition charges listed in Table 4 below will be imposed on retail electric customers in each customer class at the applicable rate for the class determined pursuant to the financing order. These transition charges may be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the Texas commission. Please refer to "Reliant Energy's Financing Order" in the prospectus.


                                    Table 4

                           Initial Transition Charges

                                                             Initial
                                                            Transition
                                                           Charge Rate
       Transition Charge Customer Class                  in cents per KWh
       --------------------------------                  ----------------
       Residential
       MGS (miscellaneous general service)
       LGS (large general service)
       LOS-A (large overhead service--A)
       LOS-B (large overhead service--B)
       SCP (special contract pricing)
       Non-Metered Lighting
       Standby Electric Service--Distribution
       Interruptible Service Supplemental--Distribution
       Interruptible Service--30 Minute Notice
       Interruptible Service--10 Minute Notice
       Interruptible Service--Instantaneous
       Interruptible Service Supplemental--Transmission
       Standby Electric Service--Transmission
       Standby Interruptible Service

Please refer to "Reliant Energy's Financing Order--Allocation" in the prospectus.

                UNDERWRITING THE SERIES 2001-1 TRANSITION BONDS

      Subject to the terms and conditions in the underwriting agreement among us, Reliant Energy and the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the representative, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the series 2001-1 transition bonds listed opposite each underwriter's name below:

Underwriter                        Class    Class    Class    Class    Class
-----------                        -------- -------- -------- -------- --------
Merrill Lynch, Pierce, Fenner &
         Smith
         Incorporated.............
Bear, Stearns & Co. Inc...........
Goldman, Sachs & Co...............
Banc One Capital Markets, Inc.....
Credit Suisse First Boston
 Corporation......................
Lehman Brothers Inc...............
Loop Capital Markets, LLC.........

      Under the underwriting agreement, the underwriters will take and pay for all of the series 2001-1 transition bonds we offer, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters' Sales Price for the Series 2001-1 Transition Bonds

      The series 2001-1 transition bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the series 2001-1 transition bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each class. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each class.

                                    Selling                                           Reallowance
       Class                       Concession                                          Discount
       -----                       ----------                                         -----------






      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Series 2001-1 Transition Bonds

      The series 2001-1 transition bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the series 2001-1 transition bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the series 2001-1 transition bonds.

Various Types of Underwriter Transactions That May Affect the Price of the Series 2001-1 Transition Bonds

      The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the series 2001-1 transition bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the series 2001-1 transition bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the series 2001-1 transition bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the series 2001-1 transition bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the series 2001-1 transition bonds to be higher than they would otherwise be. Neither we, Reliant Energy, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

      Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Reliant Energy and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the series 2001-1 transition bonds.

      We estimate that our share of the total expenses of the offering, excluding underwriting discounts but including expenses for which we and Reliant Energy have agreed to reimburse the underwriters, will be approximately
$              .

      We and Reliant Energy have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

      The underwriters are offering the series 2001-1 transition bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the series 2001-1 transition bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

                 RATINGS FOR THE SERIES 2001-1 TRANSITION BONDS

      It is a condition of any underwriter's obligation to purchase the series 2001-1 transition bonds that each class of the series 2001-1 transition bonds be rated "AAA" by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., "AAA" by Fitch Inc., and "Aaa" by Moody's Investors Service.

      A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency. No person is obligated to maintain its rating on the series 2001-1 transition bonds, and accordingly, we cannot assure you that a rating assigned to any class of the series 2001-1 transition bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the series 2001-1 transition bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the series 2001-1 transition bonds other than payment in full of each class of the series 2001-1 transition bonds by the applicable final maturity date, as well as the timely payment of interest.

              Subject to completion, dated September 7, 2001.


PROSPECTUS

                   Reliant Energy Transition Bond Company LLC
                                     Issuer

                                Transition Bonds

                          Reliant Energy, Incorporated
                              Seller and Servicer

                                ---------------

      You should carefully consider the risk factors beginning on page 18 of this prospectus before you invest in the transition bonds.

      Reliant Energy Transition Bond Company LLC may issue from time to time one or more series of the transition bonds as described in this prospectus. Each series of transition bonds may have one or more classes. The transition bonds represent our obligations and are backed only by our assets. Reliant Energy, Incorporated and its affiliates, other than us, are not liable for any payments on the transition bonds.

      We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the transition bonds.

      There currently is no secondary market for the transition bonds, and we cannot assure you that one will develop.

      We may offer and sell the transition bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the transition bonds. This prospectus may not be used to offer and sell the transition bonds unless accompanied by a prospectus supplement.

                                ---------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is            , 2001.

                               Table of Contents

                                   Prospectus


                                                                           Page
                                                                           ----
About This Prospectus.....................................................   6
Cautionary Statement Regarding Forward-Looking Information................   7
Where You Can Find More Information.......................................   8
Prospectus Summary........................................................   9
  Summary of the Transition Bonds.........................................   9
  Parties to the Transaction..............................................  11
  The Collateral..........................................................  12
  The Transition Property.................................................  12
  Retail Electric Providers...............................................  13
  Interest Payments.......................................................  13
  Principal Payments and Record Dates and Payment Sources.................  14
  Priority of Distributions...............................................  14
  Floating Rate Transition Bonds..........................................  15
  Credit Enhancement......................................................  15
  State Pledge............................................................  15
  Allocations and Distributions of Transition Charges.....................  16
  Optional Redemption.....................................................  17
  Scheduled Final Payment Dates and Final Maturity Dates..................  17
  Reports to Transition Bondholders.......................................  17
  Servicing Compensation..................................................  17
  Federal Income Tax Status...............................................  17
  ERISA Considerations....................................................  17
Risk Factors..............................................................  18
  You may experience material payment delays or incur a loss on your investment in the transition bonds due to the limited sources of payment for the transition bonds and limited credit enhancement, if any....................................................................  18
Risks Associated With Potential Judicial, Legislative or Regulatory
 Actions..................................................................  18
  Future judicial action could reduce the value of your investment in the transition bonds.......................................................  18
  Federal preemption of the Texas Electric Choice Plan could reduce the value of your investment in the transition bonds.......................  19
  Future state legislative action could reduce the value of your investment in the transition bonds.....................................  20
  The Texas commission may take actions that could reduce the value of your investment in the transition bonds................................  21
Servicing Risks...........................................................  22
  The servicer may incorrectly forecast electrical consumption or incorrectly evaluate the ability of retail electric customers to pay transition charges.....................................................  22
  There are uncertainties associated with collecting the transition charges, and there is unpredictability associated with a deregulated electricity market.....................................................  23
  The servicer may encounter unexpected problems in the initial administration of the transition charges...............................  23
  Your investment in the transition bonds is dependent on Reliant Energy or its successor, acting as servicer of the transition property........  23
  It may be more difficult to collect transition charges from retail electric providers than from Reliant Energy's retail electric customers..............................................................  24
  Retail electric customers within Reliant Energy's service territory do not have experience in paying the transition charges and paying through retail electric providers, and retail electric providers do not have experience billing and collecting transition charges...................  25

  There may be unexpected problems in receiving accurate metering data at the time provision of metering services first becomes competitive in
   January 2004............................................................   26
  Replacement of Reliant Energy as servicer upon a servicer default would require the consent of the receivables trustee under Reliant Energy's
   receivables financing arrangement.......................................   26
  Collection practices may reduce the value of your investment in the
   transition bonds........................................................   26
  Limits on rights to terminate service may make it more difficult to
   collect the transition charges..........................................   27
Risks Associated With the Unusual Nature of the Transition Property........   27
  We will not receive transition charges for any series of transition bonds more than 15 years from the date of issuance of that series of
   transition bonds........................................................   27
  In some periods the amount of transition charges cannot exceed statutory
   maximum rates...........................................................   27
  Foreclosure of the trustee's lien on the transition property may not be
   practical...............................................................   28
Risks Associated With Potential Bankruptcy Proceedings of the Seller or the
 Servicer..................................................................   28
  The servicer may commingle the transition charges with other revenues it collects. This may reduce the value of your investment in the transition
   bonds in the event the servicer enters bankruptcy proceedings...........   28
  The bankruptcy of Reliant Energy could result in losses or delays in
   payments on the transition bonds........................................   28
  The sale of the transition property could be construed as a financing and
   not a sale in a case of Reliant Energy's bankruptcy.....................   30
Risks Associated With Potential Bankruptcy Proceedings of Retail Electric
 Providers.................................................................   30
  Retail electric providers may commingle the transition charges with other revenues they collect. This may reduce the value of your investment in the transition bonds in the event a retail electric provider enters
   bankruptcy proceedings..................................................   30
  If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held by the trustee may not be
   available to cover amounts owed by the retail electric provider.........   31
  If a retail electric provider enters bankruptcy proceedings, transition charge payments made by that retail electric provider to the servicer may constitute preferences, and the servicer may be required to return
   such funds to the bankruptcy estate of the retail electric provider.....   31
Other Bankruptcy Risks.....................................................   32
  A Texas commission sequestration order for transition property in case of
   default may not be enforceable in bankruptcy............................   32
Other Risks Associated with an Investment in the Transition Bonds..........   32
  Reliant Energy's obligation to indemnify us for a breach of a representation or warranty may not be sufficient to protect your
   investment in the transition bonds......................................   32
  Technological change may make alternative energy sources more attractive
   in the future...........................................................   33
  The absence of a secondary market for the transition bonds could limit
   your ability to resell your transition bonds............................   33
  Reliant Energy's ratings may affect the market value of the transition
   bonds...................................................................   33
  The implications of the ratings issued with respect to the transition
   bonds are limited.......................................................   33
  You may have to reinvest the principal of your transition bonds at a lower rate of return in the event the transition bonds are optionally
   redeemed................................................................   33
  We may issue additional series of transition bonds.......................   34
  You may receive principal payments later than you expect or, in limited
   circumstances, earlier than you expect..................................   34
Reliant Energy.............................................................   35
  General..................................................................   35
  Reliant Energy's Business Separation Plan................................   35
  Where You Can Find More Information About Reliant Energy.................   36
The Texas Electric Choice Plan.............................................   37
  The Texas Electric Choice Plan's General Effect on the Electric Utility
   Industry in Texas.......................................................   37
  Recovery of Stranded Costs for Reliant Energy and Other Texas Utilities..   38

  Reliant Energy and Other Utilities May Securitize Stranded Costs and
   Regulatory Assets.......................................................  38
Reliant Energy's Financing Order...........................................  42
Retail Electric Providers..................................................  44
The Servicer of the Transition Property....................................  48
  Reliant Energy's Customer Classes........................................  49
  Percentage Concentration Within Reliant Energy's Large Industrial
   Customer Class..........................................................  51
  How Reliant Energy Forecasts the Number of Retail Electric Customers and
   the Amount of Electricity Usage.........................................  51
  Reliant Energy's Billing Process.........................................  53
  Reliant Energy Maintains Limited Information on its Customers'
   Creditworthiness........................................................  53
  Credit Practices, Policies and Procedures of Retail Electric Providers...  56
  How Reliant Energy in Its Capacity as Servicer Will Apply Partial
   Payments by Retail Electric Customers...................................  56
The Issuer.................................................................  57
  General..................................................................  57
  Our Purpose..............................................................  57
  Our Relationship With Reliant Energy.....................................  58
  Our Managers.............................................................  58
  Manager Compensation and Limitation on Liabilities.......................  58
  We are a Separate and Distinct Legal Entity from Reliant Energy..........  59
  Administration Agreement.................................................  59
Use of Proceeds............................................................  60
The Transition Bonds.......................................................  60
  General Terms of the Transition Bonds....................................  60
  Payments of Interest and Principal on the Transition Bonds...............  61
  Floating Rate Transition Bonds...........................................  62
  Redemption of the Transition Bonds.......................................  62
  Credit Enhancement for the Transition Bonds..............................  63
  Transition Bonds Will Be Issued in Book-Entry Form.......................  63
  Definitive Certificated Transition Bonds.................................  66
Weighted Average Life and Yield Considerations for the Transition Bonds....  67
The Sale Agreement.........................................................  68
  Reliant Energy's Sale and Assignment of the Transition Property..........  68
  Reliant Energy's Representations and Warranties..........................  69
  Reliant Energy's Obligation to Indemnify Us and the Trustee and to Take
   Legal Action............................................................  73
  Successors to Reliant Energy.............................................  74
The Servicing Agreement....................................................  74
  Reliant Energy's Servicing Procedures....................................  74
  The Texas Commission's Transition Charge Adjustment Process..............  76
  Reliant Energy's Compensation for Its Role as Servicer and Its Release of
   Other Parties...........................................................  77
  Reliant Energy's Duties as Servicer......................................  77
  Reliant Energy's Representations and Warranties as Servicer..............  78
  The Servicer Will Indemnify Us and Other Related Entities in Limited
   Circumstances...........................................................  79
  The Servicer Will Provide Statements to Us and to the Trustee............  80
  The Servicer Will Provide Compliance Reports Concerning the Servicing
   Agreement...............................................................  80
  Matters Regarding Reliant Energy as Servicer.............................  81
  Events Constituting a Default by Reliant Energy in Its Role as Servicer..  82
  The Trustee's Rights if Reliant Energy Defaults in Its Role as Servicer..  82
  The Obligations of a Servicer That Succeeds Reliant Energy...............  83
  Intercreditor Agreement..................................................  83

The Indenture..............................................................  83
  The Security for the Transition Bonds....................................  83
  The Transition Bonds May Be Issued in Various Series or Classes..........  84
  The Collection Account for the Transition Bonds..........................  85
  How Funds in the Collection Account Will Be Allocated....................  88
  Reports to Holders of the Transition Bonds...............................  90
  We and the Trustee May Modify the Indenture..............................  90
  What Constitutes an Event of Default on the Transition Bonds.............  93
  Our Covenants............................................................  96
  Access to the List of Holders of the Transition Bonds....................  97
  We Must File an Annual Compliance Statement..............................  97
  The Trustee Must Provide an Annual Report to All Transition Bondholders..  98
  What Will Trigger Satisfaction and Discharge of the Indenture............  98
  Our Legal Defeasance and Covenant Defeasance Options.....................  98
  The Trustee.............................................................. 100
  Governing Law............................................................ 100
How a Bankruptcy May Affect Your Investment................................ 100
Material Federal Income Tax Consequences for the Transition Bondholders.... 104
  General.................................................................. 104
  Income Tax Status of the Transition Bonds and the Issuer................. 105
  Taxation of Holders of the Transition Bonds.............................. 105
  Definition of United States Person....................................... 105
  Tax Consequences to U.S. Holders......................................... 105
  Tax Consequences to Non-U.S. Holders..................................... 106
  Certain Texas State Tax Matters.......................................... 107
ERISA Considerations....................................................... 107
  Plan Asset Issues For an Investment in the Transition Bonds.............. 108
  Prohibited Transaction Exemptions........................................ 108
  Application of the QPAM Exemption........................................ 108
  Special Considerations Applicable to Insurance Company General Accounts.. 109
  General Investment Considerations for Prospective Plan Investors in the
   Transition Bonds........................................................ 109
Plan of Distribution for the Transition Bonds.............................. 110
Ratings for the Transition Bonds........................................... 111
Legal Matters.............................................................. 111
Experts.................................................................... 111
Appendix A--Glossary of Defined Terms...................................... A-1
Index to Financial Statements of Reliant Energy Transition Bond Company
 LLC....................................................................... F-1

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we have filed with the SEC using a "shelf" registration process. By using this process, we may offer the transition bonds in one or more offerings. This prospectus provides you with a description of the transition bonds we may offer. Each time we offer transition bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading "Where You Can Find More Information."

      References in this prospectus and the prospectus supplement to the terms "we," "us," "our" or "the issuer" mean Reliant Energy Transition Bond Company LLC. References to "Reliant Energy" or "the seller" mean Reliant Energy, Incorporated. You can find a glossary of some of the other defined terms we use in this prospectus on page A-1 of this prospectus.

      You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading "Where You Can Find More Information," are forward-looking statements within the meaning of the federal securities laws. Although we and Reliant Energy believe that the expectations and the underlying assumptions reflected in these statements are reasonable, we cannot assure you that these expectations will prove to be correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

    .   state or federal legislative or regulatory developments,

    .   national or regional economic conditions,

    . the accuracy of the servicer's estimates of market demand and prices for energy,

    . the accuracy of the servicer's estimates of industrial, commercial and residential growth in Reliant Energy's service territory, including related estimates of conservation and electric usage efficiency,

    . weather variations and other natural phenomena affecting retail electric customer energy usage,

    . the speed, degree and effect of continued electric industry restructuring,

    . the operating performance of Reliant Energy's facilities and third-party suppliers of electric energy in Reliant Energy's service territory,

    . the accuracy of the servicer's estimates of the payment patterns of retail electric customers, including the rate of delinquencies and any collections curves, and

    . the operational and financial ability of retail electric providers to bill and collect transition charges and make timely payments of amounts billed by the servicer to the retail electric providers for transition charges.

      Any forward-looking statements should be considered in light of these important factors and in conjunction with the other documents filed by us and by Reliant Energy with the SEC.

      New factors that could cause actual results to differ materially from those described in forward-looking statements may emerge from time to time. It is not possible for us or Reliant Energy to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made, and neither we nor Reliant Energy undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.

                      WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a registration statement we have filed with the SEC relating to the transition bonds. This prospectus and the prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and the prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or the prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. For further information, we refer you to the registration statement and the exhibits, which are available for inspection without charge at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Information filed with the SEC can also be inspected at the SEC's Internet site located at http://www.sec.gov. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

                   Reliant Energy Transition Bond Company LLC
                           1111 Louisiana, Suite 4400
                              Houston, Texas 77002
                                 (713) 207-8272

      We will also file with the SEC all of the periodic reports we are required to file under the Securities Exchange Act of 1934 and the rules, regulations or orders of the SEC thereunder. We may, however, discontinue filing such reports if at any time after January 1, 2002, the transition bonds are held of record by fewer than 300 persons.

      The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in the prospectus supplement or information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the transition bonds is completed. Any statement contained in this prospectus, in the prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus, the prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

                               PROSPECTUS SUMMARY

      This summary contains a brief description of the transition bonds and applies to all series of transition bonds we may offer by use of this prospectus. You may find information relating to a specific series of our transition bonds in the prospectus supplement relating to that series. You will find a more detailed description of the terms of the offering of the transition bonds following this summary.

      You should carefully consider the risk factors beginning on page 18 of this prospectus before you invest in the transition bonds.

Summary of the Transition Bonds

The issuer of the
 transition bonds:            Reliant Energy Transition Bond Company LLC, a
                              direct wholly owned subsidiary of Reliant
                              Energy and a limited liability company formed under Delaware law. We were formed solely to purchase the transition property, to issue one or more series of the transition bonds secured by the transition property and to perform any activity incidental thereto.

The issuer's address:         1111 Louisiana, Suite 4400, Houston, Texas
                              77002

The issuer's telephone
 number:                      (713) 207-8272

The seller of the
 transition property:         Reliant Energy, Incorporated, a diversified
                              international energy services company
                              incorporated under Texas law. As of August 1, 2001, Reliant Energy HL&P, Reliant Energy's electric utility division, provided electric utility services to approximately 1.7 million retail electric customers in the City of Houston, Texas, and surrounding areas of the Texas Gulf Coast.

Reliant Energy's address:     1111 Louisiana, Houston, Texas 77002

Reliant Energy's telephone
 number:                      (713) 207-3000


The servicer of the
 transition property:         Reliant Energy, acting as the servicer, and
                              any successor servicer, referred to in this prospectus as the "servicer," will service the transition property under a servicing agreement with us, pursuant to which it will initially bill and collect transition charges from Reliant Energy's retail electric customers. Beginning in January 2002, the servicer will bill and collect transition charges from retail electric providers who will in turn bill and collect the transition charges from their retail electric customers in Reliant Energy's service territory.


The trustee:                  Bankers Trust Company, a New York banking
                              corporation

Transaction overview:         The Texas Electric Choice Plan permits
                              electric utilities, such as Reliant Energy, to recover generation-related regulatory assets through irrevocable nonbypassable transition charges assessed on substantially all retail electric customers within a utility's certificated service area as it existed on May 1, 1999. We refer to this area in this prospectus and the prospectus supplement, with regard to Reliant
                              Energy, as "Reliant Energy's service
                              territory." The amount and terms for
                              collections of these transition charges are governed by a financing order issued on May
                              31, 2000 (referred to in this prospectus and the prospectus supplement as the "financing order") by the Public Utility Commission of Texas, referred to in this prospectus and the prospectus supplement as the "Texas commission." The Texas Electric Choice Plan and the financing order permit an electric utility to transfer its rights and interests under the financing order, including the right to collect transition charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the transition charges. The electric utility's right to receive the transition charges, all revenues and collections resulting from the transition charges and its other rights and interests under the financing order, upon transfer to the issuer, constitute transition property.

                              The primary transactions underlying the
                              offering of the transition bonds are as
                              follows:

                              . We will sell the transition bonds to the underwriters named in the prospectus supplement.

                              . We will purchase the transition property from Reliant Energy in exchange for the net proceeds from the sale of the transition bonds.

                              .   Reliant Energy will act as the servicer
                                  of the transition property.
                              The transition bonds are not obligations of the trustee, our managers, Reliant Energy or of any of its affiliates, other than us. The transition bonds are also not obligations of the State of Texas or any governmental agency, authority or instrumentality of the State of Texas.

Parties to the Transaction

      The following chart represents a general summary of the parties to the transactions underlying the offering of the transition bonds, their roles and their various relationships to the other parties:




[Chart summarizing the parties to the transactions underlying the offering of the transition bonds, their roles and their various relationships to the other parties.

The Texas commission issued the financing order and will approve adjustments to the transition charges. Reliant Energy applied to the Texas commission for the financing order and will apply, as long as it remains the servicer, for transition charge adjustments. As the seller, Reliant Energy will sell its rights and interests under the financing order to Reliant Energy Transition Bond Company LLC, in exchange for the net proceeds from the sale of the transition bonds, pursuant to the sale agreement. As the servicer, Reliant Energy will service the transition property pursuant to the servicing agreement. As the administrator, Reliant Energy will provide administrative support to the issuer pursuant to the administration agreement.

As the issuer, Reliant Energy Transition Bond Company LLC, will sell the transition bonds to the underwriters named in the prospectus supplement for cash pursuant to the underwriting agreement. The provider of credit enhancements or a hedge transaction, if any, will be named in the prospectus supplement. The trustee acts for and on behalf of the transition bondholders pursuant to the indenture. The underwriters will sell the transition bonds for cash to the transition bondholders.]

The Collateral

      The transition bonds will be secured under the indenture by the indenture's trust estate. The indenture's trust estate consists of:

    . the transition property, which is a property right created under the Texas Electric Choice Plan enacted by the Texas legislature in June 1999 and the financing order issued by the Texas commission on May 31, 2000,

    . our rights under the sale agreement pursuant to which we will acquire the transition property, and the administration agreement,


    . all bills of sale delivered by Reliant Energy pursuant to the sale agreement,

    . our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

    .   the collection account and all subaccounts of the collection account,

    . all of our other property, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

    . all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

    . all payments on or under and all proceeds in respect of any or all of the foregoing.

The Transition Property

      In general terms, all of the rights and interests of Reliant Energy under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus and the prospectus supplement as the "transition property." The transition property includes the irrevocable right to impose, collect and receive, through the transition charges payable by retail electric customers within Reliant Energy's service territory, an amount sufficient to recover the qualified costs of Reliant Energy authorized in the financing order, including the right to receive transition charges in amounts and at times sufficient to pay principal and interest and to make other deposits in connection with the series 2001-1 transition bonds. All revenues and collections resulting from transition charges are part of the transition property. Reliant Energy's qualified costs authorized in the financing order include:

    . certain of Reliant Energy's generation-related regulatory assets, as determined by the financing order, and

    . certain costs of issuing, supporting and servicing the transition bonds.

      We will purchase the transition property from Reliant Energy to support the issuance of the transition bonds. Prior to January 2002, the servicer will collect the transition charges from retail electric customers within Reliant Energy's service territory on our behalf. Beginning in January 2002, or in limited circumstances sooner, retail electric customers in Reliant Energy's service territory will purchase electricity and related services from retail electric providers, rather than from electric utilities. One or more of these retail electric providers will be affiliates of Reliant Energy. Each retail electric provider will include the transition charges in its bills to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. Each retail electric provider, however, will be required to provide annual written notice to its customers that transition charges have been included in the customers' bills. The retail electric providers will be obligated to remit payments of the transition charges, less an allowance for charge-offs of delinquent customer accounts, to the servicer, whether or not collected from retail electric customers. The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer, but will have certain rights against the retail electric provider. Please refer to "Retail Electric Providers" in this prospectus. For information on how electric service to retail electric customers may be terminated, see "Risk Factors--Servicing Risks--Limits on rights to terminate service may make it more difficult to collect the transition charges" in this prospectus. Because the amount of transition charge collections will largely depend on the amount of electricity consumed by customers within Reliant Energy's service territory, the amount of collections may vary substantially from year to year. Please refer to "The Servicer of the Transition Property" in this prospectus.

Retail Electric Providers

      Under the Texas Electric Choice Plan, beginning in January 2002, electric utilities, including Reliant Energy, will cease selling electricity to their retail customers, and only retail electric providers who are not engaged in electric generation or transmission and distribution of electricity will be allowed to sell electricity to retail customers. Each retail customer will choose a retail electric provider from among those who have been certified under standards set by the Texas commission. In January 2002, one or more affiliates of Reliant Energy will provide retail electric services to all customers of Reliant Energy who do not take action to select another retail electric provider.


      Beginning in January 2002, the servicer will bill and collect transition charges from the retail electric providers in Reliant Energy's service territory. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in Reliant Energy's service territory. Each retail electric provider will be required to pay the transition charges billed to it by the servicer on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by retail electric customers. Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges will be commingled with the retail electric provider's other funds. Please refer to "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers," "Retail Electric Providers" and "How a Bankruptcy May Affect Your Investment--Bankruptcy of a Retail Electric Provider" in this prospectus.


Interest Payments

      Interest on each class or series of transition bonds will accrue from the date we issue the class or series of transition bonds at the interest rates stated in the related prospectus supplement. On each payment date, we will pay interest on each class or series of transition bonds equal to the following amounts:

    . if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

    . accrued interest on the principal balance of each class or series of transition bonds as of the close of business on the preceding payment date, or the date of the original issuance of each class or series of transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date, if any.

      We will pay interest on each class or series of transition bonds before we pay the principal of each class or series of transition bonds. Please refer to "The Transition Bonds--Payments of Interest and Principal on the Transition Bonds." If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each series and class of transition bonds based on the amount of interest payable on each outstanding series and class. Unless otherwise specified in the prospectus supplement, we will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal Payments and Record Dates and Payment Sources

      On each payment date specified in the prospectus supplement for each series of transition bonds, referred to in this prospectus as a "payment date," we will pay amounts then due or scheduled to be paid on outstanding series of the transition bonds from amounts available in the collection account and the related subaccounts held by the trustee. We will make these payments to the holders of record of the transition bonds on each record date specified in the prospectus supplement, referred to in this prospectus as a "record date." These available amounts, which will include the transition charges collected by the servicer for us during the prior six month period, are described in greater detail under "The Indenture--The Collection Account for the Transition Bonds."

Priority of Distributions

      On each payment date, the trustee will apply the transition charges remitted by the servicer together with all investment earnings on the collection account, other than investment earnings on amounts in the capital subaccount, to the extent funds are available in the collection account, in the following order of priority:

     1. payment of the trustee's fee, which will be a fixed amount specified in the indenture, plus the trustee's expenses and any outstanding indemnity amounts in an amount not to exceed an amount fixed in the financing order,

     2. payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates, and reimbursement of all excess payments of transition charges for bundled electric utility service rendered prior to January 2002 previously made by the servicer to the trustee in reliance on forecasts of expected collections,

     3. payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and Reliant Energy, and the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers,

     4. payment of our other fixed operating expenses up to an amount fixed in the financing order less amounts paid during the calendar year to the trustee, the administrator and the independent managers under clauses 1 and 3 above,

     5. payment of the interest then due on the transition bonds, and payment of amounts, if any, specified in the prospectus supplement that are payable to the swap counterparty under any interest rate swap agreement,

     6. payment of the principal then required to be paid on the transition bonds, including any principal due and payable at final maturity or upon redemption or acceleration,

     7. payment of the principal then scheduled to be paid on the transition bonds,

     8. payment of any amounts payable to any credit enhancement providers,

     9. payment of any of our remaining unpaid operating expenses and remaining indemnity amounts owed to the trustee in an amount not to exceed an amount fixed in the financing order, plus any remaining expenses owed to our managers,

    10. replenishment of any shortfalls in the capital subaccount,

    11. payment of the scheduled allocation to and replenishment of any shortfall in the overcollateralization subaccount,

    12. release of an amount equal to investment earnings on amounts in the capital subaccount to us, so long as no event of default has occurred and is continuing, and

    13. allocation of the remainder, if any, to the reserve subaccount.

      The amount of the servicer's fee referred to in clause 2 above will be described in the prospectus supplement for the related series of the transition bonds. The priority of distributions for the collected transition charges, as well as available amounts in the subaccounts, are described in more detail under "The Indenture--How Funds in the Collection Account Will Be Allocated," as well as in the prospectus supplement for each series of the transition bonds.

Floating Rate Transition Bonds

      If, in connection with the issuance of any class of transition bonds paying interest at a floating rate, referred to as a floating rate class, we arrange for any interest rate swap transactions, the material terms of those transactions will be described in the related prospectus supplement.

Credit Enhancement

      Unless otherwise specified in the prospectus supplement, credit enhancement for the transition bonds will be as follows:

    . The Texas commission will permit adjustments to the transition charges, but only upon petition of the servicer, to make up for any shortfall or reduce any excess in collected transition charges. These adjustments will be made annually. In addition, under limited circumstances, interim true-up adjustments may be made if required, but not more frequently than every six months. Please refer to "Reliant Energy's Financing Order--True-Ups."

    . Collection Account--Under the indenture, the trustee will hold a single collection account, divided into various subaccounts, for all series of the transition bonds. The primary subaccounts for credit enhancement purposes are:

     . the overcollateralization subaccount--we will specify a funding level for the overcollateralization subaccount in the prospectus supplement, which amount will be funded from collected transition charges ratably over the term of the transition bonds,

     . the capital subaccount--Reliant Energy will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of each series of the transition bonds, and

     . the reserve subaccount--any excess amount of collected transition charges and investment earnings not released to us will be held in the reserve subaccount.

      Each of these subaccounts will be available to make payments on the transition bonds on each payment date.

      Additional credit enhancement for any series may include surety bonds or letters of credit or other forms of credit enhancement. Any additional forms of credit enhancement for each series will be specified in the related prospectus supplement. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

State Pledge

      The State of Texas has pledged in the Texas Electric Choice Plan that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full. The transition bonds are not a debt or an obligation of the State of Texas and are not a charge on its full faith and credit or its taxing power.

[CHART ILLUSTRATING THE ALLOCATIONS AND DISTRIBUTIONS OF THE TRANSITION CHARGES
                                 APPEARS HERE]

[Chart describing the allocations and distributions of transition charges as follows: retail electric customers make monthly payments of the transition charges billed during or prior to January 2002 directly to Reliant Energy. Retail electric customers make monthly payments of the transition charges billed in or after January 2002, and to a limited extent prior to January 2002, to retail electric providers, who remit charges to the servicer, Reliant Energy. Reliant Energy will remit all of the transition charges to the collection account held by the trustee. On each payment date, the trustee will apply the transition charges remitted by the servicer together with all investment earnings on the collection account, other than investment earnings on amounts in the capital subaccount, to the extent funds are available in the collection account, in the order of priority set forth on page 14 above.]

Optional Redemption

      The prospectus supplement may provide for redemption of a series of the transition bonds at our option at a redemption price not less than the outstanding principal of and accrued interest on that series of the transition bonds.

Scheduled Final Payment Dates and Final Maturity Dates

      Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the transition bonds of any class or series by the scheduled final payment date will not result in a default with respect to that class or series. The failure to pay the entire outstanding principal balance of the transition bonds of any class or series will result in a default only if such payment has not been made by the final maturity date for the class or series, or on any date set for redemption of the series. We will specify the scheduled final payment date and the final maturity date of each series and class of transition bonds in the related prospectus supplement.

Reports to Transition Bondholders

      Pursuant to the indenture, the trustee will provide to the holders of record of the transition bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the transition bonds. Unless and until the transition bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the transition bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please refer to "The Indenture--The Trustee Must Provide an Annual Report to All Transition Bondholders."

Servicing Compensation

      We will pay the servicer on each payment date the servicing fee with respect to all series of the transition bonds. As long as Reliant Energy or any affiliated entity acts as servicer, this fee will be 0.05% of the initial principal balance of the initial series of transition bonds on an annualized basis. If a successor servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not exceed 0.60% of the initial principal balance of the initial series of transition bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.

Federal Income Tax Status

      In the opinion of Baker Botts L.L.P., counsel to us and Reliant Energy, we will not be subject to United States federal income tax as an entity separate from Reliant Energy, and the transition bonds will constitute debt of Reliant Energy for United States federal income tax purposes. Reliant Energy has received a private letter ruling from the Internal Revenue Service regarding certain United States federal income tax aspects of the transactions described above. Tax counsel has relied on that ruling in rendering its opinion that the transition bonds will be treated as debt of Reliant Energy. If you purchase a transition bond, you agree to treat it as debt of Reliant Energy for United States federal income tax purposes.

ERISA Considerations

      Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974 may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA, will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, please refer to "ERISA Considerations."

                                  RISK FACTORS

      You should carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement before deciding whether to invest in the transition bonds. In particular, you should carefully consider the risk factors described below. In addition, please read "Cautionary Statement Regarding Forward-Looking Information" in this prospectus, where we describe additional uncertainties associated with the forward-looking statements in this prospectus and the prospectus supplement.

      If any of the following risks actually occur, your investment in the transition bonds could be materially adversely affected. In such case, the trading price of the transition bonds could decline and you may lose all or part of your investment.

You may experience material payment delays or incur a loss on your investment in the transition bonds due to the limited sources of payment for the transition bonds and limited credit enhancement, if any.

      You may suffer material payment delays or losses on your transition bonds if our assets are insufficient to make principal and interest payments on the transition bonds in full. The only source of funds for payments of interest and principal on the transition bonds will be our assets, which include:

    . the transition property, including the right to impose, collect and receive transition charges and to make true-up adjustments,

    . the funds on deposit in the collection account and the related subaccounts held by the trustee,

    .   our rights under various contracts, and

    .   any other credit enhancement described in the prospectus supplement.

      Any floating rate transition bonds will also have the proceeds of any swap agreement available as a payment source.

      The transition bonds will not be insured or guaranteed by Reliant Energy, including in its capacity as the servicer, any of its affiliates (other than us), the trustee or by any other person or entity. Thus, you must rely for payment of the transition bonds solely upon collections of the transition charges, funds on deposit in the collection account held by the trustee and any other credit enhancement described in the prospectus supplement. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please refer to "The Issuer" in this prospectus.

  RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

Future judicial action could reduce the value of your investment in the transition bonds.

      The transition property is the creation of the Texas Electric Choice Plan and the financing order issued by the Texas commission to Reliant Energy. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on recently enacted legislation because of limited judicial or regulatory experience implementing and interpreting the legislation. The Texas Electric Choice Plan was enacted by the Texas legislature in June 1999, and the financing order was issued on May 31, 2000. Although no party appealed Reliant Energy's financing order before the June 2000 deadline established under the Texas Electric Choice Plan, multiple parties appealed similar financing orders for transition bonds issued to two other Texas electric utilities. In one of those cases, the Texas Supreme Court unanimously rejected a challenge based on provisions of the Texas Constitution to the securitization provisions of the Texas Electric Choice Plan. In that case, the Court also upheld the challenged financing order in its entirety. In the other case, the Court remanded certain issues relating to the amount to be securitized. On some of the issues in these cases (other than the constitutional challenge), the Court's decision was not unanimous.

      In late June 2001, various parties filed motions for rehearing of certain aspects of the Texas Supreme Court's decisions in the cases described above. In one of the motions for rehearing, one party renewed its claims that the securitization provisions of the Texas Electric Choice Plan are unconstitutional under the Texas constitution. On August 30, 2001, the Texas Supreme Court denied all motions for rehearing.

      Reliant Energy has agreed in the sale agreement to indemnify us and the trustee, for itself and on behalf of the transition bondholders and related parties specified therein, for our failure to pay principal and interest on the transition bonds if the provisions of the Texas Electric Choice Plan relevant to securitization are held to be unconstitutional in a final, non-appealable decision by a court of competent jurisdiction.

      Because the transition property is a creation of the Texas Electric Choice Plan, any event affecting the validity of the underlying statutory provisions could have an adverse effect on the transition bonds. For example, if the provisions that create the transition property were invalidated, we could lose the right to impose and collect the transition charges or could otherwise be prevented from making such collections. Or, if the provisions allowing adjustment of the transition charges were invalidated, the servicer might be prevented from securing sufficient funds to make the required or scheduled payments on the transition bonds. If this event occurs, you might lose some or all of your investment in the transition bonds or you may experience delays in recovering your investment in the transition bonds. If the Texas Electric Choice Plan is invalidated, the limitation on appealing any financing order may also be invalidated. We cannot assure you that another lawsuit challenging the validity of the Texas Electric Choice Plan will not be filed in the future or that, if filed, such lawsuit will not be successful.

      Other states have passed electric utility deregulation laws similar to the Texas Electric Choice Plan, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded, but future judicial challenges could be made in other states. An unfavorable decision regarding another state's law would not automatically invalidate the Texas Electric Choice Plan or the financing order, but it might provoke a challenge to the Texas Electric Choice Plan. In addition, an unfavorable court decision on another state's statute may establish a legal precedent for a successful challenge to the Texas Electric Choice Plan depending on the similarity of the other statute and the applicability of the legal precedent to the Texas Electric Choice Plan. Furthermore, legal action in other states could heighten awareness of the political and other risks of the transition bonds, and in that way may limit the liquidity and value of the transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the transition bonds.

Federal preemption of the Texas Electric Choice Plan could reduce the value of your investment in the transition bonds.

      Congress or a federal agency may attempt to preempt the Texas legislature and pass a law or adopt a rule or regulation prohibiting or limiting the collection of transition charges, or otherwise affecting the electric utility industry. A prohibition of this nature could negate the existence of the transition property. At least one bill was introduced in the 105th Congress prohibiting the recovery of stranded costs. If it had been adopted, this prohibition could have negated the existence of the transition property. The 105th Congress adjourned without taking any further action on that bill. As of the date of this prospectus, one bill has been introduced in the 107th Congress prohibiting the recovery of wholesale stranded costs through charges similar to the transition charges. However, for various reasons, the bill in its current form would not prohibit the imposition or collection of the transition charges authorized by the financing order.

      We cannot predict whether any future bills which prohibit the recovery of stranded costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. In the event that federal legislation preempting the Texas Electric Choice Plan were enacted, there is no assurance that the courts would consider any preemption by federal law a "taking" under the United States Constitution for which the government would be required to pay just compensation to the transition bondholders. Moreover, even if any preemption of the Texas Electric Choice Plan and/or the financing order by the federal government were considered a "taking" under the United States Constitution for which the government would be required to pay just compensation, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.

      Neither we nor Reliant Energy will indemnify you for any changes in the law, including, without limitation, any federal preemption of the Texas Electric Choice Plan, that may affect the value of your transition bonds.

Future state legislative action could reduce the value of your investment in the transition bonds.

      The Texas legislature might repeal the Texas Electric Choice Plan or amend the Texas Electric Choice Plan in a way that limits or alters the transition property so as to reduce its value. Under the Texas Electric Choice Plan, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full. For a description of this pledge, please refer to "The Texas Electric Choice Plan-- Reliant Energy and Other Utilities May Securitize Stranded Costs and Regulatory Assets" in this prospectus. Despite this pledge, the Texas legislature may attempt in the future to repeal or amend the Texas Electric Choice Plan in a manner that might limit or alter the transition property so as to reduce its value. It may be possible for the Texas legislature to repeal or amend the Texas Electric Choice Plan notwithstanding the State's pledge, if the legislature acts in order to serve a significant and legitimate public purpose. Please refer to "Texas Electric Choice Plan--Reliant Energy and Other Utilities May Securitize Stranded Costs and Regulatory Assets--Constitutional Issues" for a discussion of our counsel's views on the application of the Contract Clauses to such a repeal or amendment.

      In addition, if an action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges were considered a "taking" under the United States or Texas Constitutions, the State of Texas might be obligated to pay compensation for the taking. However, the degree of impairment necessary to meet applicable legal standards for relief could be substantially in excess of what a transition bondholder would consider material, and there is no assurance that any amount provided as compensation would be sufficient for you to fully recover your investment in the transition bonds. Please refer to "Texas Electric Choice Plan--Reliant Energy and Other Utilities May Securitize Stranded Costs and Regulatory Assets--Constitutional Issues" for a discussion of our counsel's views on the application of the Takings Clauses.

      We cannot assure you that a repeal of or amendment to the Texas Electric Choice Plan will not be sought or adopted or that an action by the State of Texas adverse to your investment in the transition bonds will not occur. In any such event, costly and time-consuming litigation might ensue. Any litigation of this type might adversely affect the price and liquidity of the transition bonds and the dates of payments of interest on and principal of the transition bonds and, accordingly, their weighted average lives. Moreover, given the lack of judicial precedent directly on point, and the novelty of the transition property, the outcome of any litigation cannot be predicted with certainty. Accordingly, you could incur a loss on or delay in recovery of your investment in the transition bonds.

      Neither we nor Reliant Energy will indemnify you for any changes in the law, including, without limitation, any future repeal or amendment of the Texas Electric Choice Plan, that may affect the value of your transition bonds.

      Unlike the citizens of California, Massachusetts, Michigan and some other states, the citizens of the State of Texas do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment of the Texas Constitution, the Texas Electric Choice Plan cannot be amended or repealed by direct action of the electorate.

The Texas commission may take actions that could reduce the value of your investment in the transition bonds.

      Pursuant to the Texas Electric Choice Plan, the financing order issued to Reliant Energy is irrevocable. The Texas commission may not directly or indirectly, by any subsequent action, rescind or amend the financing order or reduce or impair the transition charges authorized under the financing order, except for the true-up adjustments to the transition charges. However, the Texas commission retains the power to adopt, revise or rescind rules or regulations affecting Reliant Energy or a successor electric public utility. The Texas commission also retains the power to interpret the financing order, and in that capacity may be called upon to rule on the meanings of provisions of the order that may need further elaboration. Any new or amended regulations or orders by the Texas commission, for example, could affect the ability of the servicer to collect the transition charges in full and on a timely basis. Reliant Energy has agreed to institute any action or proceeding necessary to compel performance by the Texas commission or the State of Texas of any of their obligations or duties under the Texas Electric Choice Plan or the financing order with respect to the transition property. Please refer to "The Sale Agreement--Reliant Energy's Representations and Warranties" in this prospectus. However, we cannot assure you that the servicer or a successor servicer would be able to take this action or that any such action would be successful. Future regulations or orders of the Texas commission may affect the rating of the transition bonds, their price or the collection rate of the transition charges and, accordingly, the amortization of the transition bonds and their weighted average lives. As a result, you could suffer a loss on your investment in the transition bonds.

      The servicer is required to file with the Texas commission, on our behalf, certain adjustments of the transition charges. Please refer to "Reliant Energy's Financing Order--True-Ups" and "--Adjustments to Allocation of Transition Charges" in this prospectus.

      There is uncertainty associated with investing in transition bonds whose timely payment of principal and interest may depend on true-up adjustments because of the absence of any judicial or regulatory experience implementing and interpreting the provisions of the Texas Electric Choice Plan providing for true-up adjustments. We cannot assure you that the adjustment procedures and adjustments will not be challenged. Such challenges could result in costly and time consuming litigation. A shortfall or material delay in transition charge collections due to inaccurate forecasts or delayed implementation of true-up adjustments could result in principal of and interest on the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds or in payments of principal and interest not being made at all, and may materially reduce the value of your investment in the transition bonds.

                                SERVICING RISKS

The servicer may incorrectly forecast electrical consumption or incorrectly evaluate the ability of retail electric customers to pay transition charges.

      The transition charges are generally assessed based on customer usage, which includes kilowatts demanded and kilowatt-hours of electricity consumed by retail electric customers. The transition charges are calculated by the servicer according to the methodology approved in the financing order. In addition, the servicer is required to file with the Texas commission certain adjustment requests for the transition charges. These adjustments are intended to provide, among other things, for timely payment of the transition bonds. However, the frequency of these adjustments is limited. The servicer will generally base its adjustment requests on any shortfalls during the prior adjustment period and on projections of future electricity use, including both consumption and demand, and the ability of retail electric customers in Reliant Energy's service territory to pay their electric bills in full and on a timely basis. However, unforeseen events, such as weather, changes in technology associated with distributed electricity generation, changes in economic conditions, market changes due to increased competition or general confusion resulting from the introduction of retail electric competition, may make these projections inaccurate. In addition, in connection with the change to a competitive retail electric market, Reliant Energy will change its forecasting methodology to a new methodology that it has not previously utilized. If the servicer inaccurately forecasts electricity consumption or underestimates retail electric customer delinquencies or charge-offs when setting or adjusting the transition charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in transition charge payments. A shortfall or material delay in collecting transition charges could result in payments of principal of the transition bonds not being made according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

      Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

    . warmer winters or cooler summers, resulting in less electricity consumption than forecasted,

    . general economic conditions being worse than expected, causing retail electric customers to migrate from Reliant Energy's service territory or reduce their electricity consumption,

    . the occurrence of a natural disaster, such as a hurricane, unexpectedly disrupting electrical service and reducing consumption,

    . problems with electricity generation, transmission or distribution resulting from a change in the market structure of the electric industry,

    . large retail electric customers ceasing business or departing from Reliant Energy's service territory,

    .   increases in energy prices resulting in decreased consumption,

    .   changes in Reliant Energy's forecasting methodology,

    . retail electric customers consuming less electricity because of increased conservation efforts or increased electric usage efficiency, or

    . retail electric customers switching to alternative sources of energy, including self-generation of electric power.

      Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

    . unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater delinquencies or charge-offs than expected or forcing the servicer or retail electric providers to grant additional payment relief to more retail electric customers,

    . a change in law that makes it more difficult for the servicer or retail electric providers to terminate service to nonpaying retail electric customers, or that requires the servicer or retail electric providers to apply more lenient credit standards in accepting retail electric customers,

    . the introduction into the energy markets of retail electric providers who collect and remit payments arising from the transition charges, but who may fail to remit the transition charges to the servicer in a timely manner, or

    . the failure of retail electric providers to submit accurate and timely information to the servicer regarding their collections and charge-offs. Please refer to "--It may be more difficult to collect transition charges from retail electric providers than from Reliant Energy's retail electric customers" in this prospectus.

There are uncertainties associated with collecting the transition charges, and there is unpredictability associated with a deregulated electricity market.

      Before making the initial calculations required in connection with the financing order and the initial issuance of transition bonds, the servicer had not previously calculated transition charges for retail electric customers. The initial transition charges were calculated based primarily on historical performance data of retail electric customers and energy usage and collection of payments. These usage and collection records, however, do not reflect retail electric customers' payment patterns or energy usage in a competitive market, as competition is being introduced in Texas for the first time. These records also do not reflect any experience with consolidated billing by third-party retail electric providers. Because this kind of billing is new in Texas and to Reliant Energy, there are potentially unforseen factors in the billing process that may impact the collection of payments. Therefore, the records that Reliant Energy has to date may have limited value in calculating the initial transition charges and future true-up adjustments. A shortfall or material delay in collecting transition charges could result in payments of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

The servicer may encounter unexpected problems in the initial administration of the transition charges.

      The servicer does not have any experience in calculating, billing and collecting the transition charges. The servicer's inexperience in calculating, billing and collecting the transition charges and in managing retail electric customer and retail electric provider payments on our behalf could result in a shortfall or material delay in transition charge payments. A shortfall or material delay in collecting transition charges could result in payments of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

Your investment in the transition bonds is dependent on Reliant Energy or its successor or assignee, acting as servicer of the transition property.

      The servicer will be responsible for collecting the transition charges from retail electric customers and retail electric providers, and the servicer will be responsible for billing the retail electric customers or retail electric providers, as the case may be, and submitting requests to the Texas commission to adjust these charges. If Reliant Energy ceases to service the transition property, it might be difficult to find a successor servicer. Also, any successor servicer may have less experience than Reliant Energy and less-capable collection systems than Reliant Energy. A successor servicer may experience difficulties in collecting transition charges and determining appropriate adjustments to the transition charges, terminating service to retail customers or otherwise taking actions against retail customers for non-payment of their transition charges. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to Reliant Energy as servicer. If Reliant Energy were to be replaced as servicer, any of these factors and others could delay the timing of payments and may reduce the value of your investment in the transition bonds. Also, a change in servicer may cause billing and/or payment arrangements to change, which may lead to a period of disruption in which customers continue to remit payments according to the former arrangements, resulting in delays in collection that could result in a delay in payments on the transition bonds. Please refer to "The Servicing Agreement" in this prospectus.

      Under the intercreditor agreement among us, Reliant Energy and the parties to Reliant Energy's receivables financing program, a replacement servicer would require the agreement of both the trustee and the other parties to the receivables financing program. In addition, in the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee may be prevented from effecting a transfer of servicing due to operation of the bankruptcy code.

It may be more difficult to collect transition charges from retail electric providers than from Reliant Energy's retail electric customers.

      As part of the restructuring of the Texas electric industry, retail electric customers in Reliant Energy's service territory will, beginning in January 2002, or in limited circumstances, sooner, purchase electricity and related services from retail electric providers rather than Reliant Energy. At that time, Reliant Energy will no longer be permitted to sell electricity directly to retail electric customers. The Texas Electric Choice Plan requires Reliant Energy to allow retail electric providers, including its affiliated retail electric providers, pursuant to a tariff to be filed by Reliant Energy and approved by the Texas commission, to issue a single bill to retail electric customers purchasing electricity from a retail electric provider. This single bill would include all charges related to purchasing electricity from the retail electric provider, transmission and distribution services from Reliant Energy, the applicable transition charges and any other charges authorized by the Texas commission. Retail electric customers will pay the transition charges to retail electric providers who supply them with electric power. The retail electric providers will be obligated to remit payments of the transition charges, less a specified percentage allowance for charge-offs of delinquent customer accounts, to the servicer even if they do not collect the transition charges from retail electric customers. The charge-off percentage will initially be based on the servicer's system-wide charge-off percentage but will then be recalculated annually for each retail electric provider in conjunction with the true-up adjustment process based on each retail electric provider's charge-off experience. Each retail electric provider will be entitled to a credit against future transition charge payments for amounts remitted to the servicer for which the retail electric provider ceased servicing the retail electric customer and actually wrote off as uncollectible as part of the true-up mechanism provided under the Texas Electric Choice Plan and the financing order, and will be obligated to remit to the servicer transition charge collections received in excess of those actually remitted. The servicer will have rights only under very limited circumstances to collect transition charges directly from retail electric customers. Because the retail electric providers will bill most retail electric customers for the transition charges once retail competition begins, we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward transition charge collections. This may cause delays in payments on the transition bonds and adversely affect your investment in the transition bonds because:

    . There may be unexpected problems in the first few months of 2002 in converting from Reliant Energy's billing system as the retail electric providers develop and initially deploy the billing systems required to bill and collect transition charges from retail customers. In addition, as billing and collection switches from Reliant Energy to the retail electric providers, retail customers may experience some initial confusion that may affect the timing and amount of payments. Both of these factors, combined with the fact that some retail electric providers may not have experience in this type of billing and collection, could result in delay in the billing and collection of transition charges from retail customers which in turn could result in a default in payment by or affect adversely the creditworthiness of the retail electric providers.

    . Retail electric providers might use more permissive standards in bill collection and credit appraisal than Reliant Energy uses for its retail electric customers, or might be less effective in billing and collecting. As a result, those entities may not be as successful in collecting the transition charges as the servicer anticipated when the transition charges were set. This may, among other things, result in a default in payment by the retail electric provider.

    . If a retail electric provider defaults, the retail electric provider must either (i) allow the retail electric provider of last resort to assume responsibility for billing and collecting transition charges from the retail electric provider's retail electric customers, (ii) implement other mutually agreeable arrangements with the servicer or
        (iii) arrange at the retail electric provider's own expense for all amounts owed by its customers to be paid into a lock box controlled by the servicer. In no event may the servicer directly bill a retail electric customer for service that was previously billed by the retail electric provider and previously paid by that customer to the retail electric provider. In addition, if a replacement retail electric provider assumes the billing and collecting responsibility during the period of a retail electric provider default, billing and collections may be delayed due to the need to convert to such replacement provider's systems or because such replacement provider may not have adequate or complete information. This change could cause customer confusion.

    . A default by a retail electric provider which collects from a large number of retail electric customers would have a greater impact than a default by a single retail customer.

    . Any security deposit, letter of credit or comparable security or credit support provided by a retail electric provider may not be sufficient to cover any shortfalls resulting from a failure of that retail electric provider to remit transition charges to the servicer.

    . The bankruptcy of a retail electric provider may cause a delay in or a prohibition of payments to the servicer, or require a reimbursement by the servicer to the retail electric provider, of transition charges collected by the retail electric provider.

      Adjustments to the transition charges and any credit support provided by a retail electric provider will be available to compensate for a failure by a retail electric provider to pay the transition charges to the servicer. However, the adjustments and the amount of credit support may not be sufficient to protect your investment in the transition bonds. Please refer to "Reliant Energy's Financing Order--True-ups" in this prospectus.

      In addition, the Texas Electric Choice Plan provides for one or more retail electric providers in each area to be designated the "retail electric provider of last resort," for such area or for specified customer classes in such area. The Texas Electric Choice Plan requires the retail electric provider of last resort to offer basic electric service to retail electric customers in its designated area at a fixed rate, regardless of the creditworthiness of the customer. The retail electric provider of last resort may face greater difficulty in bill collection than other retail electric providers and therefore the servicer may face greater difficulty in collecting transition charges from the retail electric provider of last resort.

Retail electric customers within Reliant Energy's service territory do not have experience in paying the transition charges and paying through retail electric providers, and retail electric providers do not have experience billing and collecting transition charges.

      The transition charges are being introduced to retail electric customers within Reliant Energy's service territory for the first time. Retail electric customers unused to paying transition charges may be confused by the transition charges and any other changes in retail electric customer billing and payment arrangements. This confusion may cause the misdirection or delay of payments. This could have the effect of causing delays in collections of the transition charges. Any problems arising from new and untested systems or any lack of experience on the part of the retail electric providers with retail electric customer billing and collections could also cause delays in billing and collecting the transition charges. These delays could result in shortfalls in transition charge collections and reduce the value of your investment in the transition bonds.

There may be unexpected problems in receiving accurate metering data at the time provision of metering services first becomes competitive in January 2004.

      Currently, and until January 2004, Reliant Energy provides all metering services in its service territory. As part of the restructuring of the Texas electric industry, metering services will be provided on a competitive basis beginning in January 2004 for commercial and industrial customers and by at least January 2005 for residential customers. After January 2004, third parties will be permitted to perform metering services and provide metering data to the servicer that the servicer will utilize in calculating and billing transition charges. The Texas commission has not yet established certification or performance standards for third party metering entities. The third parties will not have previously performed metering services in Reliant Energy's service territory. As a result, there may be unforeseen problems in converting to the third party's metering system, in taking accurate meter readings and in collecting and processing accurate metering data following the conversion to competitive metering. Inaccurate metering data may lead to inaccuracies in the calculation and imposition of transition charges and could give rise to disputes between the servicer and retail electric providers regarding payments and payment shortfalls. A shortfall or material delay in collecting transition charges due to the foregoing could result in payments of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds or payments of principal and interest not being made at all.

Replacement of Reliant Energy as servicer upon a servicer default would require the consent of the receivables trustee under Reliant Energy's receivables financing arrangement.

      Reliant Energy has an accounts receivable sale arrangement under which it sells substantially all of the accounts receivable of Reliant Energy HL&P (other than the transition charges all of which are excluded from this arrangement) on a revolving basis. Under an intercreditor agreement among us, Reliant Energy, the trustee, and the parties to the receivables financing program, replacement of the servicer would require the agreement of both the trustee and the parties to the receivables financing program. In the event of a default by the servicer under the servicing agreement, if the trustee and the receivables parties were unable to agree on a replacement servicer, the trustee would be unable to replace Reliant Energy or any successor as servicer. See "The Servicing Agreement--Intercreditor Agreement" in this prospectus.

Collection practices may reduce the value of your investment in the transition bonds.

      The financing order sets the methodology for determining the amount of the transition charges we may impose on each customer. The servicer cannot change this methodology without approval from the Texas commission. However, the servicer may set its own billing and collection arrangements with retail electric providers and with those retail electric customers from whom it collects the transition charges directly, provided that these arrangements comply with the Texas commission's customer safeguards. For example, to recover part of an outstanding bill, the servicer may agree to extend a retail electric provider's or customer's payment schedule or to write off the remaining portion of the bill, including the transition charges. Also, the servicer may change billing and collection practices. Any change to billing and collection practices may have an adverse or unforseen impact on the timing and amount of retail electric customer payments and may reduce the amount of transition charge collections and thereby limit our ability to make scheduled payments on the transition bonds. Separately, the Texas commission may require changes to these practices. Any changes in billing and collection regulation might adversely affect the billing terms and the terms of remittances by retail electric providers to the servicer or make it more difficult for the servicer to collect the transition charges. These changes may adversely affect the value of your investment in the transition bonds and their amortization and, accordingly, their weighted average lives. Please refer to "The Servicer of the Transition Property--How Reliant Energy Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage" in this prospectus.

Limits on rights to terminate service may make it more difficult to collect the transition charges.

      An important element of an electric utility's policies and procedures relating to credit and collections is the right to disconnect service on account of nonpayment. The financing order expressly provides that we may authorize the servicer to disconnect service for nonpayment of transition charges to the same extent as an electric utility. Moreover, if the servicer is billing customers for transition charges, the servicer may terminate transmission and distribution service to the customer for non-payment pursuant to the applicable rules of the Texas commission. If a retail electric provider, including the retail electric provider of last resort, is billing customers for transition charges, the retail electric provider has the right to transfer a non-paying customer to the retail electric provider of last resort or another retail electric provider or to direct the servicer to terminate transmission and distribution service pursuant to applicable rules of the Texas commission. Nonetheless, Texas statutory requirements and the rules and regulations of the Texas commission, which may change from time to time, regulate and control the right to disconnect service. Reliant Energy and the retail electric providers may not terminate service to a retail electric customer on (1) a weekend day,
(2) a day when the previous day's high temperature did not exceed 32 degrees Fahrenheit and is predicted to remain at or below that level for the next 24 hours or (3) a day for which the National Weather Service issues a heat advisory for any county in Reliant Energy's service territory, or when a heat advisory has been issued for either of the two prior calendar days. As a result, Reliant Energy or the retail electric provider must continue to provide service to these retail electric customers under these circumstances. To the extent these retail electric customers do not pay for their electric service, the servicer will not be able to recoup transition charges from these retail electric customers. This would reduce the amount of transition charge collections available for payments on the transition bonds until the expected associated reduction in payments is factored into the transition charge true-up adjustments.

      RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY

We will not receive transition charges for any series of transition bonds more than 15 years from the date of issuance of that series of transition bonds.

      We will not be entitled to charge transition charges for any series of transition bonds after the fifteenth anniversary of the issuance of that series of transition bonds, although we may recover amounts due through judicial process after the 15 year period expires. Amounts collected from the transition charges imposed for electricity delivered through the fifteenth anniversary of a series of transition bonds, or from credit enhancement funds, may not be sufficient to repay that series of the transition bonds in full. If that is the case, no other funds will be available to pay the unpaid balance due on that series of the transition bonds.

In some periods the amount of transition charges cannot exceed statutory maximum rates.

      The Texas Electric Choice Plan establishes maximum rates that may be charged to residential and small commercial customers during the periods specified in the Texas Electric Choice Plan for each of those classes of customers. See "The Texas Electric Choice Plan" in this prospectus. In addition, the rates that Reliant Energy may charge under special contracts with certain industrial customers are limited by the terms of those contracts. These maximum rates are substantially higher than the transition charges approved in the financing order. In the event that the maximum rate applicable to a customer class prevents the collection of the full transition charge from that class, then the transition charge for all other customer classes would be increased in order to make up for any transition charge revenue shortfall, subject to maximum rates applicable to the other classes and to the provisions of the Texas Electric Choice Plan that prohibit the shifting of costs from customer classes subject to maximum rates to customer classes which are not subject to maximum rates. See "The Texas Electric Choice Plan" in this prospectus. These limitations could reduce the amount or the rate of collection of transition charge revenues, which may materially and adversely affect the value of your transition bond investment.

Foreclosure of the trustee's lien on the transition property may not be practical.

      Under the Texas Electric Choice Plan and the indenture, the trustee or the transition bondholders have the right to foreclose or otherwise enforce the lien on the transition property securing the transition bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure may not be a realistic or practical remedy.

           RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF
                          THE SELLER OR THE SERVICER

For a detailed discussion of the following bankruptcy risks, please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

The servicer may commingle the transition charges with other revenues it collects. This may reduce the value of your investment in the transition bonds in the event the servicer enters bankruptcy proceedings.

      The servicer will not be required to segregate the transition charges from the other funds it collects from retail electric customers or retail electric providers or its general funds. The transition charges will be segregated only when the servicer pays them to the trustee. The servicer will be permitted to remit collections to the trustee on a monthly basis if Reliant Energy or any successor to Reliant Energy's electric transmission and distribution business remains the servicer, no servicer default has occurred, and:

    . Reliant Energy or its successor has the requisite credit ratings from the rating agencies specified in the servicing agreement,

    . Reliant Energy or its successor satisfies the specified rating agency condition and complies with any conditions or limitations imposed by the rating agencies in connection therewith, or

    . Reliant Energy or its successor obtains a letter of credit or surety bond to assure remittances of collections on each remittance date.

      If these conditions are not satisfied, the servicer will be required to remit collections to the trustee within two business days of receipt. Despite these requirements, the servicer might fail to pay the full amount of the transition charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the amount of transition charge collections available to make payments on the transition bonds.

      In a bankruptcy of the servicer, a bankruptcy court might decline to recognize our right to collections of the transition charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your transition bonds and could materially reduce the value of your investment in the transition bonds. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

The bankruptcy of Reliant Energy could result in losses or delays in payments on the transition bonds.

      The Texas Electric Choice Plan and the financing order provide that as a matter of Texas state law:

    .   the transition charges are contract rights of Reliant Energy,

    . Reliant Energy may make a present transfer of its rights under the financing order, including the right to receive future transition charges that retail electric customers do not yet owe,

    .   upon the transfer to us, the rights will become property rights, and

    . the transfer of the transition property from Reliant Energy to us as it has been structured in this transaction is a true sale of the transition property, not a pledge of the transition property to secure a financing by Reliant Energy.

      Please refer to "The Texas Electric Choice Plan" in this prospectus. These four provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of Reliant Energy. In addition, the transaction has been structured with the objective of keeping us separate from Reliant Energy in the event of a bankruptcy of Reliant Energy.

      A bankruptcy court generally follows state property law on issues such as those addressed by the four state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to federal bankruptcy law or policy. If a bankruptcy court in a Reliant Energy bankruptcy refused to enforce one or more of the state property law provisions described above for this reason, the effect on you as a transition bondholder could be similar to the treatment you would receive in a Reliant Energy bankruptcy if the transition bonds had been issued directly by Reliant Energy. In addition, a decision by the bankruptcy court that, despite our separateness from Reliant Energy, our assets and liabilities and those of Reliant Energy should be consolidated would have a similar effect on you as a transition bondholder. Either decision could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment in the transition bonds. For example:

    . in each case, without permission from the bankruptcy court, which could be denied, the trustee could be prevented from:

     .   exercising any remedies against Reliant Energy on your behalf,

     .   recovering funds to repay the transition bonds,

     . using funds in the accounts under the indenture to make payments on the transition bonds, or

     .   replacing Reliant Energy as the servicer,

    . the bankruptcy court could order the trustee to exchange the transition property for other property, which might be of lower value,

    . tax or other government liens on Reliant Energy's property that arose after the transfer of the transition property to us might nevertheless have priority over the trustee's lien and might be paid from collected transition charges before payments on the transition bonds,

    . the trustee's lien might not be properly perfected in the collected transition charges that were commingled with other funds Reliant Energy collects from its retail electric customers or retail electric providers as of the date of Reliant Energy's bankruptcy, or might not be properly perfected in all of the transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against Reliant Energy,

    . the trustee's lien may not extend to transition charges in respect of electricity consumed after the commencement of Reliant Energy's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against Reliant Energy,

    . we and Reliant Energy might be relieved of any obligation to make any payments on the transition bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

    . Reliant Energy might be able to alter the terms of the transition bonds as part of its plan of reorganization,

    . the bankruptcy court might rule that the transition charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

    . the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against Reliant Energy which may be difficult to prove.

      Furthermore, if Reliant Energy enters bankruptcy proceedings, it may be permitted to stop acting as servicer and it may be difficult to find a successor servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer may cause payment delays or losses on your investment in the transition bonds. Also, the mere fact of a servicer bankruptcy proceeding could have an adverse effect on the resale market for the transition bonds and the value of the transition bonds. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

The sale of the transition property could be construed as a financing and not a sale in a case of Reliant Energy's bankruptcy.

      The Texas Electric Choice Plan provides that the characterization of a transfer of transition property as a sale or other absolute transfer will not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and Reliant Energy will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transition bonds will be treated as a financing and not a sale. In the event of a bankruptcy of Reliant Energy, a party in interest (including Reliant Energy itself) in the bankruptcy may assert that the sale of the transition property to us was a financing transaction and not a "sale or other absolute transfer" and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of Reliant Energy in the bankruptcy proceedings, although as discussed above a court may determine that we only have an unsecured claim against Reliant Energy. Although we expect that we would, on behalf of ourselves and the trustee, in that case have a security interest in the transition property, we would not likely be entitled to access to the transition charge collections during the bankruptcy and would be subject to the typical risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the transition bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of transition charge collections and therefore the amount and timing of funds available to us to pay transition bondholders.

   RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC
                                   PROVIDERS

Retail electric providers may commingle the transition charges with other revenues they collect. This may reduce the value of your investment in the transition bonds in the event a retail electric provider enters bankruptcy proceedings.

      A retail electric provider will not be required to segregate from its general funds the transition charges it collects, but will be required to remit to the servicer an amount equal to transition charges billed to it within 35 calendar days after billing by the servicer. A retail electric provider nevertheless might fail to remit the full amount of the transition charges owed to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the amount of transition charge collections available to make timely payments on the transition bonds.

      In a bankruptcy of a retail electric provider, a bankruptcy court might decline to recognize the rights of the trustee to collections of the transition charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy. If so, the collections of the transition charges held by a retail electric provider as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the retail electric provider for those amounts.

This decision could cause material delays in payments of principal or interest or losses on your transition bonds and could materially reduce the value of your investment in the transition bonds. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held by the trustee may not be available to cover amounts owed by the retail electric provider.

      If a retail electric provider does not have the credit rating required by the financing order, it may nevertheless qualify to act as a retail electric provider if, among other alternatives, it provides a cash deposit equal to two months' maximum expected transition charge collections. Please refer to "Retail Electric Providers" in this prospectus. That cash deposit will be held by the trustee under the indenture. However, it is unclear whether the Texas Electric Choice Plan creates a lien on the cash deposit in favor of the trustee. If the retail electric provider becomes bankrupt, the trustee would be stayed from applying that cash deposit to cover amounts owed by the retail electric provider, and the trustee may be required to return that cash deposit to the retail electric provider's bankruptcy estate if the bankruptcy court determines there is no valid right of set-off or recoupment. In that case, the issuer may only have an unsecured claim for any amounts owed by the retail electric provider in the retail electric provider's bankruptcy proceedings.

If a retail electric provider enters bankruptcy proceedings, transition charge payments made by that retail electric provider to the servicer may constitute preferences, and the servicer may be required to return such funds to the bankruptcy estate of the retail electric provider.

      In the event of a bankruptcy of a retail electric provider, a party in interest may take the position that the remittance of funds by the retail electric provider to the servicer, pursuant to the financing order, prior to bankruptcy constitutes a preference under bankruptcy law. If a court were to hold that the remittance of funds constitutes preferences, any remittance of such funds made within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds may be required to be returned to the bankruptcy estate of the retail electric provider.

      Until the time that Reliant Energy distributes the stock it owns of its 80% owned subsidiary, Reliant Resources, Inc., some retail electric providers in Reliant Energy's service territory will be indirect 80% owned subsidiaries of Reliant Energy. Please refer to "Reliant Energy--Reliant Energy's Business Separation Plan." Even after the distribution, these retail electric providers may be deemed to be affiliated with the servicer under bankruptcy law. Under certain circumstances, the servicer may be considered an "insider" under bankruptcy law of any retail electric provider that is affiliated or deemed to be affiliated with Reliant Energy. These affiliated retail electric providers are expected to serve a large percentage of customers during the early stages of customer choice and are therefore expected initially to collect a large percentage of the transition charges. If the servicer is considered to be an "insider" of the bankrupt affiliated retail electric provider, any transfers of funds remitted to the servicer by the affiliated retail electric provider within one year of the filing of the bankruptcy petition may be held to constitute preferences under bankruptcy law and could be subject to avoidance. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

                             OTHER BANKRUPTCY RISKS

A Texas commission sequestration order for transition property in case of default may not be enforceable in bankruptcy.

      The Texas Electric Choice Plan provides that if a default or termination occurs under the transition bonds, the Texas commission may order that amounts arising from the transition charges be transferred to a separate account, and the trustee or transition bondholders may apply to a district court of Travis County, Texas, for an order for sequestration and payment of revenues arising from the transition charges. However, federal bankruptcy law may prevent the Texas commission or a Texas court from issuing or enforcing these orders. The indenture requires the trustee to request an order from the bankruptcy court to permit the Texas commission or Texas court to issue and enforce these orders. However, the bankruptcy court may deny the request. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

      Some of the risks described in this section have been illustrated in the bankruptcy cases of LTV Steel Company and certain affiliates, or "LTV". Upon the debtors' motion for interim authority to use cash collateral, the bankruptcy judge allowed the debtors to use receivables (and the related cash proceeds) that had been transferred to LTV's special purpose finance subsidiary prior to the commencement of the bankruptcy case and pledged by the subsidiary to a third party. As adequate protection for the transferred receivables, the court granted the pledgee a first priority unsecured claim against LTV and a security interest in receivables generated after commencement of the case. In a preliminary ruling denying the pledgee relief from the order, the court observed that the ultimate issue of whether LTV actually sold the receivables to the special purpose finance subsidiary was a fact-intensive issue that could not be resolved without extensive discovery and an evidentiary hearing. The dispute was then settled in conjunction with the approval of senior secured financing that would retire the debt securities issued by the special purpose finance subsidiary.

       OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

Reliant Energy's obligation to indemnify us for a breach of a representation or warranty may not be sufficient to protect your investment in the transition bonds.

      If Reliant Energy breaches a representation or warranty in the sale agreement, Reliant Energy is obligated to indemnify us and the trustee for any losses, liabilities, obligations, claims, actions, suits or payments resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, Reliant Energy is obligated to indemnify us and the trustee for principal and interest on the transition bonds not paid when due in accordance with their terms, and the amount of any deposits to us required to have been made which are not made when so required, in each case solely as a result of such breach of a representation or warranty. However, the amount of any indemnification paid by Reliant Energy may not be sufficient for you to recover all of your investment in the transition bonds. In addition, Reliant Energy will not be obligated to repurchase the transition property in the event of a breach of any of its representations and warranties regarding the transition property, and neither the trustee nor the transition bondholders will have the right to accelerate payments on the transition bonds as a result of a breach of any of its representations and warranties, absent an event of default under the indenture as described in "The Indenture--What Constitutes an Event of Default on the Transition Bonds." As a part of its business separation plan, Reliant Energy plans to create a new holding company and transfer all of its assets and businesses other than its transmission and distribution utility business to subsidiaries of the new holding company. Reliant Energy will continue to hold its transmission and distribution assets as a subsidiary of the new holding company. Please refer to "Reliant Energy--Reliant Energy's Business Separation Plan" in this prospectus. If Reliant Energy becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that transition bondholders will be unsecured creditors of Reliant Energy with respect to any of these indemnification amounts. Please refer to "The Sale Agreement--Reliant Energy's Representations and Warranties" in this prospectus.

Technological change may make alternative energy sources more attractive in the future.

      The continuous process of technological development may result in the introduction of economically attractive alternatives to purchasing electricity through Reliant Energy's distribution facilities for increasing numbers of retail customers. Previously, only the largest industrial and institutional users with large process steam requirements could use cogeneration or self-generation installations cost-effectively. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of retail customers. Electric customers within Reliant Energy's service territory whose load is served by an on-site power production facility with a rated capacity of 10 megawatts or less will not be required to pay transition charges except for transition charges associated with services actually provided by the transmission and distribution utility. A reduction in the number of payers of transition charges could result in delays or a failure to make payments of interest on and principal of the transition bonds.

The absence of a secondary market for the transition bonds could limit your ability to resell your transition bonds.

      The underwriters for the transition bonds may assist in resales of the transition bonds but they are not required to do so. A secondary market for the transition bonds may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your transition bonds. We do not expect that the transition bonds will be listed on any securities exchange. Please refer to "Plan of Distribution for the Transition Bonds" in this prospectus.

Reliant Energy's ratings may affect the market value of the transition bonds.

      A downgrading of the credit ratings on the debt of Reliant Energy could have an adverse effect, at least temporarily, on the market value of your transition bonds.

The implications of the ratings issued with respect to the transition bonds are limited.

      The transition bonds will be rated by one or more established rating agencies. The ratings merely analyze the probability that we will repay the total principal amount of the transition bonds at final maturity and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments will be paid on time according to the expected amortization schedule and do not assess the speed at which we will repay the principal of the transition bonds. Thus, we may repay the principal of your transition bonds at a different rate than you expect, which may materially reduce the value of your investment in the transition bonds. A rating is not a recommendation to buy, sell or hold transition bonds. The rating assigned to the transition bonds may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment. Please refer to "Ratings for the Transition Bonds" in this prospectus.

You may have to reinvest the principal of your transition bonds at a lower rate of return in the event the transition bonds are optionally redeemed.

      If so provided in the prospectus supplement for a series of transition bonds, the transition bonds of that series may be subject to optional redemption by us. Redemption of a series of the transition bonds will result in a shorter than expected weighted average life for that series. Redemption will also shorten the yield to maturity of the transition bonds redeemed. Future market conditions may require you to reinvest the proceeds of such a redemption at a rate lower than the rate you received on the transition bonds. We cannot predict whether we will redeem any series of the transition bonds. Please refer to "Weighted Average Life and Yield Considerations for the Transition Bonds" and "The Transition Bonds--Credit Enhancement for the Transition Bonds" in this prospectus.

We may issue additional series of transition bonds.

      We may issue new series of the transition bonds without the prior review or approval of you and the other holders of outstanding transition bonds. These series may include terms and provisions that would be unique to that particular series. We may not issue a new series of transition bonds if the issuance would result in the credit ratings on any outstanding series of the transition bonds being reduced or withdrawn. However, we cannot assure you that a new series would not cause reductions or delays in payments on your transition bonds. In order to issue an additional series of the transition bonds, Reliant Energy would need to obtain an additional financing order. An additional financing order would specify the amount of additional transition charges created for each additional series of the transition bonds. Please refer to "The Transition Bonds" in this prospectus. In addition, some matters relating to the transition bonds require the vote of the holders of all series and classes of the transition bonds. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

      Reliant Energy may sell transition property to one or more entities other than us in connection with the issuance of a new series of transition bonds under a separate financing order. Neither any sales nor the terms of any transition bonds issued by that entity or entities will be subject to the prior review by or consent of the transition bondholders of any series or class. We cannot assure you, however, that the issuance of other transition bonds secured by the transition property would not cause reductions or delays in payments on your transition bonds.

You may receive principal payments later than you expect or, in limited circumstances, earlier than you expect.

      The amount and the rate of collection of transition charges that the servicer will collect from each customer class will partially depend on actual electricity usage and the amount of delinquencies and write-offs for that customer class. The amount and the rate of collection of the transition charges, together with the transition charge adjustments, will generally determine whether there is a delay in the scheduled repayments of transition bond principal. If the servicer collects the transition charges at a slower rate than expected from any customer class, it may have to request adjustments of the transition charges. If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest and a decrease in the value of your investment in the transition bonds. If there is an acceleration of the transition bonds before maturity, all classes of transition bonds will be paid pro rata; therefore, some classes may be paid earlier than expected and some classes may be paid later than expected. Unless there is a redemption or an acceleration of the transition bonds before maturity, the transition bonds will not be retired earlier than scheduled. Please refer to "The Transition Bonds" in this prospectus.

                                 RELIANT ENERGY

General

      Reliant Energy is a diversified international energy services and energy delivery company that provides energy and energy services in North America and Western Europe. It operates one of the nation's largest electric utilities in terms of kilowatt-hour sales, and its three natural gas distribution divisions together form one of the United States' largest natural gas distribution operations in terms of customers serviced. Reliant Energy invests in the acquisition, development and operation of international and domestic non-rate regulated power generation facilities. It owns two interstate natural gas pipelines that provide gas transportation, supply, gathering and storage services, and it also engages in wholesale energy marketing and trading.

      Reliant Energy's principal subsidiaries include:

    . its approximately 80% owned subsidiary, Reliant Resources, Inc., or "RRI," which holds substantially all of Reliant Energy's unregulated businesses, including the operations conducted by its Wholesale Energy and European Energy business segments, its communications business, its eBusiness group, its new ventures group, and its retail electric business, including Reliant Energy's affiliated retail electric providers, and

    . its wholly owned subsidiary, Reliant Energy Resources Corp., or "RERC," which conducts its operations primarily in the natural gas industry and includes the operations conducted by its Natural Gas Distribution and Pipelines and Gathering business segments.

Reliant Energy's Business Separation Plan

      In anticipation of electric deregulation in Texas under the Texas Electric Choice Plan, Reliant Energy submitted its amended business separation plan to the Texas commission in the third quarter of 2000 and the plan was approved in December 2000. Under the plan, Reliant Energy intends to restructure its businesses into two distinct publicly traded companies in order to separate its unregulated businesses from its regulated businesses.

      As contemplated by Reliant Energy's business separation plan, RRI completed an initial public offering of approximately 20% of its common stock in exchange for net proceeds of approximately $1.7 billion in May 2001. Reliant Energy expects to distribute the remaining shares of RRI common stock that it owns to its shareholders or its successor's shareholders within 12 months of the completion of the RRI initial public offering. This distribution is subject to further corporate approvals, market and other conditions, and government actions, including receipt of a favorable Internal Revenue Service ruling that the distribution would be tax-free to Reliant Energy or its successor and its shareholders or its successor's shareholders for United States federal income tax purposes. Neither we nor Reliant Energy can assure you that the distribution will be completed as described or within this time period. After the distribution is completed, Reliant Energy will no longer own or control the entities that have been formed to conduct its business of selling electricity to retail customers. However, these entities will continue to be its "affiliated retail electric providers" under the Texas commission's final order issued in Reliant Energy's business separation plan proceeding even after the distribution.

      As part of Reliant Energy's business separation plan, it plans to undergo a restructuring of its corporate organization to achieve a holding company structure that it expects will be exempt from registration under the Public Utility Holding Company Act of 1935, and in connection with the restructuring it will convert into a Texas limited liability company. Reliant Energy also intends to convey the regulated electric generating assets of its electric utility division, Reliant Energy HL&P, to an indirect wholly owned subsidiary, which is referred to as "Texas Genco." Reliant Energy expects Texas Genco will conduct a public offering or distribution of approximately 20% of its common stock in the first half of 2002. Reliant Energy has granted RRI an option that will be exercisable in January 2004 to purchase all of the shares of capital stock of Texas Genco owned by it or its successor holding company.

      Subject to certain limited exceptions, Reliant Energy, as of the date of this prospectus, is exempt from regulation as a public utility holding company pursuant to Section 3(a)(2) of the Public Utility Holding Company Act of 1935.

Where You Can Find More Information About Reliant Energy

      Reliant Energy files reports and other information with the SEC. You may read and copy any document Reliant Energy files with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Reliant Energy's filings are also available to the public on the SEC's Internet site located at http://www.sec.gov. In addition, you may inspect Reliant Energy's reports at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005, and at the offices of the Chicago Stock Exchange at 440 South LaSalle Street, Chicago, Illinois 60605.

      You may also obtain a copy of Reliant Energy's filings with the SEC at no cost, by writing to or telephoning it at the following address:

                          Reliant Energy, Incorporated
                                 1111 Louisiana
                              Houston, Texas 77002
                           Attn: Corporate Secretary
                                 (713) 207-3000

                         THE TEXAS ELECTRIC CHOICE PLAN

The Texas Electric Choice Plan's General Effect on the Electric Utility Industry in Texas

      An Overview of the Texas Electric Choice Plan. The Texas Electric Choice Plan was enacted by the Texas legislature in June 1999 and became effective on September 1, 1999. The Texas Electric Choice Plan, among other things:

    . authorizes competition in the retail electric market and the electricity generation market for electricity beginning in January 2002, and in some instances sooner,

    .   provides for recovery of stranded costs and regulatory assets,

    . requires a rate freeze for all retail electric customers until January 2002, and certain rate reductions for residential and small commercial retail electric customers for up to five years thereafter,

    . sets certain limits on capacity owned and controlled by power generation companies,

    . provides for an earnings test for each of the three years of the rate freeze period,

    . provides for the elimination of the fuel cost reconciliation process, and

    .   provides for a 2004-true-up proceeding for stranded costs.

      In June 1999, the Texas legislature enacted the Texas Electric Choice Plan. The Texas Electric Choice Plan substantially amended the regulatory structure governing electric utilities in Texas in order to allow retail competition for electric customers. While the Texas Electric Choice Plan calls for implementation of a competitive retail electric market beginning on January 1, 2002, the Texas commission has the authority to delay implementation in certain circumstances.


      For purposes of this prospectus, we have assumed that retail electric competition will begin in Texas on January 1, 2002. In the event that such implementation date is delayed, references to the January 2002 date will refer to the date on which a competitive retail electric market is implemented in Texas.


      Unbundling. Each electric utility was required to separate its customer-related energy services activities that are otherwise already widely available in the competitive market from its regulated activities by September 1, 2000. By January 1, 2002, each electric utility must separate its business into the following units:

    .   a power generation company,

    .   a retail electric provider, and

    . a transmission and distribution utility or separate transmission and distribution utilities.

A power generation company generates electricity that is intended to be sold at wholesale. In general, a power generation company may not own a transmission or distribution facility and may not have a certificated service area. A retail electric provider sells electric energy to retail electric customers. A retail electric provider may not own or operate generation assets. A transmission and distribution utility owns or operates facilities to transmit or distribute electricity.

      Retail Competition. Pursuant to the statute, utilities were required to implement a "pilot project" covering 5% of the utility's load in all customer classes by June 2001. The commencement of the pilot project was delayed by the Texas commission until July 31, 2001. Retail electric customers electing to participate in the pilot project will choose their own retail electric provider, but cannot choose the retail electric provider affiliated with their existing utility. Beginning in January 2002, all retail electric customers will be able to choose their own retail electric provider, which may be the retail electric provider affiliated with their existing utility. The Texas Electric Choice Plan freezes base rates of most investor-owned electric utilities until full competition begins in January 2002. The affiliated retail electric provider of the utility serving a retail electric customer on December 31, 2001, may continue service, unless the retail electric customer chooses another retail electric provider. Competition in a particular region of the state may be delayed if the Texas commission determines that that region is unable to offer fair competition and reliable service to all retail customer classes.

      "Price to Beat" and Services. Effective in January 2002, the affiliated retail electric provider of a utility must make available a "price to beat" to residential and small commercial retail electric customers in the electric utility's service area. The "price to beat" will be 6% less than the bundled rates of the electric utility in effect on January 1, 1999, adjusted to take into account a new fuel factor as of December 31, 2001. Beginning in January 2002, for all residential and most small commercial retail electric customers, the affiliated retail electric provider may not charge rates that are different than the "price to beat" for three years or until 40% of retail electric customers in that class have chosen new retail electric providers. Each utility in Reliant Energy's region must include a provision to establish a "price to beat" in their transition to competition plans submitted to the Texas commission. The "price to beat" is subject to adjustment only in limited circumstances.

      The Texas commission will designate a "provider of last resort" for each customer class in each service area in the state. The provider of last resort will be required to offer, in its service area, a standard retail service package for each class of retail electric customers at a fixed rate approved by the Texas commission to be offered to any requesting retail electric customer in that service area.

      The transmission and distribution affiliate of the electric utility that was serving the area before competition begins will provide metering services for residential retail electric customers until the later of September 1, 2005, or the date when 40% of those retail electric customers are taking service from unaffiliated retail electric providers. For other retail electric customers, metering services will become competitive on January 1, 2004. As of the date of this prospectus, the Texas commission has not commenced rulemaking proceedings relating to the provision of metering services.

Recovery of Stranded Costs for Reliant Energy and Other Texas Utilities

      The Texas Electric Choice Plan allows utilities an opportunity to recover their net, verifiable, nonmitigatible stranded costs incurred in purchasing power and providing electric generation service. Stranded costs include the positive excess of the net book value of generation assets over the market value of the assets, taking into account:

    .   a utility's generation assets,

    .   any above-market purchased power costs, and

    . any deferred debit relating to a utility's mandatory discontinuance of the application of Statement of Financial Accounting Standards No. 71 ("Accounting for the Effects of Certain Types of Regulation") for generation-related assets.

      As a mechanism to recover these stranded costs, the Texas Electric Choice Plan provides for the imposition and collection of competition transition charges on retail electric customers' bills. In general, the retail electric customers will be assessed competition transition charges regardless of whether the retail electric customers purchase electricity from the utility that historically served them or another electric generation supplier. Competition transition charges are similar to transition charges in the way they are imposed and collected, but competition transition charges are not securitized.

Reliant Energy and Other Utilities May Securitize Stranded Costs and Regulatory Assets

      We May Issue Transition Bonds to Recover Reliant Energy's Stranded Costs and Regulatory Assets. The Texas Electric Choice Plan authorizes the Texas commission to issue "financing orders" approving the issuance of transition bonds to recover regulatory assets and stranded costs of an electric utility. A utility, its successors or a third-party assignee of a utility may issue transition bonds. Under the Texas Electric Choice Plan, proceeds of transition bonds must be used to reduce the amount of recoverable regulatory assets through the refinancing or retirement of the electric utility's debt or equity. The transition bonds are secured by or payable from transition property, which includes the right to impose, collect and receive the transition charges, and may have a maximum maturity of 15 years. The amounts of transition charges must be allocated to customer classes based in part on the methodology used to allocate the costs of the underlying assets in the utility's most recent Texas commission order addressing rate design and in part based on the energy consumption of the customer classes. Transition charges can be imposed only when and to the extent that transition bonds are issued.

      The Texas Electric Choice Plan contains a number of provisions designed to facilitate the securitization of regulatory assets and stranded costs.

      Creation of Transition Property. Under the Texas Electric Choice Plan, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges authorized in the order, are first transferred to an assignee or pledged in connection with the issuance of transition bonds.

      A Financing Order is Irrevocable. A financing order, once effective, together with the transition charges authorized in the order, is irrevocable and not subject to reduction, impairment or adjustment by the Texas commission except for adjustments pursuant to the Texas Electric Choice Plan in order to correct overcollections or undercollections and to provide that sufficient funds are available for payments of debt service and other required amounts in connection with the transition bonds. In addition, under the Texas Electric Choice Plan, the State of Texas has pledged, for the benefit and protection of transition bondholders and the electric utilities covered by the Texas Electric Choice Plan, that it will not take or permit any action that would impair the value of the transition property or, except for adjustments discussed in "Reliant Energy's Financing Order--True-ups," reduce, alter or impair the transition charges to be imposed, collected and remitted to transition bondholders, until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.

      Although a financing order is irrevocable, the Texas Electric Choice Plan allows applicants to apply for one or more new financing orders to provide for retiring and refunding of transition bonds.

      Constitutional Issues. To date, no cases addressing the repeal or amendment of securitization provisions such as those contained in the Texas Electric Choice Plan have been decided in Texas or other states. There have been cases in other states in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise reducing or eliminating the security for bonds. Based upon this case law, in the opinion of Baker Botts L.L.P., counsel to Reliant Energy and us, the pledge described above would be treated as creating a contractual obligation for purposes of the Contract Clauses of the United States and Texas constitutions, and the State of Texas could not, consistent with the Contract Clauses of the United States and Texas Constitutions, take any action of a legislative character, including the repeal or amendment of the securitization provisions of the Texas Electric Choice Plan, which would substantially impair the value of the transition property or substantially reduce, alter or impair the transition charges in a manner violative of the State's pledge described above, unless such action is a reasonable exercise of the sovereign powers of the State of Texas and of a character reasonable and appropriate to the public purpose justifying such action. It may be possible for the Texas legislature to repeal or amend the Texas Electric Choice Plan notwithstanding the State's pledge, if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety.

      In addition, any action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges may be considered a "taking" under the United States or Texas Constitutions. Baker Botts L.L.P. has advised us that they are not aware of any federal or Texas court cases addressing the applicability of the federal or Texas Takings Clauses in a situation analogous to that which could be involved in an amendment or repeal of the Texas Electric Choice Plan. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Texas Electric Choice Plan, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States or Texas Constitution, Baker Botts L.L.P. is of the opinion that under existing case law the State of Texas could not repeal or amend the securitization provisions of the Texas Electric Choice Plan, or take any other action in contravention of the State's pledge described above, that substantially impairs the rights of the transition bondholders without paying just compensation to the transition bondholders, as determined by a court of competent jurisdiction, if doing so (i) under the federal Takings Clause, would constitute a permanent appropriation of a substantial property interest of the transition bondholders in the transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds or (ii) under the Texas Takings Clause, did not accomplish a legitimate goal (i.e., was not substantially related to the health, safety or general welfare of the people) or was not reasonable, as determined under a case-by-case analysis taking into account such factors as whether the action taken would render the transition bonds wholly useless, would cause a disproportionate diminution in economic value to the transition bondholders or was for the State's own advantage. In connection with the foregoing, Baker Botts L.L.P. notes that the determination of whether a substantial impairment or a permanent appropriation of a substantial property interest had occurred would be subject to determination under case law standards developed primarily with respect to uses of real property and that there is little guidance as to how those standards would be applied to a financial obligation. The degree of impairment necessary to meet the standards for relief under a takings analysis could be substantially in excess of what a transition bondholder would consider material. If such a legislative action were determined to be a taking, the State of Texas might be obligated to pay compensation for the taking, but there is no assurance that any amount provided as compensation would be sufficient for you to fully recover your investment in the transition bonds. A copy of the Baker Botts L.L.P. opinion is filed as an exhibit to the registration statement.


      As of the date of this prospectus, the Texas legislature is not scheduled to be in session until January 2003 and we are not aware of any pending legislation in the Texas legislature that would affect the securitization provisions of the Texas Electric Choice Plan.

      The Texas Commission May Adjust Transition Charges. The Texas Electric Choice Plan requires the Texas commission to provide in all financing orders a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of the transition bonds:

    . to correct any overcollections or undercollections during the preceding 12 months, and

    . to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

      Current Retail Electric Customers Cannot Avoid Paying Transition Charges. The Texas Electric Choice Plan provides that the transition charges are nonbypassable. Nonbypassable means that a utility collects these charges from all existing retail electric customers of a utility and all future retail electric customers located within the utility's service territory as it existed on May 1, 1999, except for certain categories of existing customers whose load has been lawfully served by a fully operational qualifying facility before September 1, 2001, or by an on-site power production facility with a rated capacity of 10 megawatts or less, or customers in a dually certificated service area that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999. The utility is generally entitled to collect transition charges from non-exempted customers even if they are purchasing electricity from another supplier or choose to operate self-generation equipment.

      The Texas Electric Choice Plan Protects the Transition Bonds' Lien on Transition Property. The Texas Electric Choice Plan provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of transition bonds. The security interest automatically attaches from the time the related transition bonds are issued if:

    .   value is received by the issuer of the transition bonds, and

    . a filing is made with the Secretary of State of the State of Texas to perfect the security interest within 10 days after value is received for the transition bonds.

Upon perfection, the statutorily created lien attaches both to transition property and to all proceeds of transition property, whether or not the transition charges have been billed or collected. The Texas Electric Choice Plan provides that the transfer of an interest in transition property will be continuously perfected against all third parties, including subsequent judicial or other lien creditors, when:

    .   the financing order becomes effective,

    .   transfer documents have been delivered to the assignee, and

    . a notice of the transfer has been filed with the Secretary of State of the State of Texas.

If the notice of the transfer is not filed within 10 days after the delivery of transfer documentation, the transfer is not perfected against third parties until the notice is filed. The Texas Electric Choice Plan provides that priority of security interests in transition property will not be impaired by:

    . commingling of funds collected from transition charges with other funds, or

    . modifications to the financing order resulting from any true-up adjustment.

      The Texas Electric Choice Plan Characterizes the Transfer of Transition Property as a True Sale. The Texas Electric Choice Plan provides that an electric utility's or an assignee's transfer of transition property is a "true sale" under state law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please refer to "The Sale Agreement" and "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer" in this prospectus.

      Tax Exemption. The Texas Electric Choice Plan provides that transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges.

      Challenges to the Securitization Provisions of the Texas Electric Choice Plan. Reliant Energy's financing order was issued on May 31, 2000. Although no party appealed Reliant Energy's financing order before the June 2000 deadline established under the Texas Electric Choice Plan, multiple parties appealed similar financing orders for transition bonds issued to two other Texas electric utilities. In one of those cases, the Texas Supreme Court unanimously rejected a challenge based on provisions of the Texas Constitution to the securitization provisions of the Texas Electric Choice Plan. In that case, the Court also upheld the challenged financing order in its entirety. In the other case, the Court remanded certain issues relating to the amount to be securitized. On some of the issues in these cases (other than the constitutional challenge), the Court's decision was not unanimous.

      In late June 2001, various parties filed motions for rehearing of certain aspects of the Texas Supreme Court's decisions in the cases described above. In one of the motions for rehearing, one party renewed its claims that the securitization provisions of the Texas Electric Choice Plan are unconstitutional under the Texas Constitution. On August 30, 2001, the Texas Supreme Court denied all motions for rehearing.

                        RELIANT ENERGY'S FINANCING ORDER

      Background. On November 16, 1999, Reliant Energy filed an application with the Texas commission for a financing order to permit securitization of its regulatory assets. After the appropriate notice was issued, Reliant Energy and the other parties that participated in the proceeding reached a settlement that resolved all issues in the proceeding. The Texas commission approved the settlement with certain modifications and issued the requested financing order on May 31, 2000.

      Issuance of Transition Bonds. The financing order authorizes Reliant Energy to cause us to issue transition bonds in an aggregate principal amount not to exceed $740 million, plus up-front qualified costs not to exceed $10.7 million in the aggregate.

      Collection of Transition Charges. The Texas commission authorized Reliant Energy to collect transition charges from the retail electric customers in Reliant Energy's service territory in an amount sufficient to recover its aggregate qualified costs. We may not charge transition charges for a series of transition bonds after the fifteenth anniversary of the date of issuance of that series of transition bonds. In addition, we may not recover unpaid transition charges after such fifteenth anniversary other than through use of judicial process.

      Issuance Advice Letter. Following the determination of the final terms of the transition bonds and prior to their issuance, Reliant Energy is required to file with the Texas commission an issuance advice letter, which will:

    .   demonstrate compliance with the requirements of the financing order,

    . evidence the actual terms on which the transition bonds will be issued,

    .   show the actual dollar amount of the initial transition charges,

    .   identify the transition property we will purchase,

    .   identify us, and

    . certify that the transition bonds have been structured in accordance with the requirements of the financing order and priced in a manner that results in the lowest transition bond charges consistent with market conditions and the terms of the financing order.

      The Texas commission's review of the issuance advice letter is limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements that are contained in the issuance advice letter. However, the Texas commission has directed its financial advisor to veto any proposal that does not comply with all of the criteria established in the financing order. Both the issuance advice letter and the accompanying compliance tariff are deemed approved unless Reliant Energy receives a written objection from the Texas commission within three business days of the filing.

      Allocation. Under the terms of the financing order, Reliant Energy will initially allocate the qualified costs among its customer classes as follows:

                                                            Percent of Qualified
                                                             Costs Allocated to
                Transition Charge Customer Class               Customer Class
                --------------------------------            --------------------
      Residential..........................................       35.5763%
      MGS (miscellaneous general service)..................       31.0544%
      LGS (large general service)..........................       17.4076%
      LOS-A (large overhead service--A)....................        5.2845%
      LOS-B (large overhead service--B)....................        3.4886%
      SCP (special contract pricing).......................        3.6578%
      Non-Metered Lighting.................................        0.2536%

                                                           Percent of Qualified
                                                            Costs Allocated to
                Transition Charge Customer Class              Customer Class
                --------------------------------           --------------------
      Standby Electric Service--Distribution..............        0.0304%
      Interruptible Service Supplemental--Distribution....        0.0606%
      Interruptible Service--30 Minute Notice.............        1.0752%
      Interruptible Service--10 Minute Notice.............        1.3720%
      Interruptible Service--Instantaneous................        0.1294%
      Interruptible Service Supplemental--Transmission....        0.0769%
      Standby Electric Service--Transmission..............        0.3718%
      Standby Interruptible Service.......................        0.1609%

      True-Ups. The financing order requires the servicer to make reconciliation adjustment filings pursuant to the following true-up mechanism and reconciliation procedures:

      True-up adjustments will be based upon the cumulative differences between the periodic payment requirement (including scheduled principal and interest payments on the transition bonds) and the amount of transition charge remittances to the trustee. In order to assure adequate revenues from the transition charges, the servicer will calculate the adjusted transition charges using its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses. The calculation of the transition charges will reflect both a projection of uncollectible transition charges and payment lags between the billing and collection of transition charges based upon the servicer's collection rate during the most recent twelve-month period. The calculation of transition charges will also take into account any amounts due any retail electric providers as a result of the reconciliation of the remittances and collections.

      There are three types of true-ups that may occur under the financing order. First, the servicer is required to seek annual adjustments to the transition charges to ensure the expected collection of transition charges is adequate to pay principal and interest on the transition bonds when due pursuant to the expected amortization schedule, pay all other qualified costs when due, and fund or replenish the overcollateralization and capital subaccounts to the required levels. Second, the servicer may seek interim true-ups not more often than once every six months if, after application of collections in accordance with the indenture, the actual principal balance of bonds outstanding at the next bond payment date will be more than 5% higher or lower than the expected principal balance on the expected amortization schedule. Third, the servicer must adjust the transition charges if the transition charge rate for any class exceeds the maximum rate that may be charged to customers in that class under the Texas Electric Choice Plan. In that case, the customers in the affected class will be charged the maximum rate allowed, and the rates for the remaining classes will be recalculated pursuant to the terms of the financing order to assure full payment of amounts described above.

      Adjustments to Allocation of Transition Charges. In the financing order, the Texas commission requires the servicer to request periodic adjustments to the allocation of the transition charges among various classes of customers. The allocation may be adjusted to reflect load losses that a transition charge class or group of transition charge classes may suffer or to reflect certain changes to the allocation methodology that may be ordered by the Texas commission. Adjustments to the allocation of the transition charges will take place at the same time as the annual true-up adjustments described above.

      Servicing Agreement. In the financing order, the Texas commission authorized Reliant Energy, as the servicer, to enter into the servicing agreement described under "The Servicing Agreement" in this prospectus.

      Binding on Successors. The financing order, along with the transition charges authorized in the financing order, is binding on:

    .   Reliant Energy,

    . any successor to Reliant Energy that provides transmission or distribution service in Reliant Energy's service territory,

    . any other entity that provides transmission or distribution service to retail electric customers within Reliant Energy's service territory,

    . each retail electric provider that sells electric energy to retail electric customers located within Reliant Energy's service territory or any such retail electric provider's successor,

    . any other entity responsible for imposing, billing, collecting and remitting transition charges on our behalf, or

    .   any successor to the Texas commission.

                           RETAIL ELECTRIC PROVIDERS

      Under the Texas Electric Choice Plan, beginning in January 2002, electric utilities, including Reliant Energy, will cease selling electricity to their retail customers, and only retail electric providers who are not engaged in electric generation or transmission and distribution of electricity will be allowed to sell electricity to retail customers. Each retail customer will choose a retail electric provider from among those who have been certified under standards set by the Texas commission. The retail electric providers in Reliant Energy's service territory will include one or more entities owned by RRI, which is currently an 80% owned subsidiary of Reliant Energy. These entities will provide retail electric services to all customers of Reliant Energy who do not take action to select another retail electric provider. Reliant Energy has publicly announced that it expects to distribute to its shareholders its remaining shares of RRI, and after that distribution Reliant Energy will no longer own or control a retail electric provider in Reliant Energy's service territory.

      Beginning in January 2002, the servicer will bill and collect transition charges from the retail electric providers in Reliant Energy's service territory. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in Reliant Energy's service territory. Each retail electric provider will be required to pay the transition charges billed to it by the servicer on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by retail electric customers. Please refer to "--Payment of Transition Charges." Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges will be commingled with the retail electric provider's other funds. Please refer to "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers" and "How a Bankruptcy May Affect Your Investment-- Bankruptcy of a Retail Electric Provider" in this prospectus.

      Each retail electric provider will deliver a combined bill to each retail electric customer for the electric power sold by it to the retail customer, for the related transmission and distribution service provided by the electric utility, for the transition charge and for other charges approved by the Texas commission. The retail electric providers will collect the combined amounts and then allocate the appropriate amounts to itself, to the electric utility and to the servicer. Transition charges will be remitted to the servicer, less an estimated allowance for charge-offs. Please refer to "Risk Factors--Servicing Risks--It may be more difficult to collect transition charges from retail electric providers than from Reliant Energy's retail electric customers" in this prospectus. The retail electric provider will have custody of the transition charges collected from its retail electric customers until remitted to the servicer and will commingle the transition charges with its other funds.

      Rating, Deposit and Related Requirements. The financing order requires all retail electric providers serving retail electric customers to meet creditworthiness criteria established by the Texas commission. Each retail electric provider must (1) have a long-term, unsecured credit rating of not less than "BBB-" and "Baa3"

(or the equivalent) from S&P and Moody's, respectively, or (2) provide (A) a cash deposit of two months' maximum expected transition charge collections, (B) an affiliate guarantee, surety bond or letter of credit providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations, or (C) a combination of any of the foregoing. A retail electric provider that does not have or maintain the requisite long-term, unsecured credit rating may select, in its sole discretion, which alternate form of deposit, credit support or combination thereof it will utilize. The trustee will be the beneficiary of any affiliate guarantee, surety bond or letter of credit. The provider of any affiliate guarantee, surety bond or letter of credit must have and maintain long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from S&P and Moody's, respectively.

      If the long-term, unsecured credit rating from either S&P or Moody's of a retail electric provider that did not previously provide the alternate form of deposit, credit support or combination thereof or of any provider of an affiliate guarantee, surety bond or letter of credit is suspended, withdrawn or downgraded below "BBB-" or "Baa3" (or the equivalent), the retail electric provider must provide an alternate form of deposit, credit support or combination thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal or downgrade. A retail electric provider failing to make such provision must comply with the provisions set forth below in "--Remedies Upon Default."

      The computation of the size of a required deposit must be agreed upon by the servicer and the retail electric provider and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review, (1) the retail electric provider must remit to the trustee the amount of any shortfall in such required deposit or (2) the servicer must instruct the trustee to remit to the retail electric provider any amount in excess of such required deposit. A retail electric provider failing to so remit any such shortfall must comply with the provisions set forth below in "--Remedies Upon Default." Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the transition bonds. Investment earnings on retail electric provider cash deposits will be considered part of such cash deposits so long as they remain on deposit with the trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the retail electric provider at the end of the term of the transition bonds unless otherwise utilized for the payment of the retail electric provider's obligations for transition charges. Once the deposit is no longer required, the servicer must promptly (but not later than 30 calendar days after such event) instruct the trustee in writing to remit the amounts in the segregated accounts to the retail electric provider.

      Billing and Collection Standards. Retail electric providers must comply with the billing, collection and remittance procedures and information access requirements established by the financing order. These standards relate only to the billing and collection of transition charges authorized under the financing order and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all retail electric providers other than retail electric providers that have contracted with the transmission and distribution utility to have it bill and collect transition charges from retail electric customers. Retail electric providers may contract with parties other than the transmission and distribution utility to bill and collect transition charges from retail customers, but such retail electric providers will remain subject to these standards. If the Texas commission later determines that different standards are to be applied to retail electric providers in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace the specific portions of the standards approved in the financing order, but only if the rating agency condition is satisfied. The notification in writing by us to S&P, Fitch and Moody's of any proposed action and the notification in writing by S&P and Fitch to the trustee and us that such action will not result in a reduction or withdrawal of the then current rating of any series or class of the transition bonds is referred to in this prospectus and the prospectus supplement as the "rating agency condition." Upon adoption of any rule addressing any of these retail electric provider standards, the Texas commission's staff will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal or downgrade of the ratings on the transition bonds.

      Payment of Transition Charges. On a daily basis, the servicer will bill each retail electric provider for transition charges owed by the retail electric provider's retail customers. Payments of transition charges are due 35 calendar days following each billing by the servicer to the retail electric provider, without regard to whether or when the retail electric provider receives payment from its retail electric customers. The servicer must accept payment by electronic funds transfer, wire transfer and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the retail electric provider is considered to be in default. A retail electric provider in default must comply with the provisions set forth below in "--Remedies Upon Default." The 5% penalty will be a one-time assessment measured against the current amount overdue from the retail electric provider to the servicer. The "current amount" consists of the total unpaid transition charges existing on the 36th calendar day after the billing by the servicer. Any and all such penalty payments will be made to the trustee to be applied against transition charge obligations. A retail electric provider will not be obligated to pay the overdue transition charges of another retail electric provider. If a retail electric provider agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another retail electric provider that has decided to terminate service to those customers for any reason, the new retail electric provider will not be assessed the 5% penalty upon such transition charges; however, the prior retail electric provider will not be relieved of the previously assessed penalties.

      Remedies Upon Default. After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to above under the heading "-- Payment of Transition Charges," the servicer will have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit or combination thereof provided by the retail electric provider, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the retail electric provider's deposit or alternate form of credit support. In addition, a retail electric provider that is in default with respect to the requirements set forth above in "--Rating, Deposit and Related Requirements" and "--Payment of Transition Charges" must select and implement one of the following options unless the sole remaining past due amount is the 5% penalty described above and such penalty is paid within an additional 30 calendar days:

    . allow its billing and collection responsibilities to be immediately assumed by another retail electric provider of the retail electric customer's choosing or by the applicable retail electric provider of last resort,

    . arrange that all amounts owed by retail electric customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before remaining amounts are released to the retail electric provider and with all costs associated with the lock-box to be borne solely by the retail electric provider, or

    . immediately implement other mutually suitable and agreeable arrangements with the servicer consistent with the terms of the servicing agreement and rating agency requirements.

If a retail electric provider that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer is required to immediately implement the first option listed above. Upon re-establishment of compliance with the requirements set forth above in "--Rating, Deposit, and Related Requirements" and "--Payment of Transition Charges" and the payment of all past-due amounts and associated penalties, the retail electric provider will no longer be required to comply with this paragraph.

      Billing by Providers of Last Resort, etc. The initial retail electric provider of last resort appointed by the Texas commission, or any Texas commission-appointed successor to the retail electric provider of last resort, must meet the minimum credit rating or deposit/credit support requirements described above in "--Rating, Deposit and Related Requirements" in addition to any other standards that may be adopted by the Texas commission. If the retail electric provider of last resort defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new retail electric provider of last resort can be named by the Texas commission or the customer requests the services of a certified retail electric provider. Retail electric customers may never be re-billed by the successor retail electric provider (although future transition charges must reflect retail electric provider and other system-wide charge-offs).

      Disputes. In the event that a retail electric provider disputes any amount of billed transition charges, the retail electric provider must pay the disputed amount under protest according to the timelines detailed above in "-- Payment of Transition Charges." The retail electric provider and the servicer must first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the Texas commission. If the retail electric provider is successful in the dispute process (informal or formal), the retail electric provider will be entitled to interest on the disputed amount paid to the servicer at the Texas commission-approved interest rate. Disputes about the date of receipt of transition charge payments and related penalties or the size of a required retail electric provider deposit will be handled in a like manner. It is expressly intended that any interest paid by the servicer on disputed amounts may not be recovered through transition charges if it is determined that the servicer's claim to the funds is clearly unfounded. No interest will be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.

      Metering Data. If the servicer is providing metering services, metering data will be provided to the retail electric provider at the same time as the servicer bills the retail electric provider. If the servicer is not providing metering services, the entity providing the metering services will be responsible for complying with Texas commission rules and ensuring that the servicer and the retail electric provider receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and the financing order with respect to billing and true-ups.

      Charge-Off Allowance. The retail electric provider will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. In the initial year, the retail electric provider will be allowed to remit payments based on the same system-wide charge-off percentage then being used by the servicer to remit payments to the trustee for the holders of transition bonds. On an annual basis in connection with the true-up process, the retail electric provider and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the retail electric provider and the servicer, provided that:

    . The retail electric provider's right to reconciliation for charge-offs will be limited to retail electric customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the retail electric provider for its own account as well as the portion representing transition charges) have been written off.

    . The retail electric provider's recourse will be limited to a credit against future transition charge payments unless the retail electric provider and the servicer agree to alternative arrangements, but in no event will the retail electric provider have recourse to the trustee, us or our funds for such payments.

    . The retail electric provider is required to provide information on a timely basis to the servicer so that the servicer can include the retail electric provider's default experience and any subsequent credits into its calculation of the adjusted transition charge rates for the next transition charge billing period and the retail electric provider's rights to credit will not take effect until after such adjusted transition charge rates have been implemented.

      Service Termination. In the event that the servicer is billing retail electric customers for transition charges, the servicer shall have the right to terminate transmission and distribution service to the retail electric customer for non-payment by the retail electric customer pursuant to applicable Texas commission rules. In the event that a retail electric provider or the retail electric provider of last resort is billing retail electric customers for transition charges, the retail electric provider will have the right to transfer the retail electric customer to the retail electric provider of last resort (or to another retail electric provider) or to direct the servicer to terminate transmission and distribution service to the retail electric customer for non-payment by the retail electric customer pursuant to applicable Texas commission rules.

                    THE SERVICER OF THE TRANSITION PROPERTY

      Background Information. In anticipation of the restructured Texas electric utility market, Reliant Energy is in the process of transitioning Reliant Energy HL&P, its electric utility division, from its current function as a fully integrated utility provider to its future role as an energy delivery system. The transmission and distribution functions provided by Reliant Energy HL&P will continue to be regulated in the restructured market while power generation and retail electric sales will be deregulated. Reliant Energy currently sells electric power and services in a 5,000-square-mile service area located along the Texas Gulf Coast. Its service area includes the City of Houston and surrounding cities such as Galveston, Pasadena, Baytown, Bellaire and Freeport. With the exception of Texas City, nearly all of the Houston/Galveston consolidated metropolitan statistical area is served by Reliant Energy. The population of the service area in 2000 was estimated to be 4,670,000. During the first six months of 2001, approximately 12% of Reliant Energy's total consolidated revenues and 54% of its operating income were derived from electrical generation, transmission, and distribution activities. Of the electric utility division's total revenues during the first six months of 2001, 33% came from residential customers, 26% came from commercial customers, 33% from industrial customers and 8% from sales to others, including wholesale.


      The following description of Reliant Energy relates to Reliant Energy as it currently exists and operates. Beginning on the date when retail electric providers first provide electric service to retail electric customers, retail electric providers will replace Reliant Energy in certain of the roles described herein, such as billing retail electric customers and collecting amounts billed. Retail electric providers may use different processes and criteria in performing those roles. Please refer to "Retail Electric Providers" for a description of the required credit practices, policies and procedures of retail electric providers.

      Area Economic Profile. Although the city has undergone a decade of diversification, Houston's economy is still primarily centered around its key roles in international energy sectors. These roles include (1) an operations center for global exploration and drilling activities of major oil firms, (2) one of the world's largest concentrations of petrochemical and refining facilities, (3) home office and base of operations for several of the world's largest industrial and petrochemical construction firms and (4) a major distribution and processing center for the natural gas industry. Other important sectors of the Houston economy include the Port of Houston, the Johnson Space Center, the Texas Medical Center and a growing technology industry. Together, Houston's energy and nonenergy sectors provide the city with a strong technical and engineering employment base.

      Area Economic Outlook. Most sectors in Houston's economy are currently performing well, and the outlook is for moderate growth over the next several years. As a result of the current economic outlook, Reliant Energy expects the number of residential retail electric customers to increase by 2% per year for the next 3 years. KWh sales to the residential class are expected to grow at about the same rate. KWh sales to the commercial class, which have increased rapidly for several years, are expected to moderate to a 2% growth rate. The industrial sector, which already has a large amount of self-generation capacity in place, is forecasted to remain relatively flat.

      Throughout the 1990s, the number of customers and the firm load served by Reliant Energy grew steadily. Reflecting the strength of the local economy, Reliant Energy has added over 20,000 residential customers in each year since 1992, including over 37,000 new residential customers in 2000. As a consequence, firm energy sales and firm peak demand have also increased. On a weather-adjusted basis, firm energy sales and firm peak demand have increased an average of 3.6% and 4.9% respectively, over the last five years. There can be no assurance that future usage rates will be similar to historical experience.

Reliant Energy's Customer Classes

      Reliant Energy's Customer Rate Classes. Reliant Energy's customer base is divided into the following classes:

    .   residential,

    .   commercial,

    .   industrial, and

    .   other, which includes government and municipal street lighting.

These customer classes are determined by the voltage and usage levels of individual customers rather than the business nature or characteristics of the customers within the class. Residential customers are those in individually metered single-family or multi-family homes, apartments or mobile homes. Master-metered apartments are included in the commercial class. Commercial customers typically have a maximum usage level less than 500 Kva and include such customers as offices, retail stores, schools and other businesses. Industrial customers, which generally use more than 600 Kva on a sustained basis, range from large office buildings and small manufacturing concerns (small industrials) to massive chemical, oil refining and other process plants and facilities (large industrials). Other is primarily municipal street lighting. Customer classes may include a number of rate schedules. Rate schedules and customer classes are created by Reliant Energy and approved by the Texas commission and are subject to change. The rate classes from which transition charges will be billed and collected have been established as part of the financing order. These rate classes are not subject to change and will remain in effect for the duration of the securitization financing.

      Statistics Regarding Reliant Energy's Retail Electric Customers. The following table shows various operating statistics by customer class. Reliant Energy will bill transition charges to rate schedules in each class. For the transition charges assessed to individual rate schedules as of any series issuance date and any adjustment thereto, in each case giving effect to the issuance of transition bonds on that date, see the related prospectus supplement. There can be no assurance that total retail electric customers, the composition of total retail electric customers by customer class, usage levels or revenues for each customer class will remain at or near the levels reflected in the following table.

      Actual usage fluctuations are highly dependent on weather conditions. See "How Reliant Energy Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage." The actual total annual usage has increased for each of the past five years. The compound annual growth rate for actual usage (including interruptible) for all customer classes for the five-year period ending December 31, 2000 was 3.9%. On a weather-adjusted basis, growth over the same period was approximately the same. There can be no assurance that future usage rates will be similar to historical experience. See "Risk Factors-- Servicing Risks" in this prospectus.

      Sales and Revenues. Reliant Energy experiences significant seasonal variation in its sales of electricity. Sales during the summer months are typically higher than sales during other months of the year due to the extensive use of air-conditioning in Reliant Energy's service territory. The following table highlights historical sales and revenue by customer class. All figures reflect billings and are not adjusted for end-of-the-month unbilled KWh sales or revenues. On a weather-adjusted basis, retail electric KWh sales and base revenues, which exclude utility fuel charges, in 2000 were 71,739 million KWh and $2.9 billion respectively. Nonweather adjusted sales and base revenues were 72,966 million KWh and $2.9 billion, respectively, over the same period. Total revenues, which include utility fuel cost pass through billed to consumers, were $4.7 billion in 2000.

      Retail Electric Customers. In the past, Reliant Energy has experienced stable growth in residential retail electric customers, generally in the range of 1.6% to 3.2% annually in the ten years ended December 31, 2000. Trends are less discernible and less meaningful within the commercial and industrial classes since customer counts within specific rates can change as a result of reclassification within these classes due to voltage and usage level determinants. For further discussion of this point, see "--Reliant Energy's Customer Classes." The following table sets forth customer counts as of December 31 of each year shown, a measure which illustrates current totals more accurately than the average number of retail electric customers during the year.

 Table of Historical Reliant Energy HL&P Sales, Revenue and Customer Statistics

                                     Billed MWh Sales by Customer Class and Percentage Composition
                 ----------------------------------------------------------------------------------------------------------
 Customer Class     1996              1997              1998              1999              2000            Jan-June 2001
 --------------  ----------        ----------        ----------        ----------        ----------        ----------------
Residential..... 19,048,238  30.2% 19,365,892  29.8% 21,090,164  30.5% 21,109,374  30.4% 22,415,359  30.7%  9,174,734  27.6%
Commercial...... 14,640,762  23.2% 15,474,761  23.8% 16,329,354  23.6% 16,671,917  24.0% 17,489,472  24.0%  8,260,856  24.8%
Industrial...... 29,285,622  46.4% 30,098,710  46.2% 31,635,481  45.7% 31,494,102  45.4% 32,915,839  45.1% 15,768,417  47.4%
Other...........    119,339   0.2%    127,761   0.2%    133,644   0.2%    138,310   0.2%    145,184   0.2%     74,229   0.2%
                 ---------- -----  ---------- -----  ---------- -----  ---------- -----  ---------- -----  ---------- -----
Total Retail.... 63,093,961 100.0% 65,067,124 100.0% 69,188,643 100.0% 69,413,703 100.0% 72,965,854 100.0% 33,278,236 100.0%
                           Base Revenue by Customer Class and Percentage Composition (Dollars in thousands)
                 ----------------------------------------------------------------------------------------------------------
 Customer Class     1996              1997              1998              1999              2000            Jan-June 2001
 --------------  ----------        ----------        ----------        ----------        ----------        ----------------
Residential..... $1,271,750  47.5% $1,288,073  47.3% $1,365,269  48.4% $1,334,043  47.5% $1,419,814  48.3% $  540,760  42.7%
Commercial......    731,440  27.3%    761,348  28.0%    781,977  27.7%    801,371  28.6%    833,642  28.3%    388,997  30.7%
Industrial......    656,258  24.5%    648,757  23.9%    651,136  23.1%    646,458  23.0%    661,051  22.5%    324,163  25.6%
Other ..........     19,581   0.7%     22,534   0.8%     23,321   0.8%     24,419   0.9%     25,672   0.9%     13,207   1.0%
                 ---------- -----  ---------- -----  ---------- -----  ---------- -----  ---------- -----  ---------- -----
Total Retail.... $2,679,029 100.0% $2,720,713 100.0% $2,821,703 100.0% $2,806,291 100.0% $2,940,179 100.0% $1,267,127 100.0%
                           Total Revenue by Customer Class and Percentage Composition (Dollars in thousands)
                 ----------------------------------------------------------------------------------------------------------
 Customer Class     1996              1997              1998              1999              2000            Jan-June 2001
 --------------  ----------        ----------        ----------        ----------        ----------        ----------------
Residential..... $1,603,591  42.3% $1,662,177  41.5% $1,786,662  42.5% $1,773,925  41.8% $1,951,614  41.4% $  920,336  35.3%
Commercial......    986,591  26.0%  1,065,917  26.6%  1,108,328  26.3%  1,146,185  27.0%  1,249,606  26.5%    725,529  27.8%
Industrial......  1,182,110  31.1%  1,254,190  31.3%  1,286,512  30.6%  1,299,898  30.6%  1,482,144  31.5%    946,806  36.3%
Other ..........     22,125   0.6%     24,868   0.6%     25,964   0.6%     27,261   0.6%     29,136   0.6%     16,249   0.6%
                 ---------- -----  ---------- -----  ---------- -----  ---------- -----  ---------- -----  ---------- -----
Total Retail.... $3,794,417 100.0% $4,007,152 100.0% $4,207,466 100.0% $4,247,269 100.0% $4,712,500 100.0% $2,608,920 100.0%
                                    Service Area Year-End Customer Count and Percentage Composition
                 ----------------------------------------------------------------------------------------------------------
 Customer Class     1996              1997              1998              1999              2000            June 30, 2001
 --------------  ----------        ----------        ----------        ----------        ----------        ----------------
Residential.....  1,353,631  87.9%  1,378,658  87.8%  1,417,206  87.7%  1,463,210  87.7%  1,501,148  87.7%  1,516,447  87.6%
Commercial......    185,031  12.0%    190,437  12.1%    196,941  12.2%    203,322  12.2%    209,724  12.2%    213,429  12.3%
Industrial......      1,818   0.1%      1,658   0.1%      1,737   0.1%      1,788   0.1%      1,729   0.1%      1,791   0.1%
Other ..........         83   0.0%         86   0.0%         87   0.0%         87   0.0%         87   0.0%         86   0.0%
                 ---------- -----  ---------- -----  ---------- -----  ---------- -----  ---------- -----  ---------- -----
Total Retail....  1,540,563 100.0%  1,570,839 100.0%  1,615,971 100.0%  1,668,407 100.0% 1,712 ,688 100.0%  1,731,753 100.0%

Percentage Concentration Within Reliant Energy's Large Industrial Customer
Class

     For the year ended December 31, 2000, the largest retail electric customer represented approximately 1.3%, and the ten largest retail electric customers represented approximately 7.5%, of Reliant Energy HL&P's total retail revenue.

How Reliant Energy Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage

     Accurate projections of the number of retail electric customers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition charges. The transition charges must be sufficient to make principal and interest payments on the transition bonds, to fund the scheduled overcollateralization level, to replenish any shortfalls in the capital subaccount and to pay the trustee's fee, the servicing fee, and the other expenses and costs included in qualified costs. Please refer to "Reliant Energy's Financing Order" and "Risk Factors--Risks Associated With the Unusual Nature of the Transition Property" in this prospectus.

      Historical Forecasting Methodology. Historically, Reliant Energy's forecast of energy sales and peak demand has focused primarily on supporting the long-term planning needs of an integrated utility. In this capacity, the forecast played a key role in the long-term planning for new generation resources and for transmission facilities. Forecasts have been routinely prepared for all customer classes and have been reviewed by the Texas commission for reasonableness and accuracy in regulatory proceedings.

      Currently, Reliant Energy relies extensively on the use of end-use modeling, particularly in the preparation of its residential and commercial sales forecasts. These models combine information on weather, appliance saturation and energy intensity along with key economic parameters as part of the process of developing the forecast. For example, residential usage of electricity is forecast utilizing economic data on electricity prices and real income in conjunction with average household size, the number of appliances, appliance efficiency and normal weather. The commercial and small industrial models forecast electric energy sales based on electricity price, employment, floor space and energy intensity by commercial building type. Large industrial customers are forecast in detail based on knowledge of their past activity and expected activity and how it relates to their energy needs. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity sales projections, based on information obtained by Reliant Energy through multiple sources, including in-house research. Reliant Energy uses economic forecasts, prepared by independent economic forecasting and consulting firms, as inputs to its forecasting models. As the planning needs of Reliant Energy change as a result of the Texas Electric Choice Plan, some of the current forecasting techniques will change. It is expected that forecast horizons will become shorter and the frequency of forecasts will increase.

      Sales Forecast Variances. Reliant Energy will use its annual sales forecast to determine the appropriate levels of transition charges. Actual sales can deviate from forecasted sales for many reasons, including the general economic climate in the service territory, the impact of weather on air-conditioning and heating usage, levels of business activity, the availability of more energy efficient appliances, new energy conservation technologies and the customers' ability to acquire these new products. Reliant Energy's ability to accurately predict energy consumption may affect the timing of collections of transition charges.

      The table below compares actual usage in MWh for a particular year to the most recent forecast, usually prepared during the preceding year. For example, the annual 2000 variance is based on a forecast prepared in 1999. The variances for the residential customer class ranged from 2.58% to 8.39%. The variances for the commercial customer class ranged from (0.78%) to 6.48% and for the industrial class from (0.02%) to 3.55%. Variances for the other customer class ranged from (4.04%) to 11.50%. Variances for the total retail sales forecast ranged from 1.82% to 4.36%. Reliant Energy can give no assurance that the future variance between actual and expected consumption in the aggregate or by customer class will be similar to the historical experience set forth below. In the following table, "variance" represents percentage deviation from the forecasted amount of electricity usage.

    Table of Annual Forecast Variance For the Amount of Electricity Consumed

                                                                                 Six months
                            1996       1997       1998       1999       2000    ended 6/30/01
                         ---------- ---------- ---------- ---------- ---------- -------------
Residential
Forecast (MWH).......... 18,363,830 18,878,444 19,457,388 20,507,284 20,710,864   8,669,417
Actual (MWH)............ 19,048,238 19,365,892 21,090,164 21,109,374 22,415,359   9,174,734
Variance................      3.73%      2.58%      8.39%      2.94%      8.23%       5.83%

Commercial
Forecast (MWH).......... 14,755,570 15,167,849 15,335,948 16,174,627 16,728,189   7,849,149
Actual (MWH)............ 14,640,762 15,474,761 16,329,354 16,671,917 17,489,472   8,260,856
Variance................     -0.78%      2.02%      6.48%      3.07%      4.55%       5.25%

Industrial
Forecast (MWH).......... 28,281,202 29,562,194 31,641,006 31,364,877 32,351,425  15,690,803
Actual (MWH)............ 29,285,622 30,098,710 31,635,481 31,494,102 32,915,839  15,768,417
Variance................      3.55%      1.81%     -0.02%      0.41%      1.74%       0.49%

Other
Forecast (MWH)..........    124,366    125,724    127,080    128,853    130,215      67,606
Actual (MWH)............    119,339    127,761    133,644    138,310    145,184      74,229
Variance................     -4.04%     1.62%       5.17%      7.34%     11.50%       9.80%

Total
Forecast (MWH).......... 61,524,969 63,734,211 66,561,422 68,175,641 69,920,693  32,276,975
Actual (MWH)............ 63,093,961 65,067,124 69,188,643 69,413,703 72,965,854  33,278,236
Variance................      2.55%      2.09%      3.95%      1.82%      4.36%       3.10%

Reliant Energy's Billing Process

      Reliant Energy operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. Accordingly, the initial collection of transition charges and changes in the amount of transition charges will occur at different points in each customer's billing cycle. For the year ended December 31, 2000, Reliant Energy mailed out an average of approximately 90,800 bills daily. Normal billing is for a period of approximately 29 to 34 days ending one or two days prior to the mailing of the bill. Subject to statutory and legal requirements, Reliant Energy may change its billing policies and procedures from time to time. Reliant Energy expects that any change would be designed to enhance Reliant Energy's ability to make timely recovery of amounts billed to retail electric customers.

Reliant Energy Maintains Limited Information on its Customers' Creditworthiness

      Under the servicing agreement, any changes to customary billing and collection practices instituted by Reliant Energy will apply to the servicing of transition property so long as Reliant Energy is the servicer. The following credit practices, policies, and procedures apply to retail electric customers who will be directly billed by Reliant Energy (non-pilot participants) until the date customer choice is instituted.

      Reliant Energy requires new residential and nonresidential customers to post a security deposit equal to two months of estimated electricity usage. These new customers may avoid the security deposit requirement if they demonstrate creditworthiness or were previously a customer of Reliant Energy with a satisfactory payment history. The principal means of establishing creditworthiness is by a letter from another utility indicating a satisfactory payment history or by an external scoring system based on the customers' current credit bureau information. To help prevent fraud, Reliant Energy uses an on-line identification process for new applicants.

      Reliant Energy's low-income residential customers are referred to various social agencies and ministries within Reliant Energy's service area. Reliant Energy has employees that serve as representatives of social agencies to provide assistance to qualified applicants. When customers apply at the social agencies and ministries for assistance, they must demonstrate an inability to pay overdue electric bills and an annual household gross income under 125% of the federal poverty level. In 2000, Reliant Energy received approximately $7.4 million from the various social agencies and ministries to assist low income retail electric customers in paying their electric service bills.

      Payments for retail electric service are currently received by Reliant Energy through the U.S. mail, through approximately 250 American Payment Systems locations, through direct debit of customer accounts and through electronic funds transfers.

      Reliant Energy's Collection Process for Residential Customers. Customer bills for residential customers are due 16 days after mailing. If a customer has an overdue balance in excess of $49.99 and is 20 days overdue in paying his or her bill, Reliant Energy will mail a termination notice requesting payment within 10 days and stating that Reliant Energy will shut off electricity service on or after the 14th day if the retail electric customer does not take action to reduce the outstanding balance. At least two days prior to the termination date, Reliant Energy will deliver another service termination notice by telephone.

      Termination of Service for Residential Customers in the Winter. Reliant Energy will not disconnect a customer anywhere in Reliant Energy's service territory on a day when the previous day's highest temperature, according to the National Weather Service, did not exceed 32 degrees Fahrenheit, and the temperature is predicted to remain at or below that level for the next 24 hours, according to the nearest National Weather Service reports. Residential retail electric customers will continue to receive standard termination notices and calls, but the field disconnect staff will leave notice of delinquent outstanding balances rather than terminating electric service.

      Termination of Service for Residential Customers in the Summer. Reliant Energy will not disconnect a customer anywhere in Reliant Energy's service territory on a day when the National Weather Service issues a heat advisory for any county in the service territory or when such advisory has been issued on any one of the preceding two calendar days. Residential customers continue to receive standard termination notices and calls, but the field disconnect staff will leave notice of delinquent outstanding balances rather than terminating electric service.

      Reliant Energy's Collection Process for Governmental Customers. Federal, state or local government accounts have 30 days from the date the bill is mailed to pay their electric service charges. Reliant Energy generally does not use service termination as a means of collection for government accounts. Some government accounts have difficulty paying within the 30 days due to payment approval or other factors. A "special review" notation refers government accounts that are delinquent to a designated credit representative for collection activity.

      Reliant Energy's Collection Process for All Other Customers. Customer bills for commercial and industrial customers are due 16 days after mailing. If a customer has an overdue balance in excess of $49.99 and is 20 days overdue in paying his or her bill, Reliant Energy will mail a termination notice requesting payment within 10 days and stating that Reliant Energy will shut off electricity service on or after the 14th day if the customer does not take action to reduce the outstanding balance. At least two days prior to the termination date, Reliant Energy will deliver another service termination notice by telephone. Industrial customers who are 18 days overdue in paying their bills are generated a past-due notice requesting payment within 10 days. If payment is not received within 10 days, either payment arrangements are made or service is disconnected.

      Referrals of Delinquent Accounts to Third Parties. Reliant Energy files claims for residential and commercial final bills greater than $500 in small claims court 46 business days after the final bill is mailed. Reliant Energy writes off unpaid residential and commercial accounts 63 business days after the final bill is mailed. Reliant Energy refers accounts that have been written off to a collection agency 75 business days after the final bill is mailed and also reports residential accounts to the three major credit bureaus.

      Exceptions to the General Collection Process. In some cases, service termination may prove difficult due to certain factors such as illness or landlord-owned property. Reliant Energy will not disconnect service at a permanent, individually metered dwelling unit of a delinquent residential customer when that customer establishes through an attending physician that disconnection of service will cause some person residing at that residence to become seriously ill or more seriously ill. The attending physician must call or contact Reliant Energy and submit a written statement by the stated date of disconnection. A customer making such a request must enter into a deferred payment plan by the stated date of disconnection. When Reliant Energy sends a termination notice to landlord-owned property, such as master-metered apartments, the customer/landlord is also informed that notice of possible disconnection will be provided to the tenants of the apartment complex in six days if payment is not received. Six days after providing the customer/landlord with a termination notice, and at least four days prior to disconnecting, Reliant Energy will post a minimum of five disconnection notices in conspicuous areas in the public places of the apartment complex.

      Definition of a Delinquent Account. If a residential, commercial or industrial customer fails to pay any portion of charges within 16 days after the bills have been mailed to the customer, then Reliant Energy will consider the entire amount to be delinquent.

      Reliant Energy's Delinquency and Write-Off Experience. The tables below set forth Reliant Energy's delinquency and net write-off experience for residential customers, as well as for all other customers, for each of the periods indicated below. During the last three years, the delinquency experience for residential customers has increased during the second half of the year due primarily to higher summer usage. However, the delinquency experience for commercial retail electric customers basically remained constant year round during the same time period. Changes in the market, including but not limited to the introduction of retail electric providers, who will be permitted to provide consolidated billing to Reliant Energy's retail electric customers, could mean that historical delinquency and net write-off data will not be indicative of future experiences. Changes in metering practices by third-party metering firms after competitive metering is required in 2004 also could affect billing and collection practices and, in turn, future delinquency and net write-off experience in comparison to Reliant Energy's past experience.

                                    TABLE 6

             Delinquencies as a Percentage of Total Billed Revenues

                                                                      Six months
                                                                        ended
                                        1996  1997  1998  1999  2000   6/30/01
                                        ----- ----- ----- ----- ----- ----------
Residential
31-60 days.............................  .73%  .67%  .77% 0.70% 1.04%   1.03%
61-90 days.............................  .33%  .31%  .41% 0.32% 0.49%   0.23%
Over 90 days...........................  .20%  .16%  .45% 0.21% 0.51%   0.17%
Total.................................. 1.26% 1.14% 1.63% 1.23% 2.04%   1.43%
All Other
31-60 days.............................   21%  .17%  .24% 0.19% 0.21%   0.24%
61-90 days.............................  .03%  .04%  .06% 0.06% 0.08%   0.06%
Over 90 days...........................  .03%  .05%  .07% 0.11% 0.14%   0.14%
Total..................................  .27%  .26%  .37% 0.36% 0.43%   0.44%
Grand Total............................  .69%  .62%  .91% .072% 1.10%   0.84%

                                    TABLE 7

       Net Write-Offs as a Percentage of Billed Retail Electric Revenues

                                                                    Six months
                                        1996 1997 1998 1999  2000  ended 6/30/01
                                        ---- ---- ---- ----- ----- -------------
Residential............................ .28% .35% .36% 0.51% 0.41%     0.82%
All Other.............................. .04% .05% .04% 0.09% 0.07%     0.14%
Total.................................. .14% .17% .18% 0.27% 0.21%     0.40%

     The numbers in Table 6 for delinquencies over 90 days include all accounts on payment arrangements.

     Reliant Energy writes off customer bills 63 business days after the final bill is issued. A final bill results from either of two actions:

    . the customer notifies Reliant Energy that the customer no longer wants electricity service at the address, or

    . electricity service is disconnected for nonpayment and the customer does not come forward to pay the required amount to have service reconnected.

Credit Practices, Policies and Procedures of Retail Electric Providers

     Prior to the introduction of retail electric customer choice, Reliant Energy will collect transition charges out of its bundled rates and will remit the amount of the transition charges to the trustee for our account. Beginning in January 2002, and in limited circumstances since July 2001, the servicer of the transition bonds will bill a retail electric customer's retail electric provider for the transition charges attributable to that customer. The Texas Electric Choice Plan provides that the retail electric provider must pay these transition charges to the servicer whether or not the retail electric provider has received payment from its retail electric customers. Please refer to "Retail Electric Providers" in this prospectus.


How Reliant Energy in Its Capacity as Servicer Will Apply Partial Payments by Retail Electric Customers

     The financing order provides that partial payments of electricity bills will be applied in the following manner: first, by pro rata application of the partial payment to the transition charges and other fees and charges, other than late charges, and second, by allocation of late charges to Reliant Energy or its successor.

                                   THE ISSUER

General

      We are a limited liability company formed under the Delaware Limited Liability Company Act pursuant to the limited liability company agreement executed by our sole member, Reliant Energy, and the filing of a certificate of formation with the Secretary of State of the State of Delaware. The limited liability company agreement will be amended and restated in its entirety prior to the date we enter into the sale agreement with Reliant Energy. We have filed the form of the amended and restated limited liability company agreement with the SEC as an exhibit to the registration statement. We have summarized selected provisions of the amended and restated limited liability company agreement below.

      As of the date of this prospectus, we have not carried on any business activities and have no operating history. We have included our audited financial statements as a part of this prospectus. Our fiscal year is the calendar year. We are not an agency or instrumentality of the State of Texas. Our sole member is Reliant Energy. Our assets include:

    .   the transition property,

    . our rights under the sale agreement and all bills of sale delivered by Reliant Energy pursuant to the sale agreement,

    .   our rights under the administration agreement,

    . our rights under the servicing agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with the servicing agreement,

    . the collection account and all subaccounts of the collection account,

    .   all of our other property,

    . all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

    . all payments on or under and all proceeds in respect of any or all of the foregoing.

The indenture provides that the transition property, as well as our other assets, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount following repayment of all outstanding series of transition bonds, will be pledged by us to the trustee. Pursuant to the indenture, the collected transition charges remitted to the trustee by the servicer must be used to pay the transition bonds and our other obligations specified in the indenture.

Our Purpose

      We were created for the specific purposes of:

    . purchasing and owning the transition property and the other transition bond collateral,

    .   issuing and registering one or more series of the transition bonds,

    . pledging our interest in the transition property and other transition bond collateral to the trustee pursuant to the terms of the indenture in order to secure the transition bonds,

    .   making payments on the transition bonds,

    .   distributing amounts released to us, and

    . performing other activities that are necessary, suitable or convenient to accomplish these purposes.

      The amended and restated limited liability company agreement does not permit us to engage in any activities not directly related to these purposes.

Our Relationship With Reliant Energy

      On the issue date for each series of the transition bonds, except in the event of a permitted refunding of outstanding transition bonds, Reliant Energy will sell the transition property to us pursuant to the sale agreement between us and Reliant Energy. Pursuant to the servicing agreement between us and Reliant Energy, Reliant Energy will serve as servicer of the transition property. We will pay Reliant Energy fixed fees for performing these services. Pursuant to the administration agreement between us and Reliant Energy, Reliant Energy will provide administrative services to us. Reliant Energy also has agreed to indemnify the trustee up to a specified amount to the extent such indemnification is not recoverable from us as a fixed expense.

Our Managers

      Pursuant to the amended and restated limited liability company agreement, our affairs will be managed by three to five managers, whom we refer to in this prospectus and the prospectus supplement as our "managers." Reliant Energy will appoint our managers from time to time or, in the event Reliant Energy transfers its interest in us, the new owner or owners will appoint the issuer's managers. Following the initial issuance of the transition bonds, we will have at least two independent managers at all times who, among other things, are not and have not been for at least five years prior to the date of their appointment:

    . a direct or indirect legal or beneficial owner of us, Reliant Energy, any of our affiliates or any of Reliant Energy's affiliates,

    . a relative, supplier, employee, officer, director (other than as an independent director of us, Reliant Energy or any of its affiliates), manager (other than as an independent manager of us, Reliant Energy or any of its affiliates), contractor or material creditor of us, Reliant Energy or any of its affiliates, or

    .   a person who controls Reliant Energy or any of its affiliates.

The remaining managers will be employees or officers of Reliant Energy. The managers will devote the time necessary to conduct our affairs. The following will be our managers prior to the issuance of the initial series of transition bonds:

   Name      Age                     Position at Reliant Energy
   ----      ---                     --------------------------
James S.
 Brian.....   54 Senior Vice President and Chief Accounting Officer-Delivery Group
Marc
 Kilbride..   48 Treasurer
Gary L.
 Whitlock..   52 Executive Vice President and Chief Financial Officer-Delivery Group

      Reliant Energy, as our sole member, will appoint two independent managers prior to the issuance of the initial series of transition bonds.

      None of our managers has been involved in any legal proceedings which are specified in Item 401(k) of the SEC's regulation S-K.

Manager Compensation and Limitation on Liabilities

      As of the date of this prospectus, we have not paid any compensation to any of our managers since the date we were formed. We will not compensate our managers, other than our independent managers, for their services performed on our behalf. The independent managers will be paid semi-annual fees from our assets and will be reimbursed for their reasonable expenses including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the independent managers may employ in connection with the performance of their respective duties under the amended and restated limited liability company agreement.

      Under the amended and restated limited liability company agreement, our managers will not be liable under any circumstances except for:

    . liabilities arising from their own willful misconduct or gross negligence,

    . liabilities arising from the failure by any manager to perform obligations expressly undertaken in the amended and restated limited liability company agreement, or

    . taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by our managers in connection with the transactions described in this prospectus.

      Under the amended and restated limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under the amended and restated limited liability company agreement, except in the circumstances described above.

We Are a Separate and Distinct Legal Entity from Reliant Energy

      Under the amended and restated limited liability company agreement, we may not file a voluntary petition for relief under the bankruptcy code without a unanimous vote of our managers (including our independent managers). Reliant Energy has agreed that it will not cause us to file a voluntary petition for relief under the bankruptcy code. The amended and restated limited liability company agreement requires us:

    . to take all reasonable steps to continue our identity as a separate legal entity,

    . to make it apparent to third persons that we are an entity with assets and liabilities distinct from those of Reliant Energy, other affiliates of Reliant Energy, our managers or any other person, and

    . to make it apparent to third persons that we are not a division of Reliant Energy or any of its affiliates or any other person, except that we will be treated as a division of Reliant Energy only in our federal and state income tax returns.

      Our principal place of business is 1111 Louisiana, Suite 4400, Houston, Texas 77002, and our telephone number at such address is (713) 207-8272.

Administration Agreement

      Reliant Energy will provide administrative services to us pursuant to an administration agreement between Reliant Energy and us. We will pay Reliant Energy a fixed fee for performing these services.

                                USE OF PROCEEDS

      We will use the proceeds of the issuance of the transition bonds to pay the expenses of the issuance and sale of the transition bonds and to purchase the transition property from Reliant Energy. In accordance with the financing order, Reliant Energy will reduce the common equity on the regulatory books of Reliant Energy HL&P. Unless we inform you otherwise in the applicable prospectus supplement, Reliant Energy anticipates using the proceeds it receives from the sale of the transition property for general corporate purposes. These purposes may include, but are not limited to:

    .   working capital,

    .   capital expenditures,

    .   acquisitions, and

    . the repayment or refinancing of Reliant Energy's indebtedness, including intercompany indebtedness.

                              THE TRANSITION BONDS

      We will issue the transition bonds under an indenture between us and Bankers Trust Company, as the trustee. We have filed the form of the indenture with the SEC as an exhibit to the registration statement. The particular terms of each series of the transition bonds will be provided in the indenture and a related supplemental indenture. We have summarized selected provisions of the indenture and the transition bonds below. We will describe the particular terms of each series of the transition bonds in a supplement to this prospectus. You should carefully read the summary below, the applicable prospectus supplement and the terms and provisions of the indenture that may be important to you before investing in the transition bonds. Please refer to "Where You Can Find More Information" in this prospectus.

General Terms of the Transition Bonds

      We may issue the transition bonds in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class of a series may differ from the terms of another class of that series. All transition bonds of the same series will be identical in all respects except for the denomination thereof, unless such series is comprised of more than one class, in which case all transition bonds of the same class will be identical in all respects except for the denomination thereof. We will specify the terms of each series in the related prospectus supplement.

      The indenture requires, as a condition to the issuance of each series of transition bonds, that this issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of the transition bonds.

      The Transition Bonds Will be Maintained in Book-Entry Format. Except as set forth in the prospectus supplement, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of Cede & Co., the nominee of The Depository Trust Company, which together are referred to in this prospectus as DTC. The transition bonds will be available for purchase in initial denominations specified in the related prospectus supplement which will be not less than $1,000, with an exception for one transition bond in each class which may have a smaller denomination. Unless and until definitive certificated transition bonds are issued under the limited circumstances described in this prospectus, no beneficial owner of transition bonds will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders or holders of transition bonds will refer to actions taken by DTC upon instructions from DTC participants. In addition, all references in this prospectus to payments, notices, reports and statements to transition bondholders or holders of transition bonds will refer to payments, notices, reports and statements to DTC, as the registered holder of each series of transition bonds, unless definitive certificated transition bonds have been issued to beneficial owners of interests in the transition bonds, as discussed in "--Definitive Certificated Transition Bonds" below. DTC will receive these payments, notices, reports and statements for distribution to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. Please refer to "--Transition Bonds Will Be Issued in Book-Entry Form" and "--Definitive Certificated Transition Bonds" below.

Payments of Interest and Principal on the Transition Bonds

      Interest will accrue on the principal balance of the transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the transition bondholders of the series or class on each payment date, commencing on the payment date specified in the related prospectus supplement. On any payment date with respect to any series, we will generally pay principal of a class of transition bonds only until the outstanding principal balance of that class has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series or class of transition bonds may be paid later, but generally not sooner, than reflected in the expected amortization schedule for such series or class, except in the case of an applicable optional redemption or acceleration. Please refer to "Risk Factors--Other Risks Associated With an Investment in the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this prospectus.

      The trustee will distribute on each payment date to the holders of each class of the transition bonds all payments of principal and interest then due on such transition bonds (other than special payments as defined in the indenture). The trustee will make each such payment, other than the final payment, to the holders of record of the transition bonds of the applicable class, on the applicable record date. The final payment with respect to any transition bond, however, will be made only upon presentation and surrender of such transition bond at the office or agency of the trustee specified in the notice given by the trustee with respect to such final payment. This will only be applicable if the transition bonds are ever issued in definitive certificated form. The transition bonds will originally be issued in book-entry form, and we do not expect that the transition bonds will be issued in definitive certificated form.

      The indenture also provides that failure to pay the entire outstanding principal amount of the transition bonds of any series or class by the scheduled final or any scheduled payment date for such series or class will not result in a default. The failure to pay the entire outstanding principal amount of the transition bonds of any series or class will result in a default only if such payment has not been made by the final maturity date for the series or class or the date set for redemption or acceleration of that series or class.

      On each payment date, the amount to be paid as principal on the transition bonds of each series will equal:

    . the principal scheduled to be paid on each series on that payment date, plus

    . the unpaid principal amount of each series upon acceleration following an event of default, plus

    . the unpaid principal amount of each series due on the final maturity date of that series, plus

    . the unpaid principal amount of any transition bonds of each series called for redemption, plus

    . any unpaid scheduled payments of principal and overdue payments of principal.

      If interest on the transition bonds of any series is not paid when due, the issuer will pay such defaulted interest (plus interest on such defaulted interest at the applicable interest rate to the extent lawful) to the persons who are transition bondholders on a subsequent special record date (as defined in the indenture). The issuer will fix a special record date and a special payment date, and at least 10 days before such special record date, the issuer will mail to each affected transition bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

      The entire unpaid principal amount of a series of transition bonds will be due and payable if:

    . an event of default under the indenture occurs and is continuing, and

    . the trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding, voting as a group, have declared the transition bonds to be immediately due and payable.

      If any special payment date or other date specified herein for distribution of any payments to transition bondholders is not a business day, payments scheduled to be made on such special payment date or other date may be made on the next succeeding business day, and no interest will accrue upon such payment during the intervening period. "Business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Houston, Texas, are required or authorized by law or executive order to remain closed.

      Please refer to "The Indenture--What Constitutes an Event of Default on the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this prospectus.

      Notwithstanding the above, neither we nor Reliant Energy make any representation or warranty that any amounts actually collected arising from the transition charges will in fact be sufficient to meet payment obligations on the transition bonds or that assumptions made in calculating the transition charges will in fact be realized.

Floating Rate Transition Bonds

      In connection with the issuance of any class of floating rate transition bonds, we may enter into or arrange for one or more interest rate swap transactions. The related prospectus supplement will include a description of:

    .   the material terms of any interest rate swap transaction,

    .   the identity of any interest rate swap counterparty,

    . any payments due to be paid by or to us or the trustee under any interest rate swap transaction,

    . scheduled deposits in and withdrawals from any class subaccount of the collection account with respect to any interest rate swap transaction,

    . the formula for calculating the floating rate of interest of any floating interest rate class, and

    . the rights of transition bondholders with respect to any interest rate swap transaction, including any right of termination of or amendment to the interest rate swap agreement.

      Under the indenture, we are obligated to perform all of our obligations pursuant to any interest rate swap agreement to which we are a party.

Redemption of the Transition Bonds

      We will specify the redemption provisions, if any, for any series of the transition bonds in the related prospectus supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series as it relates to redemption include any premium that might be payable on the transition bonds if the transition bonds of the series are redeemed. The trustee will give notice of redemption of any series of the transition bonds to each registered holder of a transition bond of such series by first-class mail, postage prepaid, mailed not less than

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five days nor more than 45 days prior to the date of redemption or in another manner or at another time as we may specify in the related prospectus supplement. The redemption price will, in each case, include accrued interest to, but excluding, the date of redemption. All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided the redemption price is on deposit with the trustee at that time, and will no longer be considered "outstanding" under the indenture. The transition bondholders will have no further rights to transition bonds called for redemption after the specified redemption date, except to receive from the trustee payment of the redemption price of such transition bonds and unpaid interest accrued to the date fixed for redemption.

Credit Enhancement for the Transition Bonds

      Credit enhancement with respect to the transition bonds of all series will be provided principally by adjustments to the transition charges and amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. In addition, for any series of the transition bonds or one or more classes of the transition bonds, additional credit enhancement may be provided. We will describe the amounts and types of credit enhancement, if any, and the provider of credit enhancement with respect to each series of the transition bonds or one or more classes of the transition bonds in the applicable prospectus supplement. Additional credit enhancement may be in the form of:

    .   an additional reserve subaccount,

    .   subordination,

    .   additional overcollateralization,

    .   a financial guaranty insurance policy,

    .   a letter of credit,

    .   a credit or liquidity facility,

    .   a swap agreement,

    .   a repurchase obligation for certain obligations and warranties,

    .   a third-party payment or other support,

    .   a cash deposit or other credit enhancement, or

    . any combination of the foregoing, as we may describe in the applicable prospectus supplement.

      If specified in the applicable prospectus supplement, credit enhancement for a series of the transition bonds may cover one or more other series of the transition bonds.

Transition Bonds Will Be Issued in Book-Entry Form

      Unless we specify otherwise in the related prospectus supplement, all classes of the transition bonds will initially be represented by one or more bonds registered in the name of DTC or another securities depository. The transition bonds will be available to investors only in the form of book-entry transition bonds. Transition bondholders may also hold transition bonds through Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

      The Role of DTC, Clearstream and Euroclear. DTC will hold the global bond or bonds representing the transition bonds. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. These depositories will, in turn, hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

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      The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

      The Function of Clearstream. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear system, referred to as the Euroclear Operator or Euroclear, to facilitate settlement of trades between Clearstream and Euroclear. In November 2000, Clearstream and Euroclear signed an agreement, effective in 2001, to establish a new daytime transaction processing capability to supplement the existing overnight bridge between Clearstream and Euroclear. The new daytime bridge will initially operate manually, but it is expected to become automated by the end of 2001.

      The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear system is operated by the Euroclear operator, under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, which is referred to in this prospectus as the cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear,

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

withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

      DTC Will Be the Holder of the Transition Bonds. Unless and until definitive certificated transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be DTC. Transition bondholders will only be permitted to exercise their rights as transition bondholders indirectly through participants and DTC. All references herein to actions by transition bondholders thus refer to actions taken by DTC upon instructions from its participants. In addition, all references herein to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the transition bonds, for payments to the beneficial owners of the transition bonds in accordance with DTC procedures, unless definitive certificated transition bonds are issued.

      Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom beneficial owners of transition bonds have accounts are similarly required to make book-entry transfers and receive and transmit these payments on behalf of such beneficial owners. Accordingly, although beneficial owners of transition bonds will not possess definitive certificated transition bonds, DTC's rules provide a mechanism by which such beneficial owners will receive payments and will be able to transfer their interests.

      DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these transition bonds, may be limited due to the lack of definitive certificated transition bonds.

      DTC has advised the trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

      How Transition Bond Payments Will Be Credited by Clearstream and Euroclear. Payments with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please refer to "Material Federal Income Tax Consequences for

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

the Transition Bondholders" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

      DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the transition bonds among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Definitive Certificated Transition Bonds

      The Circumstances That Will Result in the Issuance of Definitive Certificated Transition Bonds. Unless we specify otherwise in the related prospectus supplement, each class of the transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or other intermediaries, rather than to DTC or its nominee, only if:

    . we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this class of transition bonds and we are unable to locate a qualified successor,

    . we, at our option, advise the trustee in writing that we elect to terminate the book-entry system through DTC, or

    . after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal balance of the transition bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the transition bondholders' best interest.

      The Delivery of Definitive Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify the trustee and all affected beneficial owners of transition bonds through participants of the availability of definitive certificated transition bonds. Upon surrender by DTC of the transition bonds in the possession of DTC that had represented the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver definitive certificated transition bonds to the beneficial owners. Any definitive certificated transition bonds listed on the Luxembourg Stock Exchange will be made available to the beneficial owners of such transition bonds through the office of the transfer agent in Luxembourg. Thereafter, the trustee will recognize the holders of these definitive certificated transition bonds as transition bondholders under the indenture.

      The Payment Mechanism for Definitive Certificated Transition Bonds. Payments of principal of, and interest on, definitive certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of definitive certificated transition bonds in whose names the definitive certificated transition bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee, or in certain cases, by wire transfer.

      The Transfer or Exchange of Definitive Certificated Transition Bonds. Definitive certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      Final Payments on Definitive Certificated Transition Bonds. The final payment on any transition bond, however, will be made only upon presentation and surrender of the transition bond at the office or agency

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

specified in the notice of final payment to transition bondholders. The final payment of any transition bond listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the transition bond at the office of the paying agent in Luxembourg as specified in the notice of final distribution. A notice of such final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of such final distribution. Definitive certificated transition bonds listed on the Luxembourg Stock Exchange will also be transferable and exchangeable at the offices of the transfer agent in Luxembourg. With respect to any transfer of these listed definitive certificated transition bonds, the new definitive certificated transition bonds registered in the names specified by the transferee and the original transferor will be available at the offices of the transfer agent in Luxembourg.

    WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS

      The rate of principal payments, the amount of each interest payment and the actual final payment date of each series or class of the transition bonds and the weighted average life thereof will be affected primarily by the timing of receipt of collected transition charges by the trustee. The aggregate amount of collected transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The transition charges will be adjusted from time to time based in part on the actual rate of collected transition charges and forecasts. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the transition charges that will cause collected transition charges to be received at any particular rate. Please refer to "Risk Factors--Servicing Risks," "-- Other Risks Associated With an Investment in the Transition Bonds" and "Reliant Energy's Financing Order--True-Ups" in this prospectus.

      If collected transition charges are received at a slower rate than expected, the transition bonds may be retired later than expected. Except in the event of a redemption or the acceleration of the final payment date of the transition bonds after an event of default, however, the transition bonds will not be paid at a rate faster than that contemplated in the expected amortization schedule for each series or class of the transition bonds even if the receipt of collected transition charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the reserve subaccount. Redemption of any class or series of the transition bonds and acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecasted might result in a shorter weighted average life, and a payment on a date that is later than forecasted might result in a longer weighted average life.

      The initial transition property is the transition property, as identified in the related bill of sale, sold to us on the initial transfer date pursuant to the sale agreement in connection with the issuance of the initial series of the transition bonds. The subsequent transition property is the transition property, as identified in the related bill of sale, sold to us on any subsequent transfer date pursuant to the sale agreement in connection with the subsequent issuance of a series of the transition bonds.

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                               THE SALE AGREEMENT

      The following summary describes particular material terms and provisions of the sale agreement pursuant to which we are purchasing the transition property from Reliant Energy. The sale agreement may be amended by the parties thereto with the consent of the trustee and the Texas commission or, if the proposed amendment would materially and adversely affect the interests of the transition bondholders, with the consent of a majority of the holders of the transition bonds materially and adversely affected by such amendment, if notice of the amendment is provided by us to each rating agency and the rating agency condition has been satisfied. We have filed the form of the sale agreement with the SEC as an exhibit to the registration statement.

Reliant Energy's Sale and Assignment of the Transition Property

      On the initial transfer date, pursuant to the sale agreement, Reliant Energy will sell and assign to us, without recourse, except as provided therein, its rights and interests under the financing order, which will become transition property upon such transfer pursuant to the Texas Electric Choice Plan. The transition property will represent all rights and interests of Reliant Energy under the financing order, including the right to impose, collect and receive the transition charges and the revenues and collections resulting from such transition charges authorized in the financing order with respect to the related series of the transition bonds. The net proceeds received from the sale of the transition bonds will be applied by us to purchase the transition property. In addition, we may from time to time purchase additional transition property from Reliant Energy, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Each subsequent sale will be financed through the issuance of an additional series of the transition bonds. If this offer is accepted by us, the subsequent sale will be effective on a subsequent transfer date.

      As provided by the Texas Electric Choice Plan, our purchase of the transition property from Reliant Energy pursuant to the sale agreement, which expressly provides that such transfer is a sale, will be a true sale, and all title to the transition property, legal or equitable, will pass to us. Under the Texas Electric Choice Plan, such sale will constitute a true sale under state law whether or not

    .   we have any recourse against Reliant Energy,

    . Reliant Energy retains any equity interest in the transition property under state law,

    . Reliant Energy acts as a collector of transition charges relating to the transition property, or

    . Reliant Energy treats the transfer as a financing for tax, financial reporting or other purposes.

      Under the Texas Electric Choice Plan, all rights and interests under the financing order will become transition property upon transfer of such rights to us by Reliant Energy. The transition property will constitute our present property right for purposes of contracts concerning the sale or pledge of property.

      Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Texas Electric Choice Plan, our purchase of the transition property from Reliant Energy will be perfected as against all third persons, including subsequent judicial or other lien creditors. In accordance with the Texas Electric Choice Plan, a valid and enforceable lien and security interest in the transition property will be created upon the issuance of the financing order and the execution and delivery of the sale agreement in connection with the issuance of a series of the transition bonds. The lien and security interest attaches automatically from the time that value is received for the series of the transition bonds and, on perfection through the timely filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Texas Electric Choice Plan, will be a continuously perfected lien and security interest in the transition property.

      Reliant Energy's records and computer systems will reflect the sale and assignment of its rights and interests under the financing order to us. Reliant Energy, however, will treat the transition bonds as debt of

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Reliant Energy for federal income tax purposes and financial reporting purposes so long as any of the transition bonds are outstanding.

      The initial transition property is the transition property, as identified in the related bill of sale, that we will purchase on the initial transfer date pursuant to the sale agreement in connection with the issuance of the initial series of the transition bonds. The subsequent transition property is the transition property, as identified in the related bill of sale, that we will purchase on any subsequent transfer date pursuant to the sale agreement in connection with the subsequent issuance of a series of the transition bonds.

Reliant Energy's Representations and Warranties

      In the sale agreement, Reliant Energy will make representations and warranties to the issuer as of the initial transfer date and any subsequent transfer date to the effect, among other things, that:

    1. subject to clause 10 below, all information, as amended or supplemented from time to time, provided by Reliant Energy to us with respect to the transferred transition property (including the financing order and the issuance advice letter) is correct in all material respects;

    2. each sale, transfer, assignment, setting over and conveyance contemplated by the sale agreement constitutes a sale or other absolute transfer of all right, title and interest of Reliant Energy in, to and under the financing order to us; upon execution and delivery of the sale agreement and the related bill of sale Reliant Energy will have no right, title or interest in, to or under the transferred transition property and the transferred transition property would not be part of the estate of Reliant Energy as debtor in the event of the filing of a bankruptcy petition by or against Reliant Energy under any bankruptcy law;


    3.a.Reliant Energy is the sole owner of the rights and interests under the financing order being sold to us on the initial transfer date or subsequent transfer date, as applicable,

      b. on the transfer date, immediately upon the sale under the sale agreement, the transferred transition property will have been validly sold, assigned, transferred, set over and conveyed to us free and clear of all liens (except for any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Texas Electric Choice Plan or any lien created by us under the basic documents), and

      c. all actions or filings (including filings with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Texas Electric Choice Plan and the Uniform Commercial Code) necessary in any jurisdiction to give us a first priority perfected ownership interest in the transferred transition property and to grant to the trustee a first priority perfected security interest in the transferred transition property, free and clear of all liens of Reliant Energy or anyone else have been taken or made;

    4. the provisions of the Texas Electric Choice Plan relevant to securitization are valid and constitutional under the Texas and United States Constitutions, the financing order has been issued by the Texas commission in accordance with the Texas Electric Choice Plan, the financing order and the process by which it was issued comply with all applicable laws, rules and regulations, and the financing order is final, non-appealable and in full force and effect;

    5. as of the date of issuance of the transition bonds, the transition bonds will be entitled to the protections provided by the Texas Electric Choice Plan and the financing order, and the financing order and the transition charges authorized therein will have become irrevocable and not subject to reduction, impairment or adjustment by further action of the Texas commission, except as permitted by
       Section 39.307 of the Texas Electric Choice Plan, and the issuance advice letter relating to the transferred transition property to be sold on such a date will have been filed in accordance with the financing order, and the Texas commission will not have issued any order

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       prior to the third business day after submission of the issuance advice letter that the transition bonds do not comply with ordering paragraph 5 of the financing order and the initial transition charges and the final term of the transition bonds set forth in the issuance advice letter will have become effective;


    6.a.under the Texas Electric Choice Plan, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property or, except as permitted in
           Section 39.307 of the Texas Electric Choice Plan, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full,

      b. under the laws of the State of Texas and the United States, the State of Texas could not take any action of a legislative character, including the repeal or amendment of the Texas Electric Choice Plan, which would substantially limit, alter or impair the transition property or other rights vested in the transition bondholders pursuant to the financing order, or substantially limit, alter, impair or reduce the value or amount of the transition property, unless that action is a reasonable exercise of the State of Texas's sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Texas and United States Constitutions, the State of Texas could not repeal or amend the Texas Electric Choice Plan or take any other action in contravention of its pledge quoted above without paying just compensation to the transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the transition bondholders in the transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the transition bonds;


    7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Texas Electric Choice Plan, the financing order, the issuance advice letter, the transferred transition property or the transition charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order;

    8. no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of Reliant Energy's rights and interests under the financing order and our purchase of the transition property from Reliant Energy, except those that have been obtained or made;

    9. except as disclosed in this prospectus or the prospectus supplement, there are no proceedings pending, and to the best of Reliant Energy's knowledge, (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over us or Reliant Energy or our respective properties challenging the Texas Electric Choice Plan or the financing order;

    10. the assumptions used in calculating the transition charges in the issuance advice letter are reasonable and made in good faith; however, notwithstanding the foregoing, Reliant Energy makes no representation or warranty, express or implied, that the assumptions used in calculating such transition charges will in fact be realized;

    11.a.upon the effectiveness of the issuance advice letter and the transfer of Reliant Energy's rights and interests under the financing order and our purchase of the transition property from Reliant Energy pursuant to the sale agreement, the transferred transition property will constitute a present property right,

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

      b. upon the effectiveness of the issuance advice letter and the transfer of Reliant Energy's rights and interests under the financing order and our purchase of the transition property from Reliant Energy pursuant to the sale agreement, the transferred transition property will include, without limitation:

             (1) the right to impose, collect and receive transition charges authorized in the financing order, including, without limitation, the right to receive transition charges in amounts and at times sufficient to pay principal and interest on the transition bonds and make deposits to the overcollateralization subaccount,

             (2) all rights and interests of Reliant Energy under the
                 financing order,

             (3) the rights to file for periodic adjustments of the transition charges as provided in the financing order, and

             (4) all revenues and collections resulting from transition charges.

      c. upon the effectiveness of the issuance advice letter and the transfer of Reliant Energy's rights and interests under the financing order and our purchase of the transition property from Reliant Energy on such transfer date pursuant to the sale agreement, the transferred transition property is not subject to any lien created by a previous indenture;


    12. Reliant Energy is a corporation duly organized and in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

    13. Reliant Energy has the corporate power and authority to obtain the financing order and to execute and deliver the sale agreement and to carry out its terms; Reliant Energy has the corporate power and authority to own the rights and interests under the financing order, to sell and assign the rights and interests under the financing order whereupon such rights and interests will become the transition property, in the case of the initial transfer date, and the rights and interests under any subsequent financing order whereupon such rights and interests will become the transition property, in the case of each subsequent transfer date, as applicable, to us; and Reliant Energy has duly authorized this sale and assignment to us by all necessary corporate action; and the execution, delivery and performance of the sale agreement have been duly authorized by Reliant Energy by all necessary corporate action;

    14. the sale agreement constitutes a legal, valid and binding obligation of Reliant Energy, enforceable against Reliant Energy in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditors' rights and equitable principles;

    15. the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms thereof do not (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of Reliant Energy, or any indenture, mortgage, credit agreement or other agreement or instrument to which Reliant Energy is a party or by which it or its properties is bound; (b) result in the creation or imposition of any lien upon any of Reliant Energy's properties pursuant to the terms of any such indenture or agreement or other instrument or (c) violate any existing law or any existing order, rule or regulation applicable to Reliant Energy of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Reliant Energy or its properties;

    16. except for continuation filings under the Uniform Commercial Code and other filings under the Texas Electric Choice Plan and the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required under an applicable law, rule or regulation in connection with the execution and delivery by Reliant Energy of the sale

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

       agreement, the performance by Reliant Energy of the transactions contemplated by the sale agreement or the fulfillment by Reliant Energy of the terms of the sale agreement, except those which have previously been obtained or made and those that Reliant Energy, in its capacity as servicer under the servicing agreement, is required to make in the future pursuant to the servicing agreement, and the issuance advice letter has been filed in accordance with the financing order;

    17. except as disclosed in this prospectus or the prospectus supplement, there are no proceedings pending, and to Reliant Energy's knowledge,
        (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Reliant Energy or its properties involving or related to Reliant Energy or us or, to Reliant Energy's knowledge, to any other person:

      a. asserting the invalidity of the sale agreement, any of the other basic documents, the transition bonds, the Texas Electric Choice Plan or the financing order,

      b. seeking to prevent the issuance of the transition bonds or the consummation of the transactions contemplated by the sale agreement or any of the other basic documents,

      c. seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by Reliant Energy of its obligations under, or the validity or enforceability of, the sale agreement or any of the other basic documents or the transition bonds, or

      d. challenging Reliant Energy's treatment of the transition bonds as debt of Reliant Energy for federal or state income, gross receipts or franchise tax purposes;

    18. after giving effect to the sale of any transferred transition property under the sale agreement, Reliant Energy:

      a. is solvent and expects to remain solvent,

      b. is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

      c. is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

      d. reasonably believes that it will be able to pay its debts as they become due, and

      e. is able to pay its debts as they become due and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity;


    19. Reliant Energy is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on Reliant Energy's business, operations, assets, revenues or properties); and

    20. the conversion of Reliant Energy into a Texas limited liability company will not:

      a. interrupt Reliant Energy's existence,

      b. affect Reliant Energy's rights, title and interests in its real estate and other property or its power and authority to perform its obligations under the sale agreement, the servicing agreement or the other basic documents, or

      c. impair or diminish the liabilities and obligations of Reliant Energy, including, without limitation, its obligations under the sale agreement or any other basic document.

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      Reliant Energy will make the above representations and warranties under existing law as in effect as of the date of transfer. Reliant Energy will not be in breach of any representation or warranty in the sale agreement as a result of a change in law (which does not include a final, non-appealable judicial holding by a court of competent jurisdiction that the Texas Electric Choice Plan is unconstitutional) occurring after the transfer date.

Reliant Energy's Obligation to Indemnify Us and the Trustee and to Take Legal Action

      Under the sale agreement, Reliant Energy is obligated to indemnify us and the trustee, for itself and on behalf of the transition bondholders and related parties specified therein, against:

    1. any and all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of any transfer date as a result of the sale and assignment of Reliant Energy's rights and interests under the financing order by Reliant Energy to us, the acquisition or holding of the transferred transition property by us or the issuance and sale by us of the transition bonds, including any sales, gross receipts, general corporation, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond, in the event and to the extent such taxes are not recoverable qualified costs, it being understood that the transition bondholders will be entitled to enforce their rights against Reliant Energy solely through a cause of action brought for their benefit by the trustee; and


    2.a.any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to us required to have been made in accordance with the terms of the basic documents which are not made when so required, in each case as a result of Reliant Energy's breach of any of its representations, warranties or covenants contained in the sale agreement; and

      b. any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, other than any liabilities, obligations or claims for or payments of principal of or interest on the transition bonds, together with any reasonable costs and expenses incurred by that person, in each case as a result of Reliant Energy's breach of any of its representations, warranties or covenants contained in the sale agreement.

      These indemnification obligations will rank equally in right of payment with other general unsecured obligations of Reliant Energy. The indemnities described above will survive the resignation or removal of the trustee or the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The above representations and warranties are made under existing law as in effect as of the date of issuance of any series of transition bonds. Reliant Energy will not indemnify any party for any changes of law (which does not include a final, non-appealable judicial holding by a court of competent jurisdiction that the Texas Electric Choice Plan is unconstitutional) after the issuance of any series of transition bonds.

      Reliant Energy's Limited Obligation to Undertake Legal Action. Reliant Energy has agreed to institute any action or proceeding necessary to compel performance by the Texas commission or the State of Texas of any of their obligations or duties under the Texas Electric Choice Plan, the financing order or any issuance advice letter with respect to the transferred transition property. Except for the foregoing and subject to Reliant Energy's further covenant to fully preserve, maintain and protect our interests in the transition property, Reliant Energy will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement.

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

Successors to Reliant Energy

      The sale agreement provides that any person which succeeds to all or substantially all of the electric transmission and distribution business of Reliant Energy will be the successor to Reliant Energy with respect to Reliant Energy's ongoing obligations under the sale agreement. The sale agreement further requires that:

    . immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

    . the rating agencies specified in the sale agreement will have received prior written notice of the transaction, and

    . officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the trustee.

      Notwithstanding the foregoing, Reliant Energy will be able to convert to a Texas limited liability company without complying with the requirements set forth above.

                            THE SERVICING AGREEMENT

      The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the transition property. We have filed the form of the servicing agreement with the SEC as an exhibit to the registration statement. The servicing agreement may be amended by the parties thereto with the prior written consent of the Texas commission and the trustee under the indenture provided the rating agency condition has been satisfied.

Reliant Energy's Servicing Procedures

      General. The servicer, as our agent, will manage, service, administer and make collections in respect of transition property. The servicer's duties will include:

    . obtaining meter reads, calculating and billing the transition charges and collecting the transition charges from retail electric customers and retail electric providers or an agent appointed by the servicer to collect the charges, as applicable, and posting all collections,

    . responding to inquiries by retail electric customers, retail electric providers, the Texas commission or any federal, local or other state governmental authority with respect to the transition property and transition charges,

    . delivering bills, accounting for collected transition charges, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances to the trustee and furnishing periodic reports to us, the trustee and the rating agencies,

    . providing certified calculations and other information reasonably requested by an agent appointed by the servicer to collect the charges to enable the agent to perform collection services properly under the intercreditor agreement and monitoring the collections of the agent for compliance with the intercreditor agreement,

    . monitoring payments by each retail electric provider, reviewing reports provided by each retail electric provider and monitoring compliance by each retail electric provider with the credit standards and deposit obligations set forth in the financing order,

    . notifying each retail electric provider of any defaults by such retail electric provider in its payment obligations and other obligations, and enforcing against such retail electric provider at the earliest date permitted any remedies provided by applicable law,

    . selling, as an agent, defaulted or written-off accounts in accordance with the servicer's usual and customary practices, and

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

    . taking action in connection with adjustments to the transition charges and allocation of the charges among various classes of customers as described below.

      Please refer to "Reliant Energy's Financing Order" in this prospectus. The servicer is required to notify us, the trustee and the rating agencies in writing of any laws or Texas commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.

      Servicer Obligation to Undertake Legal Action. The servicer is required to institute any action or proceeding necessary to compel performance by the Texas commission, the State of Texas, each retail electric provider and each party to the intercreditor agreement of any of their obligations or duties under the Texas Electric Choice Plan, the financing order or the intercreditor agreement with respect to the transition property.

      Collections During Pre-Competition Period. The servicer will prepare and deliver at closing a forecast for each calendar month between and including the closing date and the date on which Reliant Energy sends its final bill to any retail electric customer. The forecast will show the percentages of amounts billed in a calendar month, referred to as a billing month, that are expected to be received during each of the following six months. These forecasts are referred to as the collections curve. There will be a collections curve for the residential customer class and another collections curve for all other customer classes. Once full retail electric competition begins in Reliant Energy's service territory and the servicer bills retail electric providers for transition charges attributable to the retail electric provider's retail electric customers, the servicer will no longer utilize collection curves except to allocate collections for pre-choice months.

      While the collections curves are applicable, the servicer will make payments of transition charges to the trustee based on the collections curves. Seven months after each billing month for which a collections curve has been prepared, the servicer will compare the actual collected transition charges for such billing month to the collections curve payments previously made to the trustee for such billing month. If the collections curve payments previously made for that billing month exceed actual collected transition charges for that billing month, this excess is referred to as an excess curve payment. In that case, the servicer may reduce the amount that the servicer remits to the trustee for deposit in the collection account on the corresponding remittance date, and if necessary, succeeding remittance dates, by the amount of the excess curve payment, or the servicer may require the trustee by written direction to pay the servicer the amount of the excess curve payment out of the collection account. If the payments made for a billing month are less than actual collected transition charges for that billing month, this deficiency is referred to as a curve payment shortfall. In that case, the servicer must pay the curve payment shortfall to the trustee for deposit in the collection account.

      Collections During Competition Period. Beginning in January 2002, or in limited circumstances, sooner, all retail electric customers in Reliant Energy's service territory will purchase electricity and related services from retail electric providers, rather than from electric utilities. Each retail electric provider will include the transition charges in its bill to retail electric customers. The servicer or its agent will bill each retail electric provider for transition charges attributable to the retail electric provider's retail electric customers at least monthly. Pursuant to the financing order, each retail electric provider must remit to the servicer the amount of transition charges attributable to its retail electric customers (less an allowance for charge-offs of delinquent customer accounts) within 35 days of the servicer's bill for such charges regardless of whether payments have been received by the retail electric providers from such retail electric customers. In addition, in the event a retail electric provider fails to pay the servicer in full within 35 days of the date transition charges are billed to such retail electric provider, the servicer will assess a late-payment penalty against the retail electric provider in the amount of five percent of the outstanding balance of transition charges payable by the retail electric provider. All late-payment penalties will be remitted to the collection account to be applied against transition charge obligations.

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

      Frequency of Remittances to the Trustee. The servicer will remit collected transition charges to the trustee on either a monthly or a daily basis. For so long as:

    . Reliant Energy or any successor to Reliant Energy's electric transmission or distribution business, or both, remains the servicer,

    .   no servicer default has occurred and is continuing, and

    .   either:

     . Reliant Energy, or any successor servicer referred to in this paragraph, maintains a short-term rating of "A-1" or better by S&P and "P-1" or better by Moody's and "F-1" or better by Fitch,

     . the rating agency condition has been satisfied, and any conditions or limitations imposed by the rating agencies in connection therewith are complied with, or

     . the servicer obtains a letter of credit or surety bond to assure remittances of collected transition charges on each remittance date,

the servicer may make payments to the trustee of transition charges on a monthly basis. If the servicer has not satisfied the conditions specified above, the servicer will be required to pay transition charges to the trustee within two business days of receipt (or projected receipt, if the collections curves are applicable).

The Texas Commission's Transition Charge Adjustment Process

      Annual True-Ups. Among other things, the servicing agreement requires the servicer to file adjustment requests at least annually. For more information on the true-up process, please refer to "Reliant Energy's Financing Order--True-Ups." These adjustment requests are based on actual collected transition charges and updated assumptions by the servicer as to projected future usage of electricity by retail electric customers, expected delinquencies and write-offs and future payments and expenses relating to the transition property and the transition bonds. The servicer agrees to calculate these adjustments to result in:

    . the transition bond balance equaling the projected transition bond balance and the aggregate reimbursement amount due and owing for the preceding calendar year to any retail electric provider,

    . the amount on deposit in the overcollateralization subaccount equaling the scheduled overcollateralization level,

    . the replenishment of any shortfalls in the capital subaccount to its required level,

    . amortization of the remaining outstanding principal amount in accordance with the amortization schedule and payment of interest when due,

    . the servicer's reconciliation of past overpayments and underpayments by any retail electric provider of transition charges arising out of the retail electric provider's right to hold back certain payments of transition charges in expectation of future write-offs from customers who do not pay their electric bills, and

    . the servicer's recovery of any interest paid to a retail electric provider arising out of a dispute between the servicer and such retail electric provider in which the servicer's claim to the funds in dispute was not clearly unfounded.

      In addition to filing requests for adjustments to the transition charges, the servicer may be required in some years to file a request to adjust the allocation of the transition charges among the transition charge classes, according to the methodology set forth in the tariff established by the Texas commission.

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

      In the servicing agreement, the servicer agrees to file adjustment requests on each calculation date for us as specified in the servicing agreement. In accordance with the financing order, the Texas commission has 15 days to approve the adjustments. Any adjustment to the allocation of transition charges must be filed with the Texas commission at least 90 days before the date the proposed adjustment will become effective. The Texas commission must enter a final order by the proposed adjustment date stated in the filing. The adjustments to the transition charges are expected to occur on each adjustment date. Adjustments to the transition charges will cease with respect to each series on the final adjustment date specified in the prospectus supplement for that series.

      Interim True-Ups. In addition to the annual adjustment process, the servicer will file a request for an interim true-up if the actual principal balance of outstanding transition bonds on the next payment date will be more than five percent higher or lower than the projected principal balance on the transition bonds for that date. The financing order also provides for an interim true-up adjustment if any series of transition bonds that matures after a date determined mutually by Reliant Energy and the Texas commission's designated personnel or financial advisor as required to meet rating agency requirements would not be paid in full by its scheduled final payment date.

      Reconciliation of Charge-Off Allowances. Under the financing order, retail electric providers are entitled to withhold an allowance for charge-offs from their payments of transition charges to the servicer. In connection with the annual adjustment process, the servicer and each retail electric provider will reconcile the retail electric provider's hold-backs with the amount actually written off as uncollectible during that time. If the retail electric provider has held back less than the amount actually written off as uncollectible during that time, it will be entitled to a credit, in the amount of the hold-back shortfall, toward the retail electric provider's future payments of transition charges.

      Reliant Energy's Collected Transition Charges. In the servicing agreement, the servicer agrees to remit all collected transition charges from whatever source and all proceeds of our other collateral, if any, to the trustee for deposit pursuant to the indenture. Until collected transition charges are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of collected transition charges will not include interest thereon prior to the remittance date, but will include any penalties assessed against retail electric providers for delinquent remittances of transition charges. Please refer to "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer" in this prospectus.

Reliant Energy's Compensation for Its Role as Servicer and Its Release of Other Parties

      We Agree to Pay the Servicer a Servicing Fee on Each Payment Date. The servicing fee for each series, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available therefor as described under "The Indenture--How Funds in the Collection Account Will Be Allocated" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds. In the servicing agreement, the servicer releases us and the trustee from any and all claims whatsoever relating to the transition property or the servicer's servicing activities with respect thereto except to the extent of bad faith, willful misconduct or gross negligence.

Reliant Energy's Duties as Servicer

      In the servicing agreement, the servicer has agreed, among other things, that, in servicing the transition property:

    . except where the failure to comply with any of the following would not materially adversely affect our or the trustee's respective interests in the transition property,

     . it will manage, service, administer and make collections in respect of the transition property with reasonable care and in material compliance with applicable law, including all applicable

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

       Texas commission regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others,

     . it will follow standards, policies and procedures in performing its duties as servicer that are customary in the electric transmission and distribution industry,

     . it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the trustee's and our rights in respect of the transition property,

     . it will calculate the transition charges and the allocation of transition charges among customer classes in compliance with the Texas Electric Choice Plan, the financing order, any Texas commission order related to transition charge allocation and any applicable tariffs,

     . it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of the transition property as they become due,

     . it will provide all reports to such parties to the intercreditor agreement regarding the transition charges as are necessary to effect collection, allocation and remittance of payments in respect of transition charges and other collected funds in accordance with the servicing agreement and the intercreditor agreement,

     . it will file continuation statements required under the applicable Uniform Commercial Code to maintain the perfected security interest of the trustee in the collateral and use all reasonable efforts to otherwise enforce and maintain the trustee's rights in respect of the transition property and the collateral,

    . it will petition the Texas commission for adjustments to the transition charges and allocation of the charges among customer classes that the servicer determines to be necessary in accordance with the financing order, and

    . it will keep on file, in accordance with customary procedures, all documents related to the transition property and will maintain accurate and complete accounts, records and computer systems pertaining to the transition property.

      The duties of the servicer set forth in the servicing agreement are qualified by any Texas commission regulations or orders in effect at the time these duties are to be performed.

Reliant Energy's Representations and Warranties as Servicer

      In the servicing agreement, the servicer will make representations and warranties as of the date Reliant Energy sells or otherwise transfers the transition property to us to the effect, among other things, that:

    . the servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to conduct its business as presently conducted and to execute, deliver and carry out the terms of the servicing agreement,

    . the servicer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where such failure would not be reasonably likely to have a material adverse effect on its business, operations or properties or adversely affect the servicing of the transition property),

    . the servicer's execution, delivery and performance of the servicing agreement have been duly authorized by the servicer by all necessary corporate action,

    . the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles,

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

    . the consummation of the transactions contemplated by the servicing agreement will not conflict with or result in any breach of the terms and provisions of nor constitute a default under the servicer's articles of incorporation or by-laws or any agreement to which the servicer is a party or by which it is bound nor result in the creation or imposition of any lien upon the servicer's properties or violate any law or any order, rule or regulation applicable to the servicer,

    . except for the issuance advice letter and filings with the Texas commission for adjusting the amount and allocation of the transition charges, continuation filings under the Uniform Commercial Code and other filings under the Texas Electric Choice Plan and the Uniform Commercial Code, no governmental approvals, authorizations, consents, orders or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have previously been obtained,

    . except as disclosed in this prospectus or the prospectus supplement, there are no proceedings pending and, to the servicer's knowledge,
        (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

     . seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement,

     . relating to the servicer and that might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the transition bonds, or

     . seeking to prevent the issuance of the transition bonds or the consummation of any of the transactions contemplated by the servicing agreement or any other underlying agreement, and

    . the conversion of Reliant Energy into a Texas limited liability company will not:

     .   interrupt Reliant Energy's existence,

     . affect Reliant Energy's rights, title and interests in its real estate and other property or its power and authority to perform its obligations under the sale agreement, the servicing agreement or the other basic documents, or

     . impair or diminish the liabilities and obligations of Reliant Energy, including, without limitation, its obligations under the servicing agreement or any other basic document.

The Servicer Will Indemnify Us and Other Related Entities in Limited
Circumstances

      Under the servicing agreement, the servicer agrees to indemnify, defend and hold harmless us, the trustee, for itself and on behalf of the transition bondholders, and related parties specified in the servicing agreement, including our managers, against any costs, expenses, losses, damages and liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:

    . the servicer's willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement,

    . the servicer's breach of any of its representations or warranties under the servicing agreement,

    . litigation and related expenses relating to its status and obligations as servicer (other than any proceedings the servicer is required to institute under the servicing agreement),

except to the extent that any such costs, expenses, losses, damages or liabilities resulted from the willful misconduct or gross negligence of any such person or resulting from a breach of a representation or warranty made by any such person in any of the basic documents that gives rise to the servicer's indemnification obligation.

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The Servicer Will Provide Statements to Us and to the Trustee

      For each calculation date, which will be either 15 or 90 days before each annual true-up filing is made by the servicer with the Texas commission, the servicer will provide to us and the trustee a statement indicating, with respect to the transition property, among other things:

    . the transition bond balance and the projected transition bond balance for each series as of the immediately preceding payment date,

    . the amount on deposit in the overcollateralization subaccount and the scheduled overcollateralization level as of the immediately preceding payment date,

    . the amount on deposit in the capital subaccount and the amount required to be on deposit in the capital subaccount as of the immediately preceding payment date,

    . the amount on deposit in the reserve subaccount as of the immediately preceding payment date,

    . the projected transition bond balance on the calculation date and the servicer's projection of the transition bond balance, on the payment date immediately preceding the next succeeding adjustment date,

    . the scheduled overcollateralization level and the servicer's projection of the amount on deposit in the overcollateralization subaccount for the payment date immediately preceding the next succeeding adjustment date,

    . the required capital subaccount balance and the servicer's projection of the amount on deposit in the capital subaccount for the payment date immediately preceding the next succeeding adjustment date, and

    . the servicer's projection of the amount on deposit in the reserve subaccount for the payment date immediately preceding the next succeeding adjustment date.

      The servicer will prepare and furnish to us and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee on or before each such remittance. In addition, on or before each payment date, the servicer will prepare and furnish to us and the trustee a statement setting forth the transfers and payments to be made on that payment date and the amounts thereof. Further, on or before each payment date for each series of the transition bonds, the servicer will prepare and furnish to us and the trustee a statement setting forth the amounts to be paid to the holders of the transition bonds of that series. The trustee will forward to the transition bondholders on each payment date such report prepared by the servicer.

The Servicer Will Provide Compliance Reports Concerning the Servicing Agreement

      The servicing agreement provides that a firm of independent certified public accountants will furnish to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2002, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of transition property. This report, which is referred to in this prospectus as the "annual accountant's report," will state that the firm has performed a review of the servicer's compliance with the servicing obligations of the servicing agreement, identify the results of this review and include any exceptions to the procedures relating to the servicing of the transition property noted. The annual accountant's report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The servicing agreement also provides for delivery to us and the trustee, on or before March 31 of each year, a certificate signed by an officer of the servicer. This certificate will state that to the best of such officer's knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant

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obligation, describing each default. The servicer has agreed to give us, each rating agency and the trustee written notice of any servicer default under the servicing agreement.

Matters Regarding Reliant Energy as Servicer

      Any person:

    . into which the servicer may be merged or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution are split, which provides distribution services directly to customers),

    . which results from the division of the servicer into two or more persons and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution are split, which provides distribution services directly to customers),

    . which may result from any merger or consolidation to which the servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution are split, which provides distribution services directly to customers),

    . which may succeed to the properties and assets of the servicer substantially as a whole and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution are split, which provides distribution services directly to customers), or

    . which may otherwise succeed to the major part of the electric transmission and distribution business of the servicer (or, if the transmission and distribution are split, which provides distribution services directly to customers), will be the successor of the servicer under the servicing agreement.

      The servicing agreement further requires that:

    . immediately after giving effect to the transaction referred to above, the representations and warranties made by the servicer in the servicing agreement will be true and correct and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing,

    . the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement,

    . officers' certificates and opinions of counsel will have been delivered to us and the trustee, and

    .   prior written notice will have been received by the rating agencies,

except that the servicer may convert into a Texas limited liability company that will be the successor of the servicer without satisfying these conditions.

      The servicing agreement provides that, subject to the foregoing provisions, Reliant Energy may not resign from the obligations and duties imposed on it as servicer unless Reliant Energy determines that the performance of its duties under the servicing agreement shall no longer be permissible under applicable law.

      Written notice of any such determination will be communicated to us, to the trustee and to each rating agency at the earliest practicable time and shall be evidenced by an opinion of counsel. A resignation by Reliant Energy as servicer will not become effective until a successor servicer has assumed the servicing obligations and duties of Reliant Energy under the servicing agreement.


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      Except as expressly provided in the servicing agreement, the servicer will not be liable to us or the trustee for any action taken or for refraining from taking any action pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer's wilful misconduct, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the servicing agreement.

Events Constituting a Default by Reliant Energy in Its Role as Servicer

      Servicer defaults under the servicing agreement will include, among other things:

    . any failure by the servicer to deliver to the trustee, on our behalf, any required remittance by the date that such remittance must be made and that continues unremedied for a period of five business days after written notice of such failure is received by the servicer from us or the trustee,

    . any failure by the servicer to duly observe or perform, in any material respect, any other covenant or agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the transition property or the timely collection of the transition charges and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be,

    . any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the transition property, the transition bondholders, or their investment in the transition bonds, the trustee or us and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be, or

    . an event of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations as specified in the servicing agreement.

The trustee, with the written consent of the holders of the majority of the outstanding principal amount of the transition bonds of all series, may waive any default by the servicer, except a default in making any required remittances to the trustee.

The Trustee's Rights if Reliant Energy Defaults in Its Role as Servicer

      As long as a servicer default under the servicing agreement remains unremedied, the trustee may, and upon the instruction of the holders of a majority of the outstanding principal amount of the transition bonds of all series, shall, except as described below under "--Intercreditor Agreement," by written notice to the servicer, terminate all the rights and obligations of the servicer under the servicing agreement. In no event will the trustee be liable for its appointment of a successor servicer made with due care. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed may not be terminated. In the event of the removal or resignation of the servicer, the trustee may, and upon the written instruction of the holders of a majority of the outstanding principal amount of the transition bonds of all series, shall, appoint a successor servicer which will succeed to all the rights and duties of the servicer under the servicing agreement. In no event will the trustee be liable for its appointment of a successor servicer made with due care. The trustee may make arrangements for compensation to be paid to any successor servicer.

      Upon a servicer default based upon the commencement of a case by or against the servicer under the bankruptcy or insolvency laws, the trustee may be prevented from effecting a transfer of servicing. Please refer to the "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings of the Seller or Servicer" and "How a Bankruptcy May Affect Your Investment" in this prospectus.


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The Obligations of a Servicer That Succeeds Reliant Energy

      Pursuant to the provisions of the servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the servicing agreement will require the existing servicer to cooperate with us, the trustee and the successor servicer in terminating the existing servicer's rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all documentation pertaining to the transition property and all cash amounts then held by the servicer for remittance or subsequently acquired by the servicer. The servicing agreement provides that the servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer in the event the successor servicer is appointed as a result of a servicer default. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Intercreditor Agreement

      Reliant Energy has an accounts receivable sale arrangement under which it sells substantially all of the accounts receivable of Reliant Energy HL&P on a revolving basis. Those accounts receivable do not include the transition charges. Under that arrangement, Reliant Energy acts as a servicer to collect the accounts receivable. Reliant Energy will enter into an intercreditor agreement with the issuer, the trustee and the parties to the receivables program pursuant to which a replacement servicer must be the same entity under both the servicing agreement in respect of the transition bonds and the receivables agreements and both the trustee and the parties to the receivables financing program must agree upon a replacement servicer. In the event of a default by the servicer under the servicing agreement or by the receivables servicer under the receivables agreements, if the trustee and the parties to the receivables financing program are unable to agree on a replacement servicer, neither the trustee nor the receivables parties would be able to replace Reliant Energy or any successor as servicer. However, under the intercreditor agreement either of them could upon such a default require all collections by the servicer and receivables servicer to be deposited directly into a designated account with a financial institution selected by the trustee and the parties to the receivables arrangements, subject to satisfaction of the rating agency condition. The financial institution holding the designated account would then be responsible for allocating on a pro rata basis the collections in the account between transition charges and receivables collections.

                                 THE INDENTURE

      The following summary describes particular material terms of the indenture pursuant to which transition bonds will be issued. We have filed a form of the indenture and a form of the supplemental indenture with the SEC as exhibits to the registration statement.

The Security for the Transition Bonds

      To secure the payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds pursuant to the indenture, we will grant to the trustee for the benefit of the transition bondholders a security interest in all of our right, title and interest in and to the following collateral which constitutes the trust estate under the indenture:

    .   the transition property,

    .   our rights under the sale agreement,

    . all bills of sale delivered by Reliant Energy pursuant to the sale agreement,

    . our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

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    .   our rights under the administration agreement,

    . the collection account and all subaccounts of the collection account, including the general subaccount, the overcollateralization subaccount, the capital subaccount and the reserve subaccount and all cash, securities, instruments, investment property or other assets credited to or deposited in the collection account or any subaccount of the collection account from time to time or purchased with funds from the collection account, and all financial assets and securities entitlements carried therein or credited thereto,

    . all of our other property, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount,

    . all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

    . all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing, provided that cash or other property released to us from the collection account in accordance with the provisions of the indenture will not be subject to the lien of the indenture. Please refer to "--How Funds in the Collection Account Will Be Allocated."

The Transition Bonds May Be Issued in Various Series or Classes

      The transition bonds may be issued under the indenture from time to time to finance the purchase by us of transition property, which we refer to as a "financing issuance." The aggregate principal amount of the transition bonds that may be authenticated and delivered under the indenture and the financing order may not exceed $738.2 million, plus up-front qualified costs not to exceed $10.7 million in the aggregate. Any series of the transition bonds may include one or more classes which differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and, if applicable, classes thereof, will be set forth in the supplemental indenture for that series. The terms of a series of transition bonds, and any classes thereof, will not be subject to consent of the transition bondholders of any previously issued series. Please refer to "Risk Factors--Other Risks Associated with an Investment in the Transition Bonds" and "The Transition Bonds" in this prospectus.

      The issuance of more than one series of the transition bonds is not expected to adversely affect collections of transition charges to make payments on the other series. This is because transition charges and adjustments thereof are generally based on the total principal amount of all transition bonds outstanding.

      Under the indenture, the trustee will authenticate and deliver an additional series of the transition bonds only upon receipt by the trustee of, among other things, a certificate from us stating that no event of default has occurred and is continuing, an opinion of our counsel and evidence of satisfaction of the rating agency condition.

      Opinion of Independent Certified Public Accountants Required for Each Series or Class. In addition, in connection with the issuance of each new series, the trustee must receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the

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assumptions used in calculating the initial transition charges with respect to the transferred transition property or, if applicable, the most recent revised transition charges with respect to the transition property. The certificate will state that, after giving effect to the issuance of the new series and the application of the proceeds therefrom, the transition charges will be sufficient to:

    . pay all fees, costs and charges associated with each series of the transition bonds,

    .   pay interest on each series of the transition bonds when due,

    . pay principal of each series of the transition bonds in accordance with the expected amortization schedule therefor, and

    . fund or replenish the overcollateralization subaccount to the scheduled overcollateralization level and replenish any shortfalls in the capital subaccount,

as of each payment date taking into account any amounts on deposit in the reserve subaccount.

The Collection Account for the Transition Bonds

      Under the indenture, we will establish the collection account with the trustee or at another eligible institution. Funds received from collections of the transition charges will be deposited into the collection account. The collection account will be divided into the following subaccounts, which need not be separate bank accounts:

    .   the general subaccount,

    .   the reserve subaccount,

    .   the overcollateralization subaccount, and

    .   the capital subaccount.

      All amounts in the collection account not allocated to any other subaccount by the servicer will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus and the prospectus supplement to the collection account include all of the subaccounts contained therein. All monies deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments with these monies will be held by the trustee in the collection account as part of the collateral.

      The following institutions are eligible institutions for the establishment of the collection account:

    . the corporate trust department of the trustee so long as any of the securities of the trustee are rated investment grade by each rating agency, or

    . the trust department of a depository institution organized under the laws of the United States of America or any state or domestic branch of a foreign bank, which:

     . has deposits insured by the Federal Deposit Insurance Corporation, and has either:

           . a long-term unsecured debt rating of "AA-" by S&P and "A2" by Moody's, or

           . a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies.

      Appropriate Investments for Funds in the Collection Account. So long as no default or event of default has occurred and is continuing, all funds in the collection account must be invested by the trustee in accordance with the written direction of the issuer in any of the following, each of which is referred to as an eligible investment:

    1. direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America,

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    2. certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than such depository institution or trust company, shall have either (A) a long-term unsecured debt rating from Moody's and S&P of at least "Aa3" and "AA", respectively, or (B) a certificate of deposit rating by Moody's and S&P of at least "P-1" and "A-1+", respectively,

    3. commercial paper or other short-term obligations of any corporation, other than Reliant Energy, whose ratings, at the time of the investment or contractual commitment to invest therein, from Moody's and S&P of at least "P-1" and "A-1+", respectively,

    4. investments in money market funds having a rating from Moody's and S&P of "Aaa" and "AAA", respectively, including funds for which the trustee or any of its affiliates act as investment manager or advisor,

    5. bankers' acceptances issued by any depository institution or trust company referred to in clause 2 above,

    6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause 2 above,

    7. repurchase obligations with respect to any security or whole loan entered into with:

      a. a depository institution or trust company, acting as principal, described in clause 2 above,

      b. broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934 the unsecured short-term debt obligations of which are rated at least "P-1" by Moody's and at least "A-1+" by S&P at the time of entering into this repurchase obligation, or

      c. an unrated broker/dealer, acting as principal, that is a wholly owned subsidiary of a nonbank or bank holding company the unsecured short-term debt obligations of which are rated at least "P-1" by Moody's and at least "A-1+" by S&P at the time of purchase, or

    8. any other investment permitted by each of the rating agencies; provided, however, that:

      a. any book-entry security, instrument or security having a maturity of one month or less that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has an unsecured short-term debt rating of at least "P-1" by Moody's, and at least "A-1+" by S&P, and

      b. any book-entry security, instrument or security having a maturity of greater than one month that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has an unsecured long-term debt rating of at least "AA-" by S&P and an unsecured short-term debt rating of at least "P-1" by Moody's.

      These eligible investments may not:

    .   mature later than the next payment date, or

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    .   be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

      No moneys held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest granted and perfected in the collection account will continue to be perfected in the investment or the proceeds of the sale in either case without any further action by any person. Funds in the defeasance account, if any, for any series of transition bonds may be invested only in securities discussed in clause 1 above.

      Remittances to the Collection Account. On each remittance date, the servicer will remit all collected transition charges and any indemnity amounts to the trustee under the indenture for deposit in the collection account. Indemnity amount means any amount paid by the servicer or Reliant Energy to the trustee, for the trustee or on behalf of the transition bondholders, in respect of indemnification obligations pursuant to the servicing agreement or the sale agreement. Please refer to "The Servicing Agreement" and "The Sale Agreement" in this prospectus.

      General Subaccount. Collected transition charges and any indemnity amounts remitted to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under "--How Funds in the Collection Account Will Be Allocated."

      Capital Subaccount. The trustee will allocate collected transition charges available on any payment date that are not necessary to pay amounts described in clauses 1 through 9 in "--How Funds in the Collection Account Will Be Allocated" below to the capital subaccount in an amount sufficient to replenish any shortfalls in the capital subaccount. Upon the issuance of each series of the transition bonds, Reliant Energy will make a capital contribution to us in an amount stated in the prospectus supplement. We will pay this amount to the trustee for deposit into the capital subaccount which will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. The trustee will draw on amounts in the capital subaccount to the extent that, in allocating funds in accordance with clauses 1 through 9 in "How Funds in the Collection Account Will Be Allocated" below, amounts on deposit in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 9. If any series of the transition bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount allocable to that series will be released to us, free of the lien of the indenture.

      Overcollateralization Subaccount. The trustee will allocate collected transition charges available on any payment date that are not necessary to pay amounts described in clauses 1 through 10 in "--How Funds in the Collection Account Will Be Allocated" below to the overcollateralization subaccount in an amount sufficient to pay the scheduled allocation to and replenish any shortfall in the overcollateralization level. To the extent funds are available as described in "How Funds in the Collection Account Will Be Allocated" below, the trustee will allocate them to the overcollateralization subaccount on each payment date. We will specify the scheduled overcollateralization level on each payment date for the overcollateralization subaccount in the prospectus supplement for the related series of the transition bonds. The overcollateralization amount will be funded over the life of the transition bonds with collected transition charges for each series as specified in the related prospectus supplement, and in aggregate will equal the amount stated in the related prospectus supplement for that series, which we refer to in this prospectus and the prospectus supplement as the "overcollateralization amount."

      Amounts in the overcollateralization subaccount will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. On each payment date, the trustee will draw on amounts in the overcollateralization subaccount to the extent that, after allocation of funds in accordance with clauses 1 through 9 in "--How Funds in the Collection Account Will Be Allocated" below, amounts on deposit in the general subaccount and the reserve subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 9.

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      Reserve Subaccount. The trustee will allocate collected transition charges available on any payment date that are not necessary to pay clauses 1 through 12 in "How Funds in the Collection Account Will Be Allocated" below to the reserve subaccount. The trustee will invest amounts in the reserve subaccount in eligible investments in accordance with the written direction of the servicer. On each payment date, the trustee will draw on the reserve subaccount in allocating funds in accordance with clauses 1 through 12 in "-- How Funds in the Collection Account Will Be Allocated" below to the extent that amounts on deposit in the general subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 12.

How Funds in the Collection Account Will Be Allocated

      Amounts remitted by the servicer to the trustee, including any indemnity amounts, and all investment earnings on the subaccounts in the collection account, other than the capital subaccount, will be deposited into the general subaccount of the collection account. On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following priority:

     1. payment of the trustee's fee, which will be a fixed amount specified in the indenture, plus the trustee's expenses and any outstanding indemnity amounts in an amount not to exceed an amount fixed in the financing order,

     2. payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates, and reimbursement of all excess payments of transition charges for bundled electric utility service rendered prior to January 2002 previously made by the servicer to the trustee in reliance on forecasts of expected collections,

     3. payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and Reliant Energy, and the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers,


     4. payment of all of our other fixed operating expenses up to an amount fixed in the financing order less amounts paid during the calendar year to the trustee, the administrator and the independent managers under clauses 1 and 3 above,


     5. payment of the interest then due on the transition bonds, and payment of amounts, if any, specified in the prospectus supplement that are payable to the swap counterparty under any interest rate swap agreement,

     6. payment of the principal then required to be paid on the transition bonds, including any principal due and payable at final maturity or upon redemption or acceleration,

     7. payment of the principal then scheduled to be paid on the transition bonds,

     8. payment of any amounts payable to any other credit enhancement providers,

     9. payment of any of our remaining unpaid operating expenses and remaining indemnity amounts owed to the trustee in an amount not to exceed an amount fixed in the financing order, plus any remaining expenses owed to our managers,


    10. replenishment of any shortfalls in the capital subaccount,

    11. payment of the scheduled allocation to and replenishment of any shortfall in the overcollateralization subaccount,

    12. release of an amount equal to investment earnings on amounts in the capital subaccount to us, so long as no event of default has occurred and is continuing, and

    13. allocation of the remainder, if any, to the reserve subaccount.


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      Interest means, for any payment date for any series or class of the transition bonds, the sum, without duplication, of:

    . an amount equal to the interest accrued on that series or class at the applicable interest rate from the prior payment date or, with respect to the first payment date, the amount of interest accrued since the issuance date, with respect to that series or class,

    . any unpaid interest plus, to the fullest extent permitted by law, any interest accrued on this unpaid interest,


    . if the transition bonds have been declared due and payable, all accrued and unpaid interest thereon, and


    . with respect to a series or class to be redeemed prior to the next payment date, the amount of interest that will be payable as interest on such series or class upon such redemption.


      Principal means, with respect to any payment date and any series or class of the transition bonds, the sum, without duplication, of:

    . the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the transition bonds,

    . the amount of principal due on the final maturity date of any series or class,

    . the amount of principal and premium, if any, due as a result of a redemption of the transition bonds prior to such payment date pursuant to the indenture,

    .   any overdue payments of principal, and

    . the amount of principal scheduled to be paid on such payment date in accordance with the expected amortization schedule.

      If on any payment date funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 12 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

    1. from the reserve subaccount for allocations and payments contemplated in clauses 1 through 12,

    2. from the overcollateralization subaccount for allocations and payments contemplated by clauses 1 through 9, and

    3. from the capital subaccount for allocations and payments contemplated by clauses 1 through 9.

      If, on any payment date, available collections of transition charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding transition bonds on that payment date, amounts available will be allocated among the outstanding series of the transition bonds pro rata based on the amount of interest payable on each series. If, on any payment date, remaining collections of the transition charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding series or classes of the transition bonds on that payment date, amounts available will be allocated among the outstanding series pro rata based on the principal amount of each series or class then due and payable. If, on any payment date, remaining collections of the transition charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding series of the transition bonds, amounts available will be allocated on a pro rata basis based on the principal amounts of each series or class then scheduled to be paid on the payment date.

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Reports to Holders of the Transition Bonds

      With respect to each series of the transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each transition bondholder of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the applicable supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date, as applicable:

    . the amount paid to transition bondholders of that series and the related classes in respect of principal,

    . the amount paid to transition bondholders of that series and the related classes in respect of interest,

    . the transition bond balance and the projected transition bond balance of that series and the related classes as of that payment date,

    . the amount on deposit in the overcollateralization subaccount and the scheduled overcollateralization level, with respect to that series and as of that payment date,

    . the amount on deposit in the capital subaccount as of that payment date,


    . the amount, if any, on deposit in the reserve subaccount for all series as of that payment date,


    . the amount to be paid to any counterparty under any interest rate protection agreement,


    .   the amount paid to the trustee since the preceding payment date,


    . the amount paid to the servicer since the preceding payment date, and


    .   any other transfers and payments made pursuant to the indenture.



We and the Trustee May Modify the Indenture

      Modifications of the Indenture That Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding transition bonds but with prior notice to the rating agencies, we and the trustee may execute a supplemental indenture for any of the following purposes:

    . to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the trustee the collateral, or to subject to the lien of the indenture additional property,

    . to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to us, and the assumption by any applicable successor of our covenants contained in the indenture and in the transition bonds,

    . to add to our covenants, for the benefit of the holders of the transition bonds, or to surrender any right or power therein conferred upon us,

    . to convey, transfer, assign, mortgage or pledge any property to the trustee,

    . to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided, however, that:

     . this action shall not adversely affect in any material respect the interests of any transition bondholder, and

     . the rating agency condition shall have been satisfied with respect thereto,

    . to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trust estate under the indenture by more than one trustee, pursuant to the requirements specified in the indenture,

    . to qualify the transition bonds for registration with a clearing agency,

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


    . to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act,


    . to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, provided that the rating agency condition has been satisfied, or


    .   to satisfy any rating agency requirements.


      Additional Modifications to the Indenture That Do Not Require the Consent of Transition Bondholders. Additionally, without the consent of any of the transition bondholders, we and the trustee may execute a supplemental indenture. The supplemental indenture referred to in this paragraph may add provisions to, or change in any manner or eliminate any other provisions of, the indenture, or modify in any other manner the rights of the transition bondholders under the indenture; provided, however, that:

    . this action shall not adversely affect in any material respect the interests of any transition bondholder, and

    . the rating agency condition shall have been satisfied with respect thereto.

      Modifications That Require the Approval of the Transition Bondholders. We and the trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or class to be affected, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, this supplemental indenture may not, without the consent of the holder of each outstanding transition bond of each series or class affected thereby:

    . change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond, or reduce the principal amount thereof, the interest rate thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the indenture and the related applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change the coin or currency in which any transition bond or any interest thereon is payable,

    . impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment,

    . reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or class thereof, the consent of the transition bondholders of which is required for any supplemental indenture, or the consent of the transition bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,

    . reduce the percentage of the outstanding amount of the transition bonds required to direct the trustee to direct us to sell or liquidate the collateral,

    . modify any provision of the section of the indenture relating to the consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding transition bondholder affected thereby,

    . modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date or change the redemption dates, expected amortization schedules, series final maturity dates or class final maturity dates of any transition bonds,

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

    . decrease the required capital amount with respect to any series, the overcollateralization amount or the scheduled overcollateralization level with respect to any series and any payment date,

    . modify or alter the provisions of the indenture regarding the voting of the transition bonds held by us, Reliant Energy, an affiliate of either of them or any obligor on the transition bonds,

    . decrease the percentage of the aggregate principal amount of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or other related agreements specified therein, or

    . permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any transition bond of the security provided by the lien of the indenture.

      Enforcement of the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement. The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by Reliant Energy, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition charges, we must notify the trustee and the Texas commission in writing and the trustee must notify the transition bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding transition bonds of each series or class materially and adversely affected thereby and only if the rating agency condition is satisfied. In addition, any proposed amendment of the indenture, the sale agreement, the servicing agreement or the inter-creditor agreement requires the prior written consent of the Texas commission.

      If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the transition bonds of all series shall, exercise all of our rights, remedies, powers, privileges and claims against Reliant Energy, the administrator and servicer, under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement, and any right of us to take this action shall be suspended.

      Modifications to the Sale Agreement, the Intercreditor Agreement, the Administration Agreement and the Servicing Agreement. With the prior written consent of the trustee and the Texas commission, the sale agreement, the intercreditor agreement, the administration agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the transition bondholders. However, this amendment may not adversely affect the interest of any transition bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the transition bonds.

      Notification of the Rating Agencies, the Texas Commission, the Trustee and the Transition Bondholders of Any Modification. If we, Reliant Energy or the servicer or any other party to the applicable agreement

    . propose to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

    . waive timely performance or observance by Reliant Energy or the servicer under the sale agreement, the intercreditor agreement or the servicing agreement, in each case in a way which would materially and adversely affect the interests of transition bondholders, we must first notify the rating agencies of the proposed amendment. Upon receiving notification regarding the rating agency condition, we must thereafter notify the trustee and the Texas commission in writing and the trustee shall notify the transition bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the transition bonds of each series or class materially and adversely affected thereby.

What Constitutes an Event of Default on the Transition Bonds

      An event of default is defined in the indenture as being:

    1. a default in the payment of any interest on any transition bond when the same becomes due and payable and the continuation of this default for five business days,

    2. a default in the payment of the then unpaid principal of any transition bond of any series on the final maturity date for that series or, if applicable, any class on the final maturity date for that class,

    3. a default in the payment of the redemption price for any transition bond on the redemption date therefor,

    4. a default in the observance or performance of any of our covenants or agreements made in the indenture, other than those specifically dealt with in clause 1, 2 or 3 above, or any of our covenants or agreements made in any interest rate protection agreement, hedge agreement or credit enhancement agreement permitted under the indenture or any supplemental indenture or any of our representations or warranties made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and this default continues or is not cured for a period of 30 days after the earlier of:


      a. written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% of the outstanding principal amount of the transition bonds of any affected series or class, or

      b. the date we have actual knowledge of the default,

    5. the filing of a decree or order for relief by a court having jurisdiction in respect of us or any substantial part of the collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property or for any substantial part of the collateral, or ordering the winding-up or liquidation of our affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days,

    6. the commencement by us of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by us to the entry of an order for relief in an involuntary case under any such law, or the consent by us to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property for any substantial part of the collateral, or the making by us of any general assignment for the benefit of creditors, or the failure by us generally to pay our debts as such debts become due, or the taking of action by us in furtherance of any of the foregoing, or

    7. any act or failure to act by the State of Texas or any of its agencies (including the Texas commission), officers or employees that violates or is not in accordance with the pledge of the State of Texas in Section 39.310 of the Texas Electric Choice Plan.

      If an event of default occurs, other than event number 7 above, and is continuing, the trustee or holders of a majority in principal amount of the transition bonds of all series then outstanding may declare the unpaid principal balance of all series of the transition bonds, together with accrued interest, to be immediately due and payable. This declaration may, under the circumstances specified therein, be rescinded by the holders of a majority in principal amount of all series of the transition bonds then outstanding.

      Remedies Available to the Trustee Following an Event of Default. In addition to acceleration of the transition bonds described above, the trustee may exercise one or more of the following remedies upon an event of default (other than event number 7 above):

    . the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the transition bonds or under the indenture with respect to the transition bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from us or the servicer moneys adjudged due,

    . the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral,

    . the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or the Texas Electric Choice Plan or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the holders of the transition bonds of that series,

    . the trustee may sell the collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law provided that certain conditions set forth in the indenture are met, and

    . the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, administrator and the servicer under or in connection with the sale agreement, the administration agreement, the intercreditor agreement or the servicing agreement.

If the event of default is an act or failure to act by the State of Texas or any of its agencies, officers or employees that violates or is not in accordance with the pledge of the State of Texas in Section 39.310 of the Texas Electric Choice Plan, the trustee may to the extent allowed by law institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge of the State of Texas and to collect any monetary damages incurred by the transition bondholders or the trustee as a result of such event of default. This is the only remedy the trustee may exercise if this event of default has occurred.

      When the Trustee Can Sell the Collateral. If the transition bonds of all series have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the transition bonds of all series then outstanding, either:

    .   sell the collateral, or

    . elect to have us maintain possession of the collateral or take such other remedial action as the trustee, at the written direction of the holders of a majority in principal amount of the transition bonds of all series then outstanding, may direct and continue to apply distributions on the collateral as if there had been no declaration of acceleration.

      The trustee is prohibited from selling the collateral following an event of default other than a default for five days or more in the payment of any interest on any transition bond of any series, a default in the payment of the then unpaid principal of any transition bond of any series on the final maturity date for that series or, if applicable, any class on the final maturity date for that class, or a default in the payment of the redemption price for any transition bond on the redemption date therefor unless:

    . the holders of 100% of the principal amount of all series of the transition bonds consent to the sale,

    . the proceeds of the sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding transition bonds, or

    . the trustee determines (based upon a report from an independent auditor) that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as these payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the transition bonds of all series.

      Right of Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of the affected series, class or classes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

    . this direction does not conflict with any rule of law or with the indenture,

    .    the trustee may sell the collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law provided that certain conditions set forth in the indenture are met,

    . so long as the conditions specified in the indenture have been satisfied and the trustee elects to retain the collateral pursuant to the indenture and elects not to sell or liquidate the collateral, any direction to the trustee to sell or liquidate the collateral is by the holders of 100% of the principal amount of all series of the transition bonds then outstanding, and

    . the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

However, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the transition bonds of any series if:

    . it reasonably believes it will not be indemnified to its reasonable satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with this request, or

    . it determines that this action might materially adversely affect the rights of any transition bondholder not consenting to the action.

      Waiver of Default. The holders of a majority in principal amount of the transition bonds of all series then outstanding may, in those cases specified in the indenture, waive any default with respect thereto. However, they may not waive a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all affected series and classes.

      No transition bondholder of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the transition property or otherwise enforce the lien in the transition property, pursuant to Section 39.309 of the Texas Electric Choice Plan, with respect to the indenture, unless:

    . the holder previously has given to the trustee written notice of a continuing event of default,

    . the holders of not less than 25% in principal amount of the outstanding transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee,

    . the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in complying with the request,

    . the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute the proceeding, and

    . no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding transition bonds of all series.

Our Covenants

      We will keep in effect our existence, rights and franchises as a limited liability company under Delaware law, provided that we may consolidate with, merge into or convert into another entity or sell substantially all of our assets to another entity if:

    . the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of our obligations under the indenture,

    . the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold expressly assumes all obligations and succeeds to all of our rights under the sale agreement, the administration agreement, the intercreditor agreement, the servicing agreement and any other basic document specified in the indenture to which we are a party or under which we have rights pursuant to an assignment and assumption agreement executed and delivered to the trustee,

    . no default or event of default will have occurred and be continuing immediately after giving effect to the merger, consolidation, conversion or sale,

    . prior notice will have been given to the rating agencies and the rating agency condition will have been satisfied with respect to the merger, consolidation, conversion or sale,

    . we have received an opinion of counsel to the effect that the merger, consolidation, conversion or sale will have no material adverse tax consequence to us or any transition bondholder, the merger, consolidation, conversion or sale complies with the indenture and all conditions precedent therein provided relating to the merger, consolidation, conversion or sale and will result in the trustee maintaining a continuing valid first priority perfected security interest in the collateral,

    . none of the transition property, the financing order or our rights under the Texas Electric Choice Plan or the financing order are impaired thereby, and

    . any action that is necessary to maintain the lien and security interest created by the indenture has been taken.

      Additional Covenants. We will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien of the indenture and the priority thereof. We will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated or terminated or discharged, or permit any person to be released from any covenants or obligations except as expressly permitted by the indenture. We will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien of the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof.

      We may not, among other things:

    . except as expressly permitted by the indenture, any supplemental indenture, the sale agreement or the servicing agreement, sell, transfer, exchange or otherwise dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture,

    . claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code of 1986, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon us or any part of the collateral,

    .   terminate our existence, dissolve or liquidate in whole or in part,

    . enter into any swap, hedge or other similar financial arrangement except as permitted by the indenture, any supplement thereto, the sale agreement or the servicing agreement, or

    . take any action which is the subject of a rating agency condition if such action would result in a downgrade.

      We may not engage in any business other than purchasing and owning the transition property, issuing the transition bonds from time to time, pledging our interest in the collateral to the trustee under the indenture in order to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

      We May Not Engage in Any Other Financial Transactions. We may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and any obligations under any credit enhancement or any swap or hedge for any series of the transition bonds. Also, we may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the eligible investments. We may not, except as contemplated by the indenture, the sale agreement, the servicing agreement and related documents, including the amended and restated limited liability company agreement, make any loan or advance or credit to any person. We will not make any expenditure for capital assets or lease any capital asset other than the transition property purchased from Reliant Energy pursuant to, and in accordance with, the sale agreement. We may not make any payments, distributions or dividends to any member in respect of its membership interest except in accordance with the indenture.

      The servicer will deliver to the trustee the annual accountant's report, compliance certificates and monthly reports regarding distributions and other statements required by the servicing agreement. Please refer to "The Servicing Agreement" in this prospectus.

Access to the List of Holders of the Transition Bonds

      Any transition bondholder who has owned a transition bond for at least six months may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. In addition, a group of transition bondholders each of whom has owned a transition bond for at least six months may also obtain access to the list of all transition bondholders for the same purpose. The trustee may elect not to afford the requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

We Must File an Annual Compliance Statement

      We will be required to file annually with the trustee a written statement as to the fulfillment of our obligations under the indenture. In addition, we will furnish to the trustee an opinion of counsel concerning filings made by us on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement.

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The Trustee Must Provide an Annual Report to All Transition Bondholders

      If required by the Trust Indenture Act, the trustee will be required to mail each year to all transition bondholders a brief report. This report may state, in accordance with the requirements of the Trust Indenture Act, among other items:

    . the trustee's eligibility and qualification to continue as the trustee under the indenture,

    .   any amounts advanced by it under the indenture,

    . the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee's individual capacity,

    .   the property and funds physically held by the trustee,

    . any additional issue of a series of the transition bonds not previously reported, and

    . any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

What Will Trigger Satisfaction and Discharge of the Indenture

      The transition bonds of any series, all moneys payable with respect to the transition bonds of that series and the indenture as it applies to that series will cease to be of further effect and the lien of the indenture will be released with respect to that series, interest will cease to accrue on the transition bonds of that series and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the transition bonds of that series, when:

    . either all transition bonds of that series which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or we have irrevocably deposited with the trustee cash, in trust for this purpose, in an amount sufficient to make payments of principal of and interest on the transition bonds of that series and to pay and discharge the entire indebtedness on those transition bonds not previously delivered to the trustee,

    . we have paid all other sums payable by us under the indenture with respect to the transition bonds of that series, and

    . we have delivered to the trustee an officer's certificate, an opinion of counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent certified public accountants, each stating that there has been compliance with the conditions precedent in the indenture or relating to the satisfaction and discharge of the indenture with respect to the transition bonds of that series.

Our Legal Defeasance and Covenant Defeasance Options

      We may, at any time, terminate:

    . all of our obligations under the indenture with respect to the transition bonds of any series, or

    . our obligations to comply with some of the covenants in the indenture, including all of the covenants described under "--Our Covenants."

      The legal defeasance option is our right to terminate at any time our obligations under the indenture with respect to the transition bonds of any series. The covenant defeasance option is our right at any time to terminate our obligations to comply with the covenants in the indenture. We may exercise the legal defeasance option with respect to any series of the transition bonds notwithstanding our prior exercise of the covenant defeasance option with respect to that series. If we exercise the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the

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indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If we exercise the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

      We may exercise the legal defeasance option or the covenant defeasance option with respect to any series of the transition bonds only if:

    . we irrevocably deposit or cause to be deposited in trust with the trustee cash or U.S. government obligations specified in the indenture for the payment of principal of and premium, if any, and interest on the transition bonds of that series to the scheduled final payment date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series,

    . we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

     . principal in accordance with the expected amortization schedule therefor, and/or if that series is to be redeemed, the redemption price on the redemption date therefor, and

     .   interest when due,

    . in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

    . no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

    . in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

     . we have received from, or there has been published by, the Internal Revenue Service a ruling, or

     . since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

    . in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred, and

    . we deliver to the trustee a certificate of one of our managers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture.

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

The Trustee

      Bankers Trust Company will be the trustee under the indenture. The trustee may resign at any time upon 30 days' notice by so notifying us. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the trustee by so notifying the trustee in writing and may appoint a successor trustee. We will remove the trustee by written notice if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes insolvent, a receiver or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuer will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee shall at all times satisfy the requirements of the Trust Indenture Act, as amended, and have a combined capital and surplus of at least $50 million and a long-term debt rating of "Baa3" or better by Moody's. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor trustee.

      Reliant Energy and the trustee have agreed that Reliant Energy in its individual capacity will indemnify the trustee up to a fixed dollar amount for losses incurred by the trustee as a result of the trustee's acceptance or performance of the trusts and duties contained in the servicing agreement and the indenture, to the extent that such amounts are not paid as an expense from transition charge collections and after giving effect to any related adjustment under the true-up procedure, except to the extent any such loss is due to the trustee's willful misconduct, bad faith, gross negligence or breach of any of its representations or warranties set forth in the indenture. This indemnity is for the benefit of the trustee in its individual capacity and not for the benefit of the transition bondholders; it is not an unconditional guarantee of any amounts owed by us to the trustee.

Governing Law

      The indenture will be governed by the laws of the State of Texas.

                  HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

      Challenge to True Sale Treatment. Reliant Energy will represent and warrant that the transfer of the transition property in accordance with the sale agreement constitutes a true and valid sale and assignment of the transition property by Reliant Energy to us. It is a condition of closing for the sale of the transition property pursuant to the sale agreement that Reliant Energy will take the appropriate actions under the Texas Electric Choice Plan, including filing a notice of transfer of an interest in the transition property, to perfect this sale. The Texas Electric Choice Plan provides that a transfer of transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a "true sale" under applicable creditors' rights principles, and not as a pledge or other financing, of the relevant transition property. We and Reliant Energy will treat the transaction as a sale under applicable law. Reliant Energy, however, will treat the transition bonds as debt of Reliant Energy for financial accounting and federal income tax purposes. See "The Texas Electric Choice Plan--Recovery of Stranded Costs for Reliant Energy and Other Texas Utilities" in this prospectus.

      In the event of a bankruptcy of Reliant Energy, if a party in interest in the bankruptcy (including Reliant Energy itself) were to take the position that the transfer of the transition property to us was a financing transaction and not a true sale, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Reliant Energy and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

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

      In that regard, we note the Memorandum Opinion dated February 5, 2001, issued by the bankruptcy court in In re: LTV Steel Company, Inc., et al., U.S. Bankr. Ct., Northern District of Ohio, Case No. 00-43866. The LTV Steel proceedings involved a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable. On filing for bankruptcy, LTV filed an emergency motion seeking use of the cash collections from the securitized assets on the basis that the sales were nothing more than disguised financings. The debtor and the agent for the financial institutions that invested in the two securitizations agreed to an interim order for the use of such cash collateral.

      The LTV memorandum opinion was issued in response to the motion of one of the investors in the accounts receivable securitization to modify the interim order on the basis that the receivables transferred in the accounts receivable securitization were not property of LTV's estate. The bankruptcy court, while not determining the "fact-intensive issue" as to whether the inventory and receivables transferred were property of the estate (which determination required further discovery and an evidentiary hearing), did find that LTV "...has at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor's estate ... sufficient to support the entry of the interim cash collateral order." (LTV memorandum opinion at p.
14). The court based its decision in large part on its view of the equities of the case. The court noted in particular that failure to enter the interim cash collateral order "...would put an immediate end to Debtor's business, would put thousands of people out of work, would deprive 100,000 retirees of needed medical benefits, and would have more far reaching economic effects on the geographic areas where Debtor does business" (LTV memorandum opinion, pp. 14-
15), while the interim order protected the securitization financing parties by its adequate protection provisions.

      LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order on March 20, 2001 in which the parties admitted and the court found that the pre-petition transactions constituted "true sales." The court did not otherwise overrule its earlier ruling, however, and the LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization when faced with a dispute as to whether a transfer of assets constitutes a true sale or a secured loan, particularly where the assets sold are integral to the ongoing operation of the debtor's business.

      We and Reliant Energy have attempted to mitigate the impact of a possible recharacterization of a sale of the transition property as a financing transaction under applicable creditors' rights principles. The sale agreement provides that if the transfer of the transition property is thereafter recharacterized by a court as a financing transaction and not a true sale, Reliant Energy grants to us on behalf of ourselves and the trustee a first priority security interest in all Reliant Energy's right, title and interest in and to the transition property and all proceeds thereof. In addition, the sale agreement requires the filing of a notice of security interest in the transition property and the proceeds thereof in accordance with the Texas Electric Choice Plan. As a result of this filing, we would be a secured creditor of Reliant Energy and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a Reliant Energy bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Texas Electric Choice Plan or we fail to otherwise perfect our interest in the transition property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Reliant Energy.

      Consolidation of the Issuer and Reliant Energy. If Reliant Energy were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of Reliant Energy and us. We and Reliant Energy have taken steps to attempt to minimize this risk. Please refer to "The Issuer" in this prospectus.

      However, no assurance can be given that if Reliant Energy were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of Reliant Energy. Substantive consolidation would result in our assets being combined with the assets of Reliant Energy into a single pool from which the claims of our creditors and Reliant Energy's creditors who share the same priority, would be satisfied ratably.

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

      Status of Transition Property as Current Property. Reliant Energy has represented in the sale agreement, and the Texas Electric Choice Plan provides, that the transition property constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the transition bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Reliant Energy, a court would not rule that the transition property comes into existence only as retail electric customers use electricity.

      If a court were to accept the argument that the transition property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the trustee would attach to the transition charges in respect of electricity consumed after the commencement of the bankruptcy case or that the transition property has been sold to the issuer. If it were determined that the transition property had not been sold to us, and the security interest in favor of the trustee did not attach to the transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against Reliant Energy. If so, there would be delays or reductions in payments on the transition bonds. Also, a tax or government lien or other nonconsensual lien on property of Reliant Energy arising before the transition property came into existence would have priority over our unsecured claim. Whether or not a court determined that the transition property had been sold to us, no assurances can be given that a court would not rule that any transition charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

      In addition, in the event of a bankruptcy of Reliant Energy, a party in interest in the bankruptcy could assert that we should pay a portion of Reliant Energy's costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the transition charges used to make payments on the transition bonds.

      Estimation of Claims. If Reliant Energy were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against Reliant Energy as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. If the seller were to become a debtor in a bankruptcy case and the indemnity provisions of the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against Reliant Energy. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur.

      No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Reliant Energy.

      Enforcement of Rights by the Trustee. Upon an event of default under the indenture, the Texas Electric Choice Plan permits the trustee to enforce the security interest in the transition property in accordance with the terms of the indenture. If an event of default occurs, the Texas commission may order that amounts arising from transition charges be transferred to a separate account for the benefit of the transition bondholders. Furthermore, upon request by the transition bondholders, a district judge in Travis County, Texas must order the sequestration and payment to the transition bondholders of revenues arising from the transition charges. There can be no assurance, however, that the Texas commission or a district judge would issue this order after a Reliant Energy bankruptcy in light of the automatic stay provisions of
Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the Texas commission or a district judge. In that event, the trustee could under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the Texas commission or a district judge, and an order requiring an accounting and segregation of the revenues arising from the transition property. However, there can be no assurance that the bankruptcy court would grant either order.

      The servicing agreement provides that the trustee, as our assignee, together with the other persons specified therein, may appoint a successor servicer that satisfies the rating agency condition. The servicing agreement also provides that the trustee, together with the other persons specified therein, may petition the Texas commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay might delay or prevent a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that Reliant Energy as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

      Bankruptcy of the Servicer. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the transition charges commingled by the servicer with its own funds and held by the servicer, as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer's bankruptcy estate, respectively, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of the bankruptcy.

      However the court rules on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled transition charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any question for relief from the stay could be delayed pending the court's resolution of whether the commingled transition charges are our property or are property of the servicer including resolution of any tracing of proceeds issues. If, as a result of the factors discussed in the preceding paragraphs or for any other reason, the trustee becomes an unsecured or an undersecured creditor in a bankruptcy involving the servicer, a party in interest may take the position that the funds remitted prior to bankruptcy by the servicer to the trustee pursuant to the servicing agreement or the intercreditor agreement constitute preferences under bankruptcy law. Although the trustee may be able to assert several defenses including that the payments were made in the ordinary course of business, any such transfer within 90 days of the filing of the bankruptcy petition could be avoidable as a preference, and the funds could be required to be returned to the bankruptcy estate of the servicer in connection with its duties under the intercreditor agreement, as applicable. If the trustee is considered to be an "insider" of the servicer or the seller, any such transfer made within one year of the filing of the bankruptcy petition related to that party would be avoidable. In either case, the trustee or we would merely be an unsecured creditor of the servicer for the amount of the returned funds.

      Bankruptcy of a Retail Electric Provider. The Texas Electric Choice Plan establishes a process whereby retail electric customers, at some point in time, will choose their retail electric provider. The financing order requires retail electric providers to remit to the servicer the full amount of transition charges billed to their retail electric customers (less an established charge-off percentage as an allowance for uncollectible customer accounts) whether or not payment is actually received from these retail electric customers. The retail electric provider is entitled to commingle transition charges with its own funds until each remittance date. In the event of a bankruptcy of a retail electric provider, a party in interest in the bankruptcy might assert, and a court might rule, that the transition charges commingled by the retail electric provider with its own funds and held by the retail electric provider as of the date of bankruptcy were property of the retail electric provider as of that date, and are therefore property of the retail electric provider's bankruptcy estate and not subject to the lien of the trustee. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the retail electric provider for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of the bankruptcy.

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

      However the court rules on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the retail electric provider could delay the servicer and the trustee from receiving the commingled transition charges held by the retail electric provider as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any question for relief from the stay could be delayed pending the court's resolution of whether the commingled transition charges are property of the retail electric provider or of the trustee, including resolution of any tracing of proceeds issues.

      In the event of a bankruptcy of a retail electric provider, a party in interest may take the position that the remittance of funds prior to bankruptcy to the servicer, pursuant to the financing order, constitutes a preference under bankruptcy law. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be returned to the bankruptcy estate of the retail electric provider. Some retail electric providers in Reliant Energy's service territory initially will be affiliated with Reliant Energy. These affiliated retail electric providers are expected to serve a large percentage of customers during the early stages of customer choice and are therefore expected initially to collect a large percentage of the transition charges. The servicer may be considered an "insider" with any retail electric provider that is affiliated with Reliant Energy. If the servicer is considered to be an "insider" of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, the servicer would merely be an unsecured creditor of the retail electric provider. If any funds were required to be returned to the bankruptcy estate of the retail electric provider, the amount of any future transition charges would be increased through the true-up mechanism to recover the amount returned.

      Other risks relating to bankruptcy may be found in "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers."

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR THE TRANSITION BONDHOLDERS

General

      The following is a summary of the material federal income tax consequences to holders of the transition bonds and is based on the opinion of Baker Botts L.L.P., special federal income tax counsel to us and to Reliant Energy, referred to in this prospectus as special tax counsel. Special tax counsel is of the opinion that the description of material federal income tax consequences in this summary is accurate in all material respects. The opinion of special tax counsel is based on some assumptions and is limited by some qualifications stated in this discussion or in the opinion. This discussion is based on current provisions of the Internal Revenue Code, currently applicable Treasury Regulations and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to holders of the transition bonds.

      This discussion applies to holders of the transition bonds who acquire the bonds at original issue for cash equal to the issue price of those bonds and hold the transition bonds as capital assets. This discussion does not address all of the tax consequences relevant to a particular holder of the transition bonds in light of that holder's circumstances, and some holders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers and persons who hold the transition bonds as part of a hedge, straddle, "synthetic security" or other integrated investment, risk reduction or constructive sale transaction). Except as described below, this discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to the transition bonds because that income is effectively connected with the conduct of a U.S. trade or business. In addition, except as described below, this discussion does not address any tax consequences under

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state, local or foreign tax laws. Consequently, you are urged to consult your tax adviser to determine the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of the transition bonds.

Income Tax Status of the Transition Bonds and the Issuer

      Reliant Energy has received a ruling from the Internal Revenue Service to the effect that the transition bonds will be classified as obligations of Reliant Energy for federal income tax purposes. Based on that private letter ruling and the assumptions contained therein, including a representation by Reliant Energy that it will not make, or allow there to be made, any election to the contrary, special tax counsel has rendered its opinion that we will not be subject to United States federal income tax as an entity separate from Reliant Energy and the transition bonds will be treated as debt of Reliant Energy for United States federal income tax purposes.

      Reliant Energy has received a ruling from the Comptroller of Public Accounts of the State of Texas to the effect that (i) our receipt of the transition property, (ii) our receipt of the transition charges, and (iii) our short-term earnings from investment of the transition charges and the amounts held in the reserve subaccount and the collection account will be excluded from our taxable capital and taxable earned surplus for purposes of Texas franchise tax.

Taxation of Holders of the Transition Bonds

      Based on the assumptions and subject to the qualifications stated herein, it is the opinion of special tax counsel that the material federal income tax consequences to holders of the transition bonds are as follows:

Definition of United States Person

      For purposes of the discussion below, a United States person includes:

    . an individual who is a citizen or resident of the United States for U.S. federal income tax purposes,

    . a corporation, partnership or other entity created or organized in or under the laws of the United States, or any state, including the District of Columbia, or any political subdivision thereof or, in the case of a partnership, otherwise treated as a United States person under applicable Treasury Regulations,

    . an estate, the net income of which is subject to United States federal income taxation regardless of its source, or

    . a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

      A U.S. holder means a holder of a transition bond that is a United States person. A non-U.S. holder means a holder of a transition bond that is not a United States person.

Tax Consequences to U.S. Holders

      Payments of Interest. Stated interest on the transition bonds will be taxable as ordinary interest income when received or accrued by U.S. holders under their method of accounting. Generally, interest on the transition bonds will constitute "investment income" for purposes of Internal Revenue Code limitations on the deductibility of investment interest expense.

      Sale or Other Taxable Disposition of the Transition Bonds. If there is a sale, exchange, redemption, retirement or other taxable disposition of a transition bond, a U.S. holder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the holder's adjusted tax basis in the transition bond. The adjusted tax basis in the transition bond generally will equal its cost, reduced by any payments reflecting principal previously received with respect to the bond. Gain or loss generally will be capital gain or loss if the transition bond was held as a capital asset.

      Backup Withholding. Payments made on and proceeds from the sale of a transition bond may be subject to backup withholding unless a U.S. holder complies with certain identification requirements. Any amounts withheld from a payment to a U.S. holder will be allowed as a credit against such U.S. holder's federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

Tax Consequences to Non-U.S. Holders

      Withholding. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, payments of principal, premium (if any) and interest on a transition bond by us or any paying agent to any non-U.S. holder, and gain realized on the sale or exchange of a transition bond by a non-U.S. holder, will be exempt from United States federal income or withholding tax, provided that:

    . such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of Reliant Energy's stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to Reliant Energy through stock ownership and is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code,

    . the statement requirement set forth in Section 871(h) or Section 881(c) of the Internal Revenue Code has been fulfilled with respect to the beneficial owner, as discussed below,

    . such non-U.S. holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition, or such individual does not have a "tax home" (as defined in Section 911(d)(3) of the Internal Revenue Code) or an office or other fixed place of business in the United States and such holder is not subject to the rules under the Internal Revenue Code applicable to expatriates, and

    . such payments and gain are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States.

      The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a transition bond certifies on an appropriate form (generally IRS Form W-8BEN), under penalties of perjury, that it is not a United States person and provides its name and address, and (a) the beneficial owner files that form with the withholding agent or (b) a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holds the transition bond on behalf of the beneficial owner, files with the withholding agent a statement that it has received that form from the beneficial owner and furnishes the withholding agent with a copy thereof. With respect to any transition bond held by a foreign partnership, under current law, this certification may be provided by the foreign partnership. However, unless a foreign partnership has entered into a withholding agreement with the IRS, each partner that is a non-U.S. holder will be required to supply this certification in order to avoid withholding with respect to such partner's share of interest paid to the foreign partnership. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

      If a non-U.S. holder of a transition bond is engaged in a trade or business in the United States, and if interest on the transition bond is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the transition bond in the same manner as if it were a U.S. holder. In lieu of the certificate described in the preceding paragraph, such a non-U.S. holder will be required to provide to the withholding agent an appropriate form (generally IRS Form W-8ECI), executed under penalties of perjury, in order to claim an exemption from withholding tax. In addition, if such a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

      Estate Tax. A transition bond held by an individual who is a non-U.S. holder at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that:

    . the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of Reliant Energy's voting stock, and

    . at the time of such individual's death, payments with respect to a transition bond would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

      Backup Withholding and Information Reporting. Backup withholding will not apply to payments made on or proceeds from the sale of a transition bond if the certifications required by Sections 871(h) or 881(c) of the Internal Revenue Code are received, provided in each case that the payor does not have actual knowledge or reason to know that the payee is a United States person. Please refer to "--Tax Consequences to U.S. Holders--Backup Withholding."

      Interest on a transition bond that is beneficially owned by a non-U.S. holder will be reported annually on IRS Form 1042-S, which must be filed with the IRS and furnished to such non-U.S. holder. Non-U.S. holders of a transition bond should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such non-U.S. holder's United States federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

Certain Texas State Tax Matters

      Transition bondholders that are not otherwise engaged in business in Texas will not be subject to the Texas franchise tax solely as a result of owning the transition bonds. You are urged to consult your tax advisor to determine the Texas franchise tax consequences of the purchase, ownership and disposition of the transition bonds.

                              ERISA CONSIDERATIONS

ERISA and Section 4975 of the Internal Revenue Code impose restrictions on:

    . employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA,

    . plans, as defined in Section 4975(e)(1) of the Internal Revenue Code, that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans,

    . any entities whose underlying assets include plan assets by reason of that plan's investment in these entities, each of the entities described in the first three bullet points being referred to as a "plan," and

    . persons who have specified relationships to plans which are "parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code, which collectively are referred to as parties in interest.

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86
(1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account, such as through the purchase of an annuity contract. ERISA also imposes specific duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions between a plan and parties in interest with respect to the plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Internal Revenue Code.

Plan Asset Issues For an Investment in the Transition Bonds

      The plan asset regulation is a regulation issued by the United States Department of Labor which states that, if a plan makes an "equity" investment in a corporation, partnership, trust or another specified entity, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing plan unless those exceptions set forth in the regulation apply. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as an equity interest for purposes of the plan asset regulation. Accordingly, our assets should not be treated as the assets of plans investing in the transition bonds.

Prohibited Transaction Exemptions

      It should be noted, however, that without regard to the treatment of the transition bonds as equity interests under the plan asset regulation, Reliant Energy, the underwriters and/or their affiliates, as a provider of services to plans, may be deemed to be parties in interest with respect to many plans. The purchase and holding of the transition bonds by or on behalf of one or more of these plans could result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code. However, the purchase and holding of the transition bonds may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

      Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions, which are referred to as PTCE's, include the following:

    . PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts,

    . PTCE 95-60, which exempts specific transactions involving insurance company general accounts,

    . PTCE 91-38, which exempts specific transactions involving bank collective investment funds,

    . PTCE 84-14, which exempts specific transactions effected on behalf of a plan by a "qualified professional asset manager," as that term is defined in PTCE 84-14, and which is referred to as a QPAM, or

    . PTCE 96-23, which exempts specific transactions effected on behalf of a plan by "in-house" asset managers that satisfy the requirements of PTCE 96-23.

It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Application of the QPAM Exemption

      Plan fiduciaries intending to rely upon the QPAM exemption should consider the following. As noted above, although we believe that the transition bonds should not constitute "equity interests" for purposes of the plan asset regulation, it is nonetheless possible that any class or series of transition bonds could be treated as "equity interests" for purposes of the plan asset regulation, in which case our assets would be treated as the assets of any plan purchasing that class or series unless another exception were applicable. In this event, transition bond charge collections could be deemed, for purposes of the prohibited transaction rules, to flow indirectly from customers to plans that own that class or series of transition bonds. Thus, if one or more customers were parties in interest with respect to a plan that owned that class or series of transition bonds, such collections could be deemed to constitute prohibited transfers of property between a plan and any party in interest with respect to the plan. The QPAM exemption requires, among other things, that at the time of the proposed transaction, the party in interest, or its affiliate, does not have the authority to appoint or terminate the QPAM as a manager of any of the plan's assets. This means, however, that if a party in interest with respect to a plan that holds such class or series is a customer that has the authority to appoint or terminate the QPAM as a manager of the plan's assets (for example, the plan's sponsor or a director of the plan sponsor), the collections attributable to that class or series of transition bonds by the plan could be deemed to constitute a prohibited transaction to which the QPAM exemption does not apply. Accordingly, fiduciaries intending to rely upon the QPAM exemption should carefully discuss the effectiveness of the QPAM exemption with their legal advisors before purchasing any class or series of transition bonds.

      Prior to making an investment in the transition bonds of any series, a plan investor must determine whether, and each fiduciary causing the transition bonds to be purchased by, on behalf of or using plan assets of a plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that, an exemption from the prohibited transaction rules applies, so that the use of plan assets of the plan to purchase and hold the transition bonds does not and will not constitute or otherwise result in a nonexempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code.

Special Considerations Applicable to Insurance Company General Accounts

      It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations on January 5, 2000, referred to as the "general account regulations," with respect to insurance contracts or policies issued on or before December 31, 1998, that are supported by an insurer's general account. The general account regulations, generally effective July 5, 2001, provide that assets held by an insurance company general account will not constitute plan assets for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts or policies issued to employee benefit plans on or before December 31, 1998, provided the insurer complies with the specified conditions.

      However, the general account regulations do not apply to insurance contracts and policies issued after December 31, 1998. PTCE 95-60 would, however, be applicable to purchases of the transition bonds by insurance company general accounts respecting contracts and policies issued after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any plan invested in a separate account.

General Investment Considerations for Prospective Plan Investors in the Transition Bonds

      Prior to making an investment in the transition bonds, prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each plan fiduciary should take into account, among other considerations,

    .  whether the fiduciary has the authority to make the investment,

    . whether the investment constitutes a direct or indirect transaction with a party in interest,

    . the composition of the plan's portfolio with respect to diversification by type of asset,

    .  the plan's funding objectives,

    .  the tax effects of the investment, and

    . whether, under the general fiduciary standards of investment prudence and diversification, an investment in the transition bonds is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

      Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

      The sale of the transition bonds to a plan shall not be deemed a representation by Reliant Energy, the underwriters, or us that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

                 PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

      The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. We intend that the transition bonds may be offered through various methods from time to time. We also intend that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the transition bonds may be made through a combination of these methods.

      The distribution of the transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of the transition bonds will develop or, if one does develop, that it will continue.

      Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from us and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. These underwriters or agents will be identified, and any compensation received from us will be described, in the related prospectus supplement. Reliant Energy may pay a structuring fee to the lead managing underwriter which, if paid, will not constitute qualifying costs and will not be paid from transition bond proceeds.

      Other Distribution Issues. Under agreements which may be entered into by Reliant Energy, us and the trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by Reliant Energy and us against liabilities specified therein, including under the Securities Act of 1933. The underwriters may, from time to time, buy and sell the transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that this market, if established will continue.

                        RATINGS FOR THE TRANSITION BONDS

      It is a condition of any underwriter's obligation to purchase the transition bonds that each series or class be rated in the highest rating category, by each of Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service Inc. and Fitch Inc.

      Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds and, accordingly, we can give no assurance that the ratings assigned to any series or class of the transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of the transition bonds is revised or withdrawn, the liquidity of this series or class of the transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of the transition bonds by the applicable series final maturity date or class final maturity date, as well as the timely payment of interest.

                                 LEGAL MATTERS

      Some legal matters relating to us and the issuance of the transition bonds will be passed upon for Reliant Energy and for us by Baker Botts L.L.P., Houston, Texas and Richards, Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters by Vinson & Elkins L.L.P., Houston, Texas and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Some legal matters relating to the federal income tax consequences and the State of Texas tax consequences of the issuance of the transition bonds will be passed upon for us by Baker Botts L.L.P.

                                    EXPERTS

      The financial statements of Reliant Energy Transition Bond Company LLC as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and for the period from November 10, 1999 (date of inception) to December 31, 1999, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                                  APPENDIX A

                           GLOSSARY OF DEFINED TERMS

     The following definitions are used in this prospectus and in any accompanying prospectus supplement:

Adjustment rate means the rate by which the transition charges will be modified, as calculated under the true-up provision.

Adjustment request with regard to the transition charges means a request filed by the servicer with the Texas commission requesting modifications to the transition charges.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collection account means the segregated trust account designated the collection account and held by the trustee under the indenture.

DTC means the Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Excess payments means advances paid to the servicer by the retail electric provider in excess of amounts paid by retail electric customers to the retail electric provider on an annual basis.

Financing order means the order issued by the Texas commission to Reliant Energy which, among other things, governs the amount and terms for collections of the transition charges.

Fitch means Fitch, Inc.

Indenture means the indenture to be entered into between Reliant Energy Transition Bond Company LLC and the trustee, providing for the issuance of transition bonds, as the same may be amended and supplemented from time to time by one or more indentures supplemental thereto.

KWh means kilowatt-hour.

Moody's means Moody's Investors Service, Inc.

MWh means megawatt-hour.

Nonbypassable refers to the right of the servicer to collect the transition charges from all existing and future retail electric customers located within Reliant Energy's service territory, subject to certain limitations specified in the Texas Electric Choice Plan, even if those customers elect to purchase electricity from another supplier or choose to operate self-generation equipment.

Payment date means the date or dates on which interest and principal are to be payable on the transition bonds.

Qualified costs means the transition or stranded costs of an electric utility recoverable through the issuance of transition bonds, the costs of issuing, supporting and servicing the transition bonds; and any costs of retiring and refunding existing debt and equity securities in connection with the issuance of transition bonds.

Rating agencies means Moody's, S&P and Fitch.

Rating agency condition means, with respect to any action, the notification by the trustee of such action and the notification in writing by S&P and Fitch to the trustee and issuer that such action will not result in a reduction or withdrawal of the then rating by such rating agency of any outstanding series or class of transition bonds.

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each transition bond is registered will be paid on the respective payment date.

Retail electric customers means the consumers of electricity and related services within Reliant Energy's service territory.

Retail electric providers means the providers of electricity and related services to retail electric customers within Reliant Energy's service territory.

S&P means Standard and Poor's Rating Services, a division of the McGraw-Hill Companies.

Sale agreement means the sale agreement to be entered into between Reliant Energy Transition Bond Company LLC and Reliant Energy pursuant to which Reliant Energy is selling and Reliant Energy Transition Bond Company LLC is buying the transition property.

Service territory means, with regard to Reliant Energy, the certificated service area as it existed on May 1, 1999, within which it may recover generation-related regulatory assets through nonbypassable transition charges assessed on substantially all retail electric customers within that area.

Servicer means Reliant Energy, acting as the servicer, and any successor or assignee servicer, which will service the transition property under a servicing agreement with Reliant Energy Transition Bond Company LLC.

Servicing agreement means the servicing agreement to be entered into between Reliant Energy Transition Bond Company LLC and Reliant Energy, as the same may be amended and supplemented from time to time, pursuant to which Reliant Energy is undertaking to service the transition property.

Stranded costs means the net electric generation-related costs which traditionally would be recoverable under a regulated environment but which may not be recoverable in a competitive electric generation market.

Texas commission means the Public Utility Commission of Texas.

Texas Electric Choice Plan means the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002.

Transition charges means, with regard to Reliant Energy, the amounts authorized to be imposed on all retail electric customer bills within Reliant Energy's service territory and collected, through a nonbypassable mechanism, by the servicer, to recover qualified costs pursuant to the financing order.

Transition property means, with regard to Reliant Energy, all of Reliant Energy's right, title, and interest in and to the financing order, including the irrevocable right to impose, collect and receive transition charges, the right to receive transition charges in amounts sufficient to pay principal and interest on the transition bonds and make deposits to the various subaccounts within the collection account, and all revenues and collections resulting from transition charges sold to us pursuant to the sale agreement.

True-up provision means a mechanism required by the financing order whereby the servicer will apply to the Texas commission for adjustments to the transition charges based on actual collected transition charges and updated assumptions by the servicer as to future collections of transition charges.

                         INDEX TO FINANCIAL STATEMENTS

                                       OF

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                                                                            Page
                                                                            ----
Independent Auditors' Report..............................................  F-2
Balance Sheets as of December 31, 1999 and 2000 and June 30, 2001
 (unaudited)..............................................................  F-3
Statements of Member's Equity for the period from November 10, 1999 (date of inception) to December 31, 1999, the year ended December 31, 2000 and the six months ended June 30, 2001 (unaudited)...........................  F-4
Statements of Cash Flows for the period from November 10, 1999 (date of inception) to December 31, 1999, the year ended December 31, 2000 and the six months ended June 30, 2001 (unaudited)...............................  F-5
Notes to Financial Statements.............................................  F-6

                          INDEPENDENT AUDITORS' REPORT

To the Member of
Reliant Energy Transition Bond Company LLC
Houston, Texas

      We have audited the accompanying balance sheets of Reliant Energy Transition Bond Company LLC (the Company), a wholly owned subsidiary of Reliant Energy, Incorporated (Reliant Energy) as of December 31, 1999 and 2000, and the related statements of member's equity and cash flows for the period from November 10, 1999 (date of inception) to December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 2000, and the results of its cash flows for the period from November 10, 1999 (date of inception) to December 31, 1999, and the year ended December 31 2000, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Houston, Texas
July 12, 2001

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                                 BALANCE SHEETS

                                          December 31, December 31,  June 30,
                                              1999         2000        2001
                                          ------------ ------------ ----------
                                                                    (unaudited)
ASSETS
  Cash...................................    $1,000       $1,000    $    1,000
  Unamortized debt issuance costs........        --           --     2,215,497
                                             ------       ------    ----------
    Total assets.........................    $1,000       $1,000    $2,216,497
                                             ======       ======    ==========
LIABILITIES AND MEMBER'S EQUITY
  Due to related party (Note 3)..........    $   --       $   --    $2,215,497
                                             ------       ------    ----------
    Total liabilities....................        --           --     2,215,497
                                             ------       ------    ----------
  Member's equity........................     1,000        1,000         1,000
                                             ------       ------    ----------
    Total liabilities and member's
     equity..............................    $1,000       $1,000    $2,216,497
                                             ======       ======    ==========

                See Notes to the Company's Financial Statements

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                         STATEMENTS OF MEMBER'S EQUITY

Member's equity at November 10, 1999 (date of inception)................ $   --
Initial contribution.................................................... $1,000
                                                                         ------
Member's equity at December 31, 1999.................................... $1,000
                                                                         ------
Member's equity at December 31, 2000.................................... $1,000
                                                                         ------
Member's equity at June 30, 2001 (unaudited)............................ $1,000
                                                                         ======

                 See Notes to the Company's Financial Statements

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                            STATEMENTS OF CASH FLOWS

                         November 10, 1999                   Six Months Ended June 30,
                          (inception) to      Year Ended     -------------------------
                         December 31, 1999 December 31, 2000     2000         2001
                         ----------------- ----------------- ------------ ------------
                                                                    (unaudited)
Cash Flows from
 Financing Activities:
  Contribution from
   member...............      $1,000            $   --       $         -- $         --
                              ------            ------       ------------ ------------
Net Increase in Cash....       1,000                --                 --           --
Cash at Beginning of
 Period.................          --             1,000              1,000        1,000
                              ------            ------       ------------ ------------
Cash at End of Period...      $1,000            $1,000       $      1,000 $      1,000
                              ======            ======       ============ ============

                See Notes to the Company's Financial Statements

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                         NOTES TO FINANCIAL STATEMENTS

(1) Basis of Presentation

      Reliant Energy Transition Bond Company LLC (Company) is a special purpose Delaware limited liability company, whose sole member is Reliant Energy, Incorporated (Reliant Energy). Reliant Energy is a diversified international energy services company.

      In June 1999, the State of Texas enacted the Texas Electric Choice Plan (Legislation). The Legislation authorizes competition in the retail and generation markets for electricity beginning in January 2002, and provides for recovery of stranded costs (i.e., the excess of net book value of generation assets (as defined by the Legislation) over the market value of those assets) and generation-related regulatory assets (as defined by the Legislation) through irrevocable, nonbypassable transition charges assessed on substantially all retail electric customers within a utility's certificated service area as it existed on May 1, 1999 (transition charges). The Legislation authorizes the Public Utility Commission of Texas (Texas PUC) to issue a "financing order" approving the issuance of transition bonds to recover generation-related regulatory assets and stranded costs. The Legislation and the financing order permit an electric utility to transfer its rights and interests in the financing order, including the right to collect transition charges pursuant to the Legislation, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the transition charges. The electric utility's right to receive the transition charges and its other rights and interests under the financing order constitute transition property. The Texas PUC issued a financing order to Reliant Energy on May 31, 2000 that authorizes Reliant Energy to cause the Company to issue transition bonds in an aggregate principal amount not to exceed $740 million, plus up-front qualified costs not to exceed $10.7 million in the aggregate.

      The Company was organized on November 10, 1999, under the laws of the State of Delaware for the sole purpose of acquiring and holding transition property to be acquired from Reliant Energy. In connection with the acquisition of the transition property, the Company will (a) issue and register one or more series of transition bonds, (b) pledge its interests in the transition property and other transition bond collateral to secure the transition bonds, (c) make debt service payments on the transition bonds and (d) perform other activities that are necessary, suitable or convenient to accomplish these purposes. The purchase price of such transition property will be paid from the proceeds of the transition bonds issued by the Company secured by the transition property and other collateral.

      The Company is restricted by its organizational documents from engaging in any other activities. In addition, its organization documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of Reliant Energy, in the event Reliant Energy becomes subject to such proceeding. The Company is legally separate from Reliant Energy.

(2) Summary of Significant Accounting Policies

      Income Taxes. Reliant Energy Transition Bond Company LLC is organized as a single member limited liability company. Income or losses will be passed through to Reliant Energy, and accordingly, there is no provision for income taxes.

      Deferred Costs. Debt issuance costs associated with the proposed debt issuance incurred by Reliant Energy and billed to Reliant Energy Transition Bond Company LLC are deferred on the accompanying financial statements and are expected to be amortized ratably over the life of the underlying securities.

      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

      Interim Financial Information. The interim statements for the six months ended June 30, 2000 and 2001 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

(3) Significant Agreements and Related Party Transactions

      Under a servicing agreement to be entered into by the Company and Reliant Energy concurrently with the issuance of the first series of transition bonds, Reliant Energy, as servicer, will be required to manage and administer the transition property of the Company and to collect the transition charges on behalf of the Company. The Company will pay an annual servicing fee to Reliant Energy for these services.

      All debt issuance costs incurred to date have been or will be paid by Reliant Energy and reimbursed by Reliant Energy Transition Bond Company LLC upon issuance of the first series of transition bonds.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   Reliant Energy Transition Bond Company LLC
                                     Issuer

                           $748,897,000 (Approximate)

                        Transition Bonds, Series 2001-1

                          Reliant Energy, Incorporated
                              Seller and Servicer

                                ---------------
                             PROSPECTUS SUPPLEMENT
                                       , 2001
                                ---------------


                              Merrill Lynch & Co.

                            Bear, Stearns & Co. Inc.

                              Goldman, Sachs & Co.

                         Banc One Capital Markets, Inc.

                           Credit Suisse First Boston

                                Lehman Brothers

                           Loop Capital Markets, LLC.

      Through and including    , 2001, (the 90th day after the date of this
prospectus supplement and the prospectus), all dealers effecting transactions in the transition bonds, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as an underwriter and when offering an unsold allotment or subscription.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The registrant estimates that expenses in connection with the offering described in this registration statement, other than underwriting discounts and commissions, will be as follows:

     Securities and Exchange Commission filing fee.................. $  187,703
     Printing and engraving expenses................................    250,000
     Attorney's fees and expenses...................................  3,000,000
     Rating Agency fees.............................................    470,000
     Independent Auditor's fees and expenses........................     75,000
     Trustee's fees and expenses....................................     75,000
     Tax consulting fees............................................    225,000
     Texas commission legal fees....................................    100,000
     Texas commission financial advisor's fees......................  1,129,000
     Miscellaneous fees and expenses................................  1,408,297
                                                                     ----------
         Total                                                       $6,920,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

      Section 109 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in the limited liability company agreement of a limited liability company, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Under the amended and restated limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under the amended and restated limited liability company agreement, except for:

    . liabilities arising from their own willful misconduct or gross negligence,

    . liabilities arising from the failure by any manager to perform obligations expressly undertaken in the amended and restated limited liability company agreement, or

    . taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by our managers in connection with the transactions described in this prospectus.

Item 16. Exhibits.

      See Index to Exhibits at page II-5.

Item 17. Undertakings.

      (a)The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3)
            of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 7, 2001.


                                          RELIANT ENERGY TRANSITION BOND
                                          COMPANY LLC
                                            (Registrant)

                                            /s/ Marc Kilbride
                                          By: _________________________________
                                            Name: Marc Kilbride
                                            Title: Sole Manager

      Pursuant to the requirements of the Securities Act of 1933, this amendent to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Marc Kilbride

By: _____________________________
  Name: Marc Kilbride                     September 7, 2001

  Title: Sole Manager

                               INDEX TO EXHIBITS


 Exhibit
 Number                           Document Description
 -------                          --------------------
   1.1*  Form of Underwriting Agreement

   4.1+  Limited Liability Company Agreement of Reliant Energy Transition Bond
         Company LLC

   4.2+  Certificate of Formation of Reliant Energy Transition Bond Company LLC

   4.3   Form of Amended and Restated Limited Liability Company Agreement

   4.4   Form of Indenture

   4.5   Form of First Indenture Supplement

   4.6   Form of the Transition Bonds (included in Exhibit 4.5)

   5.1 Opinion of Baker Botts L.L.P. relating to legality of the transition bonds

   5.2   Opinion of Richards, Layton & Finger, P.A.

   8.1   Opinion of Baker Botts L.L.P. with respect to federal tax matters

  10.1   Form of Transition Property Sale Agreement

  10.2   Form of Transition Property Servicing Agreement

  10.3   Form of Administration Agreement

  10.4   Form of Intercreditor Agreement

  23.1   Consent of Deloitte & Touche LLP

  23.2   Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

  23.3   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

  25.1   Statement of Eligibility under the Trust Indenture Act on Form T-1 of
         Bankers Trust Company, as Trustee under the Indenture
  99.1   Financing Order

  99.2+ Internal Revenue Service Private Letter Ruling relating to the transition bonds

  99.3+ State of Texas Comptroller of Public Accounts rulings relating to the transition bonds

  99.4   Opinion of Baker Botts L.L.P. regarding certain constitutional issues

--------

* To be filed as an exhibit to a report on Form 8-K pursuant to Item 601(b)(1) of Regulation S-K.

+  Previously filed.